    As filed with the Securities and Exchange Commission on January 21, 1998
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            One Valley Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


           West Virginia                            6711                        55-0609408
  (State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
  incorporation or organization)         Classification Code Number)        Identification No.)

                               One Valley Square
                            Summers and Lee Streets
                                 P. O. Box 1793
                        Charleston, West Virginia 25326
                                 (304) 348-7000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            J. HOLMES MORRISON, President and Chief Executive Officer
                            One Valley Bancorp, Inc.
                             Summers and Lee Streets
                                 P. O. Box 1793
                         Charleston, West Virginia 25326
                                 (304) 348-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                 With copies to

CHARLES D. DUNBAR                 MARK J. MENTING             MERRELL S. MCILWAIN II            CHARLES E. SLOANE
ELIZABETH OSENTON LORD            SULLIVAN & CROMWELL         ONE VALLEY BANCORP, INC.          MALIZIA, SPIDI, SLOANE & FISCH, P.C.
JACKSON & KELLY                   125 Broad Street            One Valley Square                 One Franklin Square
1600 Laidley Tower                New York, New York  10004   Summers and Lee Streets           1301 K Street, N.W.
P. O. Box 553                                                 P. O. Box 1793                    Suite 700, East
Charleston, West Virginia  25322                              Charleston, West Virginia  25326  Washington, DC  20005

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effectiveness of the Registration Statement.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
|_|       ____________________

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                         Amount to be  Proposed Maximum Offering      Proposed Maximum             Amount of
  Title of Securities to be Registered    Registered      Price Per Share (1)   Aggregate Offering Price (1)  Registration Fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $10 per share
   (including associated rights
   issued under the Shareholder
   Protection Rights Plan).............    5,537,580            $37.25                $206,274,855                  $20,146
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $10 per share
   (including associated rights
   issued under the Shareholder
   Protection Rights Plan).............      634,055 (2)        $37.25                 $23,618,549                  $ 7,157
====================================================================================================================================

(1) Based upon the average of the high and low prices per share of the common stock of FFVA Financial Corporation reported as of January 14, 1998, less $42,362 previously paid.
(2) As a part of the merger and, as described herein, One Valley is registering 634,055 shares to be issued upon the exercise of options granted under certain stock option plans of FFVA Financial Corporation.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            ONE VALLEY BANCORP, INC.
                                One Valley Square
                             Summers and Lee Streets
                                 P. O. Box 1793
                         Charleston, West Virginia 25326

                                                                January 29, 1998
To the Shareholders of
One Valley Bancorp, Inc.:

         You are cordially invited to attend a Special Meeting of Shareholders of One Valley Bancorp, Inc. ("One Valley"), which will be held at The Charleston Town Center Marriott, 200 Lee Street, East, in Charleston, West Virginia on March 11, 1998, at 10:00 a.m., local time.

         At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FFVA Financial Corporation ("FFVA Financial"), will be merged with and into One Valley (the "Merger"), and One Valley will issue shares of common stock in exchange for FFVA Financial common stock.

         You will also be asked to approve an amendment to One Valley's Restated Articles of Incorporation to increase the authorized common stock of One Valley from forty million shares to seventy million shares (the "Amendment"). Approval of the Amendment is not a condition of the Merger.

         Enclosed with this letter are a Notice of Special Meeting of One Valley shareholders and a Joint Proxy Statement/Prospectus of One Valley and FFVA Financial, which describes in detail the proposed Merger, the background of the Merger, the reasons for increasing One Valley's authorized shares and other related information. Also enclosed is a proxy solicited by the Board of Directors of One Valley in connection with the Special Meeting.

         The Board of Directors has unanimously approved the Merger Agreement, the proposed Merger and the Amendment to One Valley's Restated Articles of Incorporation and recommends that shareholders vote their shares "FOR" the Merger Agreement and "FOR" the Amendment. The Board of Directors believes that the proposed Merger and the Amendment are in the best interest of One Valley and its shareholders. The affirmative vote of a majority of One Valley's outstanding shares is necessary to approve each of the Merger Agreement and the Amendment. Accordingly, failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against these proposals.

         We urge you to consider carefully all of the materials in the Joint Proxy Statement and to execute and return the enclosed proxy as soon as possible. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                        Sincerely,



                                        J. Holmes Morrison,
Charleston, West Virginia               President and Chief Executive Officer
January 29, 1998

                            ONE VALLEY BANCORP, INC.
                            Charleston, West Virginia

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                January 29, 1998

         Notice is hereby given that a Special Meeting of Shareholders of One Valley Bancorp, Inc. ("One Valley"), will be held at The Charleston Town Center Marriott, 200 Lee Street, East, in Charleston, West Virginia, on March 11, 1998, at 10:00 a.m., local time, for the purpose of considering and voting upon the following:

         1. To approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 16, 1997, between One Valley and FFVA Financial Corporation ("FFVA Financial"), which agreement provides for the merger of FFVA Financial with and into One Valley (the "Merger"). The Merger Agreement provides for the conversion of each share of common stock of FFVA Financial into 1.05 (one and five one-hundredths) shares of common stock of One Valley. The Merger Agreement is attached as Appendix I to, and is described in the accompanying Joint Proxy Statement.

         2. To approve an amendment to One Valley's Restated Articles of Incorporation to increase the authorized common stock of One Valley from forty million shares to seventy million shares (the "Amendment").

         3. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on January 23, 1998, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The affirmative vote of a majority of One Valley's outstanding shares is necessary to approve the Merger Agreement and the Amendment. Accordingly, failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against the Merger Agreement and the Amendment. The proxy will be voted as specified thereon by the shareholder. Where no specification is made on the proxy, a properly executed proxy will be voted "FOR" the Merger and "FOR" the One Valley Amendment, and in the discretion of the individuals named in the proxies as to any other matter than may come before the One Valley Special Meeting or any adjournment or postponement thereof, including a motion to adjourn or postpone the One Valley Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. We urge you to execute and return the enclosed proxy as soon as possible to insure that your shares will be represented at the meeting. Your proxy may be revoked in the manner described in the accompanying Joint Proxy Statement at any time before it has been voted at the Special Meeting.

                                        By Order of the Board of Directors



                                        J. Holmes Morrison,
                                        President and Chief Executive Officer
Charleston, West Virginia
January 29, 1998

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

                           FFVA FINANCIAL CORPORATION
                                 925 Main Street
                            Lynchburg, Virginia 24504
                                                                January 27, 1998
To the Shareholders of
FFVA Financial Corporation:

         You are cordially invited to attend the Special Meeting of Shareholders of FFVA Financial Corporation ("FFVA Financial"), which will be held at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, on March 10, 1998, at 10:00 a.m., local time.

         At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FFVA Financial will be merged (the "Merger") with and into One Valley Bancorp, Inc. ("One Valley"). Under the terms of the Merger Agreement, each share of common stock, par value $.10 per share, of FFVA Financial will be converted into 1.05 (one and five one-hundredths) shares of One Valley's common stock, par value $10.00 per share ("One Valley Common Stock").

         You will also be asked to consider and vote upon a proposal to amend FFVA Financial's Restated Articles of Incorporation to provide for the Merger of FFVA Financial with and into One Valley (the "Amendment"). The Amendment is necessary to effectuate the Merger and requires for approval the affirmative vote of 80% of FFVA Financial's outstanding shares entitled to vote.

         Enclosed with this letter are a Notice of Special Meeting of FFVA Financial's shareholders, a Joint Proxy Statement/Prospectus, which describes in detail the proposed Merger and Amendment, the background of the Merger, the reasons for the Amendment and other related information. Also enclosed is a proxy solicited by FFVA Financial's Board of Directors in connection with the Special Meeting and One Valley's Annual Report to Shareholders for the fiscal year ended December 31, 1996.

         The Board of Directors has unanimously approved the Merger Agreement, the proposed Merger and the Amendment as being in the best interests of FFVA Financial and its shareholders and recommends that shareholders vote their shares "FOR" the Merger Agreement and "FOR" the Amendment. The affirmative vote of two-thirds of FFVA Financial's outstanding shares entitled to vote is necessary to approve the Merger Agreement, and the affirmative vote of 80% of FFVA Financial's outstanding shares entitled to vote is necessary to approve the Amendment. Both proposals must be approved to implement the Merger. The Merger will not be effectuated unless the Amendment is approved. Failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against the Merger Agreement and a vote against the Amendment.

         We urge you to consider carefully all of the materials in the Joint Proxy Statement/Prospectus and to execute and return the enclosed proxy as soon as possible. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,


                                          James L. Davidson, Jr.,
                                          President and Chief Executive Officer
Lynchburg, Virginia
January 27, 1998

                           FFVA FINANCIAL CORPORATION
                               Lynchburg, Virginia

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 10, 1998

         The Special Meeting of Shareholders of FFVA Financial Corporation ("FFVA Financial") will be held on March 10, 1998, at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, at 10:00 a.m., local time, for the purpose of considering and voting upon the following:

         1. To approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 16, 1997, between FFVA Financial and One Valley Bancorp, Inc. ("One Valley"), which agreement provides for the merger of FFVA Financial with and into One Valley (the "Merger"). The Merger Agreement provides for the conversion of each share of common stock of FFVA Financial into 1.05 (one and five one-hundredths) shares of common stock of One Valley. The Merger Agreement is attached as Appendix I to and is described in the accompanying Joint Proxy Statement/Prospectus.

         2. To approve an amendment to the Restated Articles of Incorporation (the "Amendment"). The Amendment would provide for the Merger of FFVA Financial with and into One Valley. The adoption of the Amendment must be accomplished to consummate the Merger. A copy of Article 10, Section A is attached as Appendix II to the Joint Proxy Statement/Prospectus enclosed herewith.

         3. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on the record date, January 20, 1998, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The affirmative vote of not less than two-thirds of FFVA Financial's outstanding shares of Common Stock entitled to vote is necessary to approve the Merger Agreement and the affirmative vote of not less than 80% of FFVA Financial's outstanding shares of Common Stock entitled to vote is necessary to approve the Amendment. Both proposals must be approved to implement the Merger. Accordingly, failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against the Merger. In the event there are not sufficient shares represented for a quorum or votes to approve the Merger Agreement and the Amendment at the Special Meeting, FFVA Financial's Board of Directors may adjourn the Special Meeting to permit further solicitation. We urge you to execute and return the enclosed proxy as soon as possible to ensure that your shares will be represented at the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting.

                                       By Order of the Board of Directors


Lynchburg, Virginia                    James L. Davidson, Jr.,
January 27, 1998                       President and Chief Executive Officer

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE AMENDMENT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Joint Proxy Statement/Prospectus

                              JOINT PROXY STATEMENT
                                       OF
                            ONE VALLEY BANCORP, INC.
                                       AND
                           FFVA FINANCIAL CORPORATION
                             FOR SPECIAL MEETINGS OF
                          THEIR RESPECTIVE SHAREHOLDERS
                                  -------------

                            ONE VALLEY BANCORP, INC.
                                   PROSPECTUS
                                  -------------

         This Joint Proxy Statement/Prospectus is being furnished to the shareholders of One Valley Bancorp, Inc. ("One Valley"), and to the shareholders of FFVA Financial Corporation ("FFVA Financial"), in connection with the solicitation of proxies by the Boards of Directors of One Valley and FFVA Financial for use, respectively, at the Special Meeting of Shareholders of One Valley to be held on March 11, 1998, at The Charleston Town Center Marriott, 200 Lee Street, East, in Charleston, West Virginia, and at the Special Meeting of Shareholders of FFVA Financial to be held on March 10, 1998, at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia. At the One Valley Special Meeting, One Valley shareholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 16, 1997, between FFVA Financial and One Valley, which agreement provides for the merger (the "Merger") of FFVA Financial with and into One Valley. The Merger Agreement provides for the conversion of each share of common stock of FFVA Financial into 1.05 (one and five one-hundredths) shares of common stock, par value $10.00 per share, of One Valley ("One Valley Common Stock"). One Valley shareholders will also consider an amendment to its Restated Articles of Incorporation to increase the number of authorized shares (the "One Valley Amendment"). At the FFVA Financial Special Meeting, FFVA Financial shareholders will consider and vote upon the Merger Agreement and an amendment to FFVA Financial's Restated Articles of Incorporation to provide for the Merger (the "FFVA Financial Amendment"). This Joint Proxy Statement/Prospectus also constitutes a prospectus of One Valley relating to the shares of One Valley Common Stock to be issued in connection with the Merger and the exercise of certain options granted under FFVA Financial's 1994 Stock Option Plan.

       THE SHARES OF ONE VALLEY COMMON STOCK TO BE ISSUED UNDER THE MERGER
        AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF ONE VALLEY COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of One Valley on January 27, 1998, and FFVA Financial on January 29, 1998.

     The date of this Joint Proxy Statement/Prospectus is January 27, 1998.

         No persons have been authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/ Prospectus or incorporated by reference herein in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by One Valley or FFVA Financial. This Joint Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of One Valley or FFVA Financial since the date of this Joint Proxy Statement/Prospectus or that the information herein or the documents or reports incorporated by reference herein are correct as of any time subsequent to such date. All information contained in this Joint Proxy Statement/Prospectus relating to FFVA Financial and its subsidiaries has been supplied by FFVA Financial and all information contained in this Joint Proxy Statement/Prospectus relating to One Valley and its subsidiaries has been supplied by One Valley.



                              AVAILABLE INFORMATION


         One Valley and FFVA Financial are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information, when filed, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional offices in New York (7 World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web Site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         One Valley's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning One Valley can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         FFVA Financial's Common Stock is traded on the Nasdaq National Market, and reports, proxy statements and other information concerning FFVA Financial can be inspected and copied at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The following documents filed by One Valley are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

         1. One Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2. One Valley's reports on Form 10-Q filed May 14, 1997, August 14, 1997, and November 14, 1997, with the Commission.

         3. One Valley's reports on Form 8-K dated October 19, 1995, October 30, 1997, December 16, 1997, and January 22, 1998 filed with the Commission.

         4. One Valley's Form 8-A filed on October 19, 1995, and April 30, 1997, with the Commission.

         5. All documents filed by One Valley after the date of this Joint Proxy Statement/Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering covered by this Joint Proxy Statement/Prospectus.

         The following documents filed by FFVA Financial are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

         1. FFVA Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2. FFVA Financial's reports on Form 10-Q filed May 9, 1997, August 11, 1997, and November 10, 1997, with the Commission.

         3. FFVA Financial's reports on Form 8-K filed December 23, 1997, and January 23, 1998, with the Commission.

         4. All documents filed by FFVA Financial after the date of this Joint Proxy Statement/Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering covered by this Joint Proxy Statement/Prospectus.

         One Valley has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of One Valley Common Stock it will issue pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document each such statement being qualified in all respects by such reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         This Joint Proxy Statement/Prospectus incorporates certain One Valley documents by reference which are not presented herein or delivered herewith. These documents are available upon request to Brien Chase, One Valley Bancorp, Inc., One Valley Square, P. O. Box 1793, Charleston, WV 25326, and except for exhibits attached thereto, are available without charge. In order to ensure timely delivery of the documents, any request must be received by March 4, 1998.

         This Joint Proxy Statement/Prospectus incorporates certain FFVA Financial documents by reference which are not presented herein or delivered herewith. These documents are available upon request to Margaret C. Burnette, FFVA Financial Corporation, 925 Main Street, Lynchburg, Virginia 24504, and except for exhibits attached thereto, are available without charge. In order to ensure timely delivery of the documents, any request must be received by March 3, 1998.

         This Joint Proxy Statement/Prospectus contains or incorporates by reference forward looking statements with respect to the financial condition, results of operations and business of One Valley, FFVA Financial and, assuming the consummation of the Merger, a combined One Valley/FFVA Financial including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the Merger; (b) the impact on revenues of the Merger; and (c) the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the business of One Valley and FFVA Financial are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in Virginia and West Virginia, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would engage. These statements involve risk and uncertainty. Actual results, accordingly, may differ materially from management's expectations.

                                TABLE OF CONTENTS



INTRODUCTION....................................1                THE SPECIAL MEETING OF ONE
SUMMARY INFORMATION.............................3                VALLEY SHAREHOLDERS........................16
     The Merger.................................3                     Matters to be Considered at the
     The FFVA Financial Amendment...............3                          Special Meeting..................16
     The One Valley Amendment...................3                     Record Date; Vote Required............16
     The Parties................................4                     Voting of Proxies; Revocability of
     The One Valley Special Meeting                                        Proxies; Solicitation of
          of Shareholders.......................5                          Proxies..........................17
     The FFVA Financial Special Meeting                               Dissenters' Rights of Appraisal.......17
          of Shareholders.......................6
     Effective Date.............................7                THE SPECIAL MEETING OF FFVA
     Recommendation of One Valley's                              FINANCIAL SHAREHOLDERS.....................17
          Board of Directors....................7                     Matters to be Considered at the
     Recommendation of FFVA Financial's                                    Special Meeting..................17
          Board of Directors....................7                     Record Date; Vote Required............18
     Opinion of One Valley's Financial                                Voting of Proxies; Revocability
          Advisor...............................7                          of Proxies; Solicitation of
      Opinion of FFVA Financial's Financial                                Proxies..........................19
          Advisor...............................7                     Dissenters' Rights of Appraisal.......19
     Federal Income Tax Consequences............8
     Accounting Treatment.......................8                THE MERGER.................................19
     Conditions; Regulatory Approvals;                                General...............................19
          Termination...........................8                     Operations and Management After
     Effect of the Merger on Shareholders'                                 the Merger.......................20
          Rights................................8                     Background of the Merger..............21
     Dissenters' Rights of Appraisal............9                     FFVA Financial's Reasons for the
     No Solicitation............................9                          Merger...........................23
     Stock Option Agreement.....................9                     One Valley's Reasons for the
     Expenses; Termination Fee..................9                          Merger...........................25
     Price-Based Termination....................9                     Opinion of Financial Advisor to
     Interests of Certain Persons in the                                   FFVA Financial.................. 26
          Merger...............................10                     Opinion of One Valley's Financial
     Market Value of Securities................10                          Advisor..........................31
     Market Price and Dividend                                        Conditions to Consummation of the
          Information..........................10                          Merger; Waiver...................38
     Comparative Per Share Information.........11                     No Solicitation of Transactions.......38
                                                                      Stock Option Agreement................39
SELECTED FINANCIAL DATA........................13                     Price-Based Termination...............43
     One Valley Bancorp, Inc...................13                     Termination...........................45
     FFVA Financial Corporation................14                     Termination Fee.......................46
     Pro Forma Selected Financial                                     FFVA Financial's Stock Option
          Information..........................15                          Plans............................46



     Certain Federal Income Tax                                  SHAREHOLDER PROPOSALS......................74
          Consequences.........................47
     Accounting Treatment......................48                EXPERTS....................................75
     Exchange of Certificates..................48
     Interests of Certain Persons in the                         VALIDITY OF SECURITIES.....................75
               Merger..........................49
     Resales by Affiliates.....................50                OTHER MATTERS..............................75
     Regulatory Approvals......................51
     Acquisitions Generally....................52                APPENDIX I -
                                                                      MERGER AGREEMENT
RIGHTS OF DISSENTING
SHAREHOLDERS...................................52                APPENDIX II -
                                                                      PROPOSED ARTICLE 10,
EFFECT OF THE MERGER ON                                               SECTION A, OF FFVA
SHAREHOLDERS' RIGHTS...........................55                     FINANCIAL'S RESTATED
     General...................................55                     ARTICLES OF
     Antitakeover Provisions in                                       INCORPORATION
          One Valley's Restated Articles
          and Bylaws...........................55                APPENDIX III -
     Shareholder Protection Rights Plan........59                     OPINION OF MERRILL LYNCH,
     Antitakeover Provisions in FFVA                                  PIERCE, FENNER & SMITH
          Financial's Restated Articles                               INCORPORATED
          of Incorporation and Bylaws..........59
                                                                 APPENDIX IV -
HISTORICAL COMPARATIVE STOCK                                          OPINION OF SANDLER
PRICES AND DIVIDENDS...........................61                     O'NEILL & PARTNERS, L. P.
     One Valley................................61
     FFVA Financial............................62                APPENDIX V -
                                                                      STOCK OPTION AGREEMENT
PRO FORMA COMBINED
CONDENSED BALANCE SHEETS.......................63                APPENDIX VI -
                                                                      WEST VIRGINIA
PRO FORMA COMBINED                                                    CORPORATION ACT
CONDENSED STATEMENTS OF                                               ss.ss. 31-1-122 AND 31-1-123
INCOME.........................................66
                                                                 APPENDIX VII -
ONE VALLEY PROPOSAL TO                                                PROPOSED ARTICLE VI
APPROVE INCREASE OF                                                   OF ONE VALLEY'S
AUTHORIZED CAPITAL STOCK.......................72                     RESTATED ARTICLES OF
     Vote Required.............................73                     INCORPORATION

FFVA FINANCIAL PROPOSAL TO
AMEND RESTATED ARTICLES OF
INCORPORATION..................................73



                          ONE VALLEY BANCORP, INC. AND
                           FFVA FINANCIAL CORPORATION




                        JOINT PROXY STATEMENT/PROSPECTUS





                                  INTRODUCTION


         This Joint Proxy Statement/Prospectus and the accompanying proxy (the "One Valley Proxy") are being furnished to the shareholders of One Valley Bancorp, Inc. ("One Valley") in connection with the solicitation of proxies by the Board of Directors of One Valley for a Special Meeting of Shareholders to be held at 10:00 a.m., local time, on March 11, 1998, at The Charleston Town Center Marriott, 200 Lee Street, East, in Charleston, West Virginia, and any postponements or adjournments thereof (the "One Valley Special Meeting"), to consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 1997, between FFVA Financial Corporation ("FFVA Financial") and One Valley. The Merger Agreement provides for the merger of FFVA Financial with and into One Valley (the "Merger"). Under the terms of the Merger Agreement, each share of common stock, par value $.10 per share, of FFVA Financial ("FFVA Financial Common Stock") will be converted into
1.05 shares of common stock, par value $10.00 per share, of One Valley ("One Valley Common Stock"). This Joint Proxy Statement/Prospectus and the One Valley Proxy are also being furnished in connection with a proposal to increase the number of authorized shares of One Valley Common Stock from forty million shares to seventy million shares (the "One Valley Amendment"). Approval of the One Valley Amendment is not a condition to the Merger.

         This Joint Proxy Statement/Prospectus and the accompanying proxy (the "FFVA Financial Proxy") are also being furnished to the shareholders of FFVA Financial in connection with the solicitation of proxies by the Board of Directors of FFVA Financial for a Special Meeting of Shareholders to be held at 10:00 a.m., local time, on March 10, 1998, at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, and any postponements or adjournments thereof (the "FFVA Financial Special Meeting"), to consider and vote upon a proposal to approve the Merger Agreement. This Joint Proxy Statement/Prospectus and the FFVA Financial Proxy are also being furnished in connection with a proposal to amend FFVA Financial's Restated Articles of Incorporation to provide for the Merger of FFVA Financial with and into One Valley (the "FFVA Financial Amendment"). FFVA Financial believes that this provision prohibits the Merger, unless amended. The FFVA Financial Amendment is therefore necessary for consummation of the Merger and must be approved by the affirmative vote of 80% of the outstanding shares of FFVA Financial Common Stock.

         This Joint Proxy Statement/Prospectus, the One Valley Proxy and the FFVA Financial Proxy will be first sent or given to One Valley shareholders on January 27, 1998, and to FFVA Financial shareholders on or about January 29, 1998.

         The shares of One Valley Common Stock represented by a One Valley Proxy will be voted as directed if the proxy is properly signed and received by One Valley prior to the One Valley Special Meeting. The proxy will be voted "FOR" the approval of the Merger Agreement and "FOR" the approval of the One Valley Amendment if no direction is made to the contrary on a duly executed and returned proxy. The proxy may also be used to grant discretionary authority to vote on other matters which may arise at the One Valley Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the One Valley Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. While management is unaware of any such matters, the person or persons designated to vote the shares will cast votes at the direction of the Board of Directors of One Valley if any such matters properly come before the One Valley Special Meeting. A person giving a One Valley Proxy may revoke it any time before it is voted by notifying One Valley in person, by giving written notice to One Valley of the revocation of the One Valley Proxy, by submitting to One Valley a subsequently dated proxy, or by attending the meeting and withdrawing the proxy before it is voted at the One Valley Special Meeting.

         Shareholders of record of One Valley at the close of business on January 23, 1998 (the "One Valley Record Date") will be entitled to vote at the One Valley Special Meeting.

         The shares of FFVA Financial Common Stock, par value $.10 per share ("FFVA Financial Common Stock") represented by a proxy will be voted as directed if the proxy is properly signed and received by FFVA Financial prior to the FFVA Financial Special Meeting. The proxy will be voted "FOR" the approval of the Merger Agreement and "FOR" the approval of the FFVA Financial Amendment if no direction is made to the contrary on a duly executed and returned proxy. The proxy may also be used to grant discretionary authority to vote on other matters which may arise at the FFVA Financial Special Meeting, or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the FFVA Financial Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement or the FFVA Financial Agreement will be voted in favor of any such adjournment or postponement. While management is presently unaware of any such matters, the person or persons designated to vote the shares of FFVA Financial Common Stock will cast votes at the direction of FFVA Financial's Board of Directors if any such matters properly come before the Special Meeting. A person giving a proxy has the power to revoke it at any time before it is voted by notifying FFVA Financial in person, by giving written notice to FFVA Financial of the revocation of the proxy, by submitting to FFVA Financial a subsequently dated proxy, or by attending the meeting and withdrawing the proxy before it is voted at the Special Meeting.

         Shareholders of record of FFVA Financial at the close of business on January 20, 1998 (the "FFVA Financial Record Date") will be entitled to vote at the FFVA Financial Special Meeting.

                               SUMMARY INFORMATION


         The following is a brief summary of the matters to be considered at the Special Meetings of FFVA Financial and One Valley. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information, including the appendices attached hereto, contained or incorporated by reference herein. A copy of the Merger Agreement is attached as Appendix I to this Joint Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the appendices hereto. The terms "One Valley" and "FFVA Financial" refer to such organizations, and unless the context otherwise requires, such organizations and their respective subsidiaries.

The Merger

         The Merger Agreement provides for the Merger of FFVA Financial with and into One Valley. Upon consummation of the Merger, First Federal Savings Bank of Lynchburg (the "Savings Bank"), a wholly owned subsidiary of FFVA Financial, will become a wholly owned subsidiary of One Valley. After the Merger, the Savings Bank will be merged into One Valley Bank - Central Virginia, National Association.

         Under the terms of the Merger Agreement, each of the outstanding shares of FFVA Financial Common Stock will be converted into 1.05 (one and five one-hundredths) shares of One Valley Common Stock (the "Exchange Ratio"), except that no fractional shares will be issued. One Valley will pay cash to the holders of fractional interests in an amount equal to that fraction multiplied by the closing price for One Valley Common Stock as reported on the New York Stock Exchange on the business day immediately prior to the Effective Date (as hereinafter defined). The affirmative vote of not less than two-thirds of the outstanding shares of FFVA Financial Common Stock is required to approve the Merger Agreement. See "The Merger - Conditions to Consummation of the Merger; Waiver." As a condition to the Merger, FFVA Financial's shareholders also must approve the FFVA Financial Amendment, which amendment requires approval by the affirmative vote of 80% of the outstanding shares of FFVA Financial Common Stock. The affirmative vote of a majority of the outstanding shares of One Valley Common Stock is required to approve the Merger Agreement.

The FFVA Financial Amendment

         At the FFVA Financial Special Meeting, FFVA Financial shareholders will be asked to vote upon an amendment to Article 10, Section A of FFVA Financial's Restated Articles of Incorporation to provide for the Merger. FFVA Financial believes that this provision would, unless so amended, prohibit the Merger. To be approved and adopted, the FFVA Financial Amendment must receive the affirmative vote of at least 80% of the outstanding shares of FFVA Financial Common Stock entitled to vote on the matter. The Merger will not be effectuated unless the FFVA Financial Amendment is approved.

The One Valley Amendment

         At the One Valley Special Meeting, One Valley shareholders will be asked to approve an amendment to Article VI of its Restated Articles of Incorporation to increase One Valley's authorized capital stock from forty-one million shares consisting of forty million shares of common stock and one million shares of preferred stock to seventy-one million shares consisting of seventy million shares of common stock and one million shares of preferred stock. See "One Valley Proposal to Approve Increase of Authorized Capital Stock." Approval of the One Valley Amendment is not a condition of the Merger.

The Parties

         One Valley. One Valley is a multi-bank holding company organized under the laws of the State of West Virginia, with headquarters in Charleston, West Virginia, and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). One Valley has 11 banking subsidiaries located in West Virginia and central Virginia and provides services to customers through 89 offices. Its other subsidiary is a real estate management company that owns and operates the building housing One Valley's headquarters. At September 30, 1997, One Valley reported total assets of approximately $4.4 billion, loans of $2.8 billion, deposits of $3.0 billion, and equity of $410 million. In addition to providing commercial and retail banking services, One Valley provides trust services to its customers. At September 30, 1997, One Valley administered more than $3.0 billion in trust assets.

         For more information about One Valley, reference is made to One Valley's Form 10-K for the fiscal year ended 1996 and One Valley's Form 10-Q for the nine months ended September 30, 1997, which are hereby incorporated by reference. See "Available Information" and "Incorporation of Certain Information by Reference."

         One Valley's executive offices are located at One Valley Square, Summers & Lee Streets, Charleston, West Virginia 25326. Its telephone number is
(304) 348-7000.

         FFVA Financial. FFVA Financial, a Virginia corporation, is a unitary thrift holding company formed in 1994 for the purpose of acquiring all of the issued and outstanding common stock of the Savings Bank. The Savings Bank, a federally chartered capital stock savings bank headquartered in Lynchburg, Virginia, is in the principal business of attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, primarily in one- to four-family residential mortgage loans. FFVA Financial operates 11 full service branches in central Virginia. At September 30, 1997, FFVA Financial reported total assets of approximately $553 million, loans of approximately $326 million and total deposits of approximately $406 million.

         For more information about FFVA Financial, reference is made to FFVA Financial's Form 10-K for the fiscal year ended 1996, and FFVA Financial's Form 10-Q for the nine months ended September 30, 1997, which are hereby incorporated by reference. See "Available Information" and "Incorporation of Certain Information by Reference."

         FFVA Financial's executive offices are located at 925 Main Street, Lynchburg, Virginia 24504. Its telephone number is (804) 845-2371.

The One Valley Special Meeting of Shareholders

         At the One Valley Special Meeting, holders of One Valley Common Stock will be asked to approve the Merger Agreement which provides for the merger of FFVA Financial with and into One Valley and requires the issuance of shares of One Valley Common Stock to FFVA Financial shareholders. One Valley's Board of Directors has unanimously approved the proposed Merger Agreement and recommends that its shareholders vote "FOR" the Merger Agreement. See "The Merger - Background of Merger" and "The Merger - One Valley's Reasons for the Merger."

         At the One Valley Special Meeting, holders of One Valley Common Stock will also be asked to approve the One Valley Amendment to increase One Valley's authorized shares of One Valley Common Stock from forty million shares to seventy million shares. One Valley's Board of Directors has unanimously approved the proposed One Valley Amendment and recommends that its shareholders vote "FOR" the One Valley Amendment. See "One Valley Proposal to Approve Increase of Authorized Capital Stock." If One Valley's shareholders approve the Merger Agreement, the Merger will be consummated even if shareholders do not approve the One Valley Amendment.

         Shareholders of record of One Valley at the close of business on January 23, 1998 (the "One Valley Record Date") will be entitled to notice of and to vote at the One Valley Special Meeting. One Valley's shareholders are entitled to cast one vote for each share of One Valley Common Stock they own on the One Valley Record Date. To approve the Merger Agreement and the One Valley Amendment, the vote of a majority of the 27,173,842 issued and outstanding shares (as of the One Valley Record Date) of One Valley Common Stock is required. As of the One Valley Record Date, the directors, executive officers, principal shareholders, and affiliates of One Valley had the authority to vote, directly or indirectly, approximately 18% of the issued and outstanding shares of One Valley Common Stock. The management of One Valley expects that such shares will be voted "FOR" the Merger Agreement and "FOR" the One Valley Amendment.

         A proxy for use by One Valley's shareholders in connection with the One Valley Special Meeting is enclosed with this Joint Proxy Statement/Prospectus which will be mailed to One Valley's shareholders on or about January 29, 1998. The proxy will be voted as specified thereon by the shareholder. Where no specification is made on the proxy, a properly executed proxy will be voted "FOR" the Merger and "FOR" the One Valley Amendment, and in the discretion of the individuals named as proxies as to any other matter that may come before the One Valley Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the One Valley Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

         As of the date of the mailing of this Joint Proxy Statement/Prospectus, One Valley is not aware of any business to be acted upon at the One Valley Special Meeting, other than consideration of the foregoing proposals.

         A person giving a One Valley Proxy may revoke it at any time before it is voted by notifying One Valley in person, by giving written notice to One Valley of the revocation of the One Valley Proxy, by submitting to One Valley a subsequently dated proxy, or by attending the meeting and withdrawing the proxy before it is voted at the meeting. See "The Special Meeting of One Valley Shareholders."

The FFVA Financial Special Meeting of Shareholders

         At the FFVA Financial Special Meeting, holders of FFVA Financial Common Stock will be asked to approve the Merger Agreement and the FFVA Financial Amendment. If the Merger is consummated, each share of FFVA Financial Common Stock will be converted into 1.05 (one and five one-hundredths) shares of One Valley Common Stock. No fractional shares of One Valley Common Stock will be issued in connection with the Merger and, in lieu thereof, One Valley will pay cash for fractional shares. FFVA Financial's Board of Directors has unanimously approved the Merger Agreement and the FFVA Financial Amendment and recommends that the shareholders of FFVA Financial vote "FOR" the Merger Agreement and "FOR" the FFVA Financial Amendment. See "The Merger - Background of the Merger," "The Merger - FFVA Financial's Reasons for the Merger" and "FFVA Financial Proposal to Amend Restated Articles of Incorporation."

         Even if FFVA Financial's shareholders approve the Merger Agreement, the Merger WILL NOT be consummated unless the shareholders also approve the FFVA Financial Amendment.

         Shareholders of record of FFVA Financial at the close of business on the FFVA Financial Record Date will be entitled to notice of and to vote at the FFVA Financial Special Meeting. FFVA Financial shareholders are entitled to cast one vote for each share of FFVA Financial Common Stock they own on the FFVA Financial Record Date. To approve the Merger Agreement, the affirmative vote of two-thirds of the issued and outstanding shares of FFVA Financial Common Stock is required. To approve the FFVA Financial Amendment, the affirmative vote of 80% of the issued and outstanding shares of FFVA Financial Common Stock is required. FFVA Financial believes that the FFVA Financial Amendment is necessary to effectuate the Merger. As of the FFVA Financial Record Date, the directors, executive officers and affiliates of FFVA Financial owned 7.73% of the issued and outstanding Common Stock of FFVA Financial. The management of FFVA Financial expects that such shares will be voted "FOR" the approval of the Merger Agreement and "FOR" approval of the FFVA Financial Amendment.

         A proxy for use by FFVA Financial's shareholders in connection with the FFVA Financial Special Meeting is enclosed with this Joint Proxy Statement/Prospectus which was mailed to shareholders on or about January 27, 1998. The proxy will be voted as specified thereon by the shareholder. Where no specification is made on the proxy, a properly executed proxy will be voted "FOR" approval of the Merger Agreement and "FOR" approval of the FFVA Financial Amendment, and in the discretion of the individuals named as proxies as to any other matter that may come before the FFVA Financial Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the FFVA Financial Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

         As of the date of the mailing of this Joint Proxy Statement/Prospectus, FFVA Financial is not aware of any business to be acted on at the FFVA Financial Special Meeting other than consideration of the Merger Agreement and the FFVA Financial Amendment.

         A person giving an FFVA Financial Proxy may revoke it at any time before it is voted by notifying FFVA Financial in person, by giving written notice to FFVA Financial of the revocation of the FFVA Financial Proxy, by submitting to FFVA Financial a subsequently dated proxy or by attending the FFVA Financial Special Meeting and withdrawing the proxy before it is voted at the FFVA Financial Special Meeting. See "The Special Meeting of FFVA Financial Shareholders."

Effective Date

         Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective (the "Effective Date") on such date as selected by One Valley; provided, however, such date must not be more than 30 days after the receipt of all requisite approvals of regulatory authorities and shareholders. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the second quarter of 1998, although there can be no assurances as to satisfaction of these conditions or the timing thereof.

Recommendation of One Valley's Board of Directors

         The Board of Directors of One Valley, which has approved the Merger Agreement and the One Valley Amendment by unanimous vote, believes they are in the best interests of One Valley and its shareholders and unanimously recommends their approval by One Valley's shareholders. See "The Merger - Background of the Merger," "- One Valley's Reasons for the Merger" and "One Valley Proposal to Approve Increase in Authorized Capital Stock."

Recommendation of FFVA Financial's Board of Directors

         The Board of Directors of FFVA Financial, which has approved the Merger Agreement and the FFVA Financial Amendment by unanimous vote, believes they are in the best interests of FFVA Financial and its shareholders and unanimously recommends their approval by FFVA Financial's shareholders. See "The Merger - Background of the Merger," "- FFVA Financial's Reasons for the Merger" and "FFVA Financial Proposal to Amend Restated Articles of Incorporation."

Opinion of One Valley's Financial Advisor

         Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), One Valley's financial advisor, has rendered its opinion to One Valley's Board of Directors that as of the date hereof the Exchange Ratio to be paid to FFVA Financial's shareholders is fair to One Valley from a financial point of view. As discussed in "The Merger - One Valley's Reasons for the Merger," Merrill Lynch's opinion and presentations were among the factors considered by One Valley's Board in reaching the determination to approve the Merger Agreement. A copy of Merrill Lynch's opinion is attached hereto as Appendix III and should be read in its entirety with respect to the assumptions made, other matters considered and limitations on the review undertaken by Merrill Lynch in rendering its opinion. See "The Merger - Opinion of One Valley's Financial Advisor."

Opinion of FFVA Financial's Financial Advisor

         Sandler O'Neill & Partners, L.P. ("Sandler"), FFVA Financial's financial advisor, has rendered its opinion to FFVA Financial's Board of Directors that as of the date hereof the Exchange Ratio is fair to FFVA Financial's shareholders from a financial point of view. As discussed in "The Merger - FFVA Financial's Reasons for the Merger," Sandler's opinion and presentations were among the factors considered by FFVA

Financial's Board in reaching the determination to approve the Merger Agreement. A copy of Sandler's opinion is attached hereto as Appendix IV and should be read in its entirety with respect to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler in rendering its opinion. See "The Merger - Opinion of Financial Advisor to FFVA Financial."

Federal Income Tax Consequences

         It is anticipated that the Merger will be a tax-free reorganization for federal income tax purposes. FFVA Financial's shareholders will receive One Valley Common Stock for their FFVA Financial Common Stock under the terms of the Merger Agreement. Upon this conversion, FFVA Financial's shareholders will generally recognize no gain or loss. Upon receipt of cash for fractional shares of FFVA Financial Common Stock, FFVA Financial's shareholders will recognize gain, but not in an amount in excess of cash received. See "The Merger - Certain Federal Income Tax Consequences."

Accounting Treatment

         One Valley expects that the Merger will be accounted for under the pooling-of-interests method of accounting. See "The Merger - Accounting Treatment."

Conditions; Regulatory Approvals; Termination

         Consummation of the Merger is subject to various conditions, including among others, approval of the Merger Agreement by two-thirds of the shares entitled to be voted by FFVA Financial's shareholders, approval of the FFVA Financial Amendment by 80% of the shares entitled to be voted by FFVA Financial's shareholders and approval of the Merger Agreement by a majority of the shares entitled to be voted by One Valley's shareholders. In addition, the Merger is subject to receipt of required approvals from the Board of Governors of the Federal Reserve and the State Corporation Commission of the Commonwealth of Virginia (the "Virginia Corporation Commission"). Notice of the Merger was filed with the Federal Reserve Board on January 20, 1998. On January 21, 1998, One Valley filed an application seeking approval of the Virginia Corporation Commission. See "The Merger - Regulatory Approvals."

          One Valley and FFVA Financial anticipate that the Merger will be completed during the second quarter of 1998. There can be no assurance, however, that the necessary regulatory and other approvals will be received by the parties or as to the timing of such approvals. Accordingly, there may be delays following the Special Meetings before the Merger is consummated, and if any of the conditions of the Merger Agreement is not satisfied or waived, the Merger would not be consummated. See "The Merger - Conditions to Consummation of the Merger; Waiver "- Termination." Also, the Merger Agreement may be terminated under certain circumstances. See "The Merger - Termination."

Effect of the Merger on Shareholders' Rights

         If the Merger Agreement is approved, FFVA Financial's shareholders will receive shares of One Valley Common Stock which have different rights with respect to certain important matters including certain provisions which are intended to ensure that a party seeking control of One Valley will discuss its proposal with One Valley's Board of Directors.

         If the Merger Agreement is approved, FFVA Financial shareholders will become shareholders of One Valley, and their rights as shareholders of One Valley will be determined by the West Virginia Corporation Code ("West Virginia Code") and by One Valley's Restated Articles of Incorporation and Bylaws. The rights of FFVA Financial shareholders are currently governed by the Virginia Corporation Code and by FFVA Financial's Restated Articles of Incorporation and Bylaws. See "Effect of the Merger on Shareholders' Rights."

Dissenters' Rights of Appraisal

         One Valley's shareholders are entitled to exercise dissenters' rights under West Virginia Code Sections 31-1-122 and 31-1-123 in connection with the proposal to approve the Merger Agreement. See "Rights of Dissenting Shareholders." FFVA Financial's shareholders are not entitled to dissenters' rights of appraisal under Virginia law.

No Solicitation

         FFVA Financial has agreed in the Merger Agreement that it will not solicit or engage in any discussions with any person other than One Valley concerning any acquisition of FFVA Financial or any of its subsidiaries, except that FFVA Financial may respond to unsolicited inquiries to the extent the fiduciary duty of FFVA Financial's Board of Directors legally requires the Board of Directors to do so. See "The Merger - No Solicitation of Transactions."

Stock Option Agreement

         As a condition of and an inducement to One Valley entering into the Merger Agreement, One Valley and FFVA Financial have entered into a Stock Option Agreement (the "Option Agreement"), whereby FFVA Financial granted One Valley an option (the "Option") to purchase, under certain circumstances, up to 490,000 shares of FFVA Financial Common Stock at a price of $39.97 per share representing up to 9.9% of the outstanding FFVA Financial Common Stock. None of such circumstances has occurred as of the date of this Joint Proxy Statement/Prospectus. See "The Merger - Stock Option Agreement" and the Stock Option Agreement attached as Appendix V hereto.

Expenses; Termination Fee

         All expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same. With certain exceptions, if the Merger Agreement is terminated due to a willful breach, the breaching party shall be liable for the expenses of the nonbreaching party. In addition, under certain circumstances involving a transaction by or involving FFVA Financial and a third party, One Valley will be entitled to a termination fee of $3.5 million. See "The Merger - Termination Fee."

Price-Based Termination

         The Merger Agreement provides a numerical formula under which FFVA Financial may terminate the Merger Agreement if there is a significant decline in the market value of the One Valley Common Stock that is not coincidental with a decline in the stock prices of certain other financial institution holding companies unless One Valley is willing to increase the Exchange Ratio. See "The Merger - Price-Based Termination."

Interests of Certain Persons in the Merger

         Certain members of FFVA Financial's management and Board of Directors have interests in the Merger in addition to their interests as stockholders. See "The Merger - Interests of Certain Persons in the Merger."

Market Value of Securities

         The following table sets forth the market value per share of One Valley Common Stock, the market value per share of FFVA Financial Common Stock and the equivalent market value per share of FFVA Financial Common Stock on December 15, 1997, the last business day preceding public announcement of the signing of the Merger Agreement and January 20, 1998. The equivalent market value per share of FFVA Financial Common Stock indicated in the table is based upon the Exchange Ratio of 1.05 shares of One Valley Common Stock for each share of FFVA Financial Common Stock.

         The market values per share of One Valley Common Stock and FFVA Financial Common Stock are the per share last sales prices on December 15, 1997, and January 20, 1998, as reported on the New York Stock Exchange and Nasdaq National Market, respectively.





                                                                                                FFVA Financial
                                                                                              Equivalent Market
                                                 One Valley        FFVA Financial               Value Per Share
December 15, 1997........................          $40.94                 $35.13                    $42.98

January 20, 1998.........................          $36.13                 $36.82                    $37.94

         FFVA Financial and One Valley shareholders are advised to obtain current market quotations for FFVA Financial Common Stock and One Valley Common Stock. It is expected that the market price of One Valley Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of One Valley Common Stock to be received by FFVA Financial shareholders in the Merger is fixed (subject to possible increase in certain circumstances) and because the market price of One Valley Common Stock is subject to fluctuation, the value of the shares of One Valley Common Stock that FFVA Financial shareholders will receive in the Merger may increase or decrease prior to the Merger. No assurance can be given concerning the market price of One Valley Common Stock before or after the Effective Date.

Market Price and Dividend Information

         For information concerning cash dividends paid by One Valley and FFVA Financial, see "Historical Comparative Stock Prices and Dividends."

Comparative Per Share Information

         The following tables present the historical per share data and the pro forma combined per share data for One Valley and the historical per share data and the pro forma equivalent per share data of FFVA Financial. The information is based on the historical financial statements and does not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of each period presented. The pro forma data gives effect to the Merger as if the entities had been operating on a combined basis for all periods presented using the pooling-of-interests method of accounting. For pro forma purposes, it is assumed that the historical dividend rate of One Valley is the same as the pro forma combined per share data. The information presented below should be read in conjunction with other unaudited pro forma financial information included elsewhere in this Joint Proxy Statement/Prospectus, and with the separate financial statements of both One Valley and FFVA Financial, including applicable notes, included elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus.




                                                     ONE VALLEY
                                                                                                  Pro Forma (1)
                                                                            Historical               Combined
Book Value at Period End:
          September 30, 1997                                                  $15.42                  $16.07
          September 30, 1996                                                   14.38                   18.36
          December 31, 1996                                                    14.77                   18.60
          December 31, 1995                                                    13.74                   18.08
          December 31, 1994                                                    12.11                   16.58
Cash Dividends Declared:
     For the Nine Months Ended
          September 30, 1997                                                   $0.59                   $0.59
          September 30, 1996                                                    0.55                    0.55
     For the Year Ended
          December 31, 1996                                                     0.74                    0.74
          December 31, 1995                                                     0.66                    0.66
          December 31, 1994                                                     0.60                    0.60
Earnings Per Share:
     For the Nine Months Ended
          September 30, 1997                                                   $1.60                   $1.54
          September 30, 1996                                                    1.42                    1.31
     For the Year Ended
          December 31, 1996                                                     1.94                    1.80
          December 31, 1995                                                     1.83                    1.72
          December 31, 1994                                                     1.73                    1.58


(1) Based on the issuance of 5,537,580 shares of One Valley Common Stock to acquire all of the outstanding common shares of FFVA Financial.



                                                   FFVA FINANCIAL
                                                                                                    Pro Forma
                                                                            Historical            Equivalent (1)
Book Value at Period End:
          September 30, 1997                                                  $16.70                  $16.87
          September 30, 1996                                                   15.68                   19.28
          December 31, 1996                                                    15.87                   19.53
          December 31, 1995                                                    15.44                   18.98
          December 31, 1994                                                    14.41                   17.41
Cash Dividends Declared:
     For the Nine Months Ended
          September 30, 1997                                                   $0.34                   $0.62
          September 30, 1996                                                   0.275                    0.58
     For the Year Ended
          December 31, 1996                                                    0.375                    0.78
          December 31, 1995                                                     0.30                    0.69
          December 31, 1994                                                     0.00                    0.63
Earnings Per Share:
     For the Nine Months Ended
          September 30, 1997                                                   $1.27                   $1.63
          September 30, 1996                                                    0.70                    1.38
     For the Year Ended
          December 31, 1996                                                     1.06                    1.88
          December 31, 1995                                                     1.11                    1.79
          December 31, 1994                                                     0.79                    1.63


(1) Based on the assumed exchange ratio of one (1) share of FFVA Financial Common Stock for 1.05 (one and five one-hundredths) shares of One Valley Common Stock. Pro forma equivalent per share information is calculated by multiplying the One Valley Ratio of 1.05 shares of One Valley Common Stock for one share of FFVA Financial Common Stock except for cash dividends declared, which is assumed to be the historical dividend rate of One Valley.

                             SELECTED FINANCIAL DATA

         The following pages present selected financial information for the years 1992 to 1996 and for the nine months ended September 30, 1997 and 1996, for One Valley and FFVA Financial, which will be merged with and into One Valley pursuant to the Merger Agreement. The following summary regarding One Valley and FFVA Financial should be read in conjunction with the consolidated financial statements of One Valley and FFVA Financial and notes thereto, respectively. Consolidated historical financial and other data regarding One Valley and FFVA Financial at or for the nine months ended September 30, 1997 and 1996, have been prepared by One Valley and FFVA Financial, respectively without audit. In the opinion of management of One Valley and FFVA Financial, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for such periods or dates for their respective information have been made. Data regarding One Valley and FFVA Financial at and for the nine months ended September 30, 1997, may not be indicative of results as of and for the fiscal year ending December 31, 1997.


------------------------------------------------------------------------------------------------------------------------------------

                                                      ONE VALLEY BANCORP, INC.
                                            (Dollars in thousands except per share data)

---------------------------------------------------------------------------------------------------------

                                        At or for the
                                       Nine Months Ended
                                         September 30,                          At or for the Year Ended December 31,
                                  --------------------------- ---------------------------------------------------------------------
                                     1997             1996          1996         1995            1994          1993         1992
-----------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
      Interest income           $    247,682    $    231,197   $   312,153  $    282,372    $   251,383    $  247,699    $  263,484
      Interest expense               113,772         102,689       139,285       121,080         94,897        99,786       120,039
      Net interest income            133,910         128,508       172,868       161,292        156,486       147,913       143,445
      Provision for loan losses        5,291           3,836         5,204         5,632          4,788         5,788        11,389
      Non-interest income             34,679          30,154        40,792        37,574         36,578        39,305        36,766
      Non-interest expense            96,897          96,738       128,415       119,591        120,156       125,150       115,538
      Net income                      43,878          38,708        53,155        49,106         46,211        37,954        36,638

Per Share Data
      Net income                $       1.60    $       1.42   $      1.94  $       1.83    $      1.73   $      1.41   $      1.36
      Cash dividends                    0.59            0.55          0.74          0.66           0.60          0.54          0.45
      Book value                       15.42           14.38         14.77         13.74          12.11         11.33         10.42

Average Balance Sheet
      Summary
      Net loans                 $  2,786,966    $  2,617,987   $ 2,652,817  $  2,392,572    $ 2,199,686    $2,026,748    $1,926,773
      Investment securities        1,254,464       1,144,134     1,152,981       997,269      1,050,980     1,074,467     1,049,459
      Total assets                 4,354,183       4,057,128     4,104,520     3,689,211      3,540,451     3,467,261     3,373,245
      Deposits                     3,019,900       2,852,220     3,270,975     3,006,906      2,930,555     2,895,131     2,829,263
      Long-term borrowings            28,883          15,412        18,602        11,416         22,931        36,088        25,703
      Shareholders' equity           409,956         383,692       389,705       348,273        315,724       294,733       269,007

Selected Ratios
      Average equity to assets          9.42%           9.46%         9.49%         9.44%          8.92%         8.50%         7.97%
      Return on average assets          1.34            1.27          1.30          1.33           1.31          1.09          1.09
      Return on average equity         14.27           13.45         13.64         14.10          14.64         12.88         13.62
      Dividends declared as a %
          of net income                36.88           38.73         37.86         36.24          34.72         38.07         32.94




------------------------------------------------------------------------------------------------------------------------------------

                                                     FFVA FINANCIAL CORPORATION
                                            (Dollars in thousands except per share data)

----------------------------------------------------------------------------------------------------------------

                                     At or for the
                                   Nine Months Ended
                                      September 30,                           At or for the Year Ended December 31,
                                 ------------------------   --------------------------------------------------------------------
                                    1997          1996         1996         1995            1994               1993      1992
--------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
      Interest income             $ 32,609     $  30,548    $ 40,993     $  37,683      $   29,380          $ 28,430   $ 29,962
      Interest expense              17,153        15,775      21,182        19,212          14,783            14,726     17,742
      Net interest income           15,456        14,773      19,811        18,471          14,597            13,704     12,220
      Provision for loan losses          -            60          60           255             600               900        726
      Non-interest income            1,282           894       1,321         1,054             896             1,700      1,699
      Non-interest expense           7,479         9,953 (3)  12,569 (3)     9,084           7,496             7,134      6,974
      Net income                     5,906         3,677       5,463         6,474           4,703             5,347      3,916

Per Share Data
      Net income                  $   1.27     $    0.70        1.06     $   1.11(2)    $     0.79(1)(2)           -          -
      Cash dividends                  0.34         0.275       0.375         0.30(2)             -                 -          -
      Book value                     16.70         15.68       15.87        15.44(2)         14.41(2)              -          -

Average Balance Sheet
      Summary
      Net loans                   $325,716     $ 301,604    $305,344     $ 282,321      $  262,823          $266,688   $260,915
      Investment securities        201,899       194,134     192,520       176,732         113,465            88,032     83,409
      Total assets                 552,924       518,429     521,387       479,662         402,497           373,080    360,743
      Deposits                     405,923       383,054     385,612       354,815         342,166           333,397    328,882
      Long-term borrowings          25,555         5,111       7,083         6,000          10,250             8,250      6,500
      Shareholders' equity          73,546        83,489      81,738        90,541          44,242            26,670     21,720

Selected Ratios
      Average equity to assets       13.30%        16.10%      15.68%        18.88%          10.99%             7.15%      6.02%
      Return on average assets        1.42          0.95        1.05          1.35            1.17              1.43       1.09
      Return on average equity       10.71          5.87        6.68          7.15           10.63             20.05      18.03
      Dividends declared as a %
          of net income              26.77         39.29       35.38         27.03               -                 -          -


(1) Based on the weighted average number of shares outstanding since the conversion from a Federal Mutual Savings Bank to a Federal Stock Savings Bank on October 12, 1994.
(2)  Restated to reflect two-for-one stock split paid June 5, 1996.
(3) Includes $2,230 paid to recapitalize the SAIF portion of the FDIC insurance fund.

------------------------------------------------------------------------------------------------------------------------------------
                                                     ONE VALLEY BANCORP, INC and
                                                     FFVA FINANCIAL CORPORATION
                                              PRO FORMA SELECTED FINANCIAL INFORMATION
                                            (Dollars in thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                         At or for the
                                       Nine Months Ended
                                          September 30,                              At or for the Year Ended December 31,
                                    -----------------------     -------------------------------------------------------------------
                                      1997          1996            1996          1995           1994          1993          1992
-----------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
      Interest income             $   281,752   $   262,419    $   354,224    $   320,055    $  280,763    $  276,129   $   293,446
      Interest expense                130,925       118,464        160,467        140,292       109,680       114,512       137,781
      Net interest income             150,827       143,955        193,757        179,763       171,083       161,617       155,665
      Provision for loan losses         5,291         3,896          5,264          5,887         5,388         6,688        12,115
      Non-interest income              35,961        31,048         42,113         38,628        37,474        41,005        38,465
      Non-interest expense            104,376       106,691        140,984        128,675       127,652       132,284       122,512
      Net income                       50,749        42,834         59,334         55,580        50,914        43,301        40,554

Per Share Data
      Net income                  $      1.54  $       1.31   $       1.80   $       1.72   $      1.58    $    1.33    $      1.25
      Cash dividends                     0.59          0.55           0.74           0.66          0.60          0.54          0.45
      Book value                        16.07         18.36          18.60          18.08         16.58         13.52         10.33

Average Balance Sheet
      Summary
      Net loans                   $ 3,112,682   $ 2,919,591    $ 2,958,161    $ 2,674,893    $2,462,509    $2,293,436   $ 2,187,688
      Investment securities         1,456,363     1,338,268      1,345,501      1,174,001     1,164,445     1,162,499     1,132,868
      Total assets                  4,907,107     4,575,557      4,625,907      4,168,873     3,942,948     3,840,341     3,733,988
      Deposits                      3,425,823     3,235,274      3,656,587      3,361,721     3,272,721     3,228,528     3,158,145
      Long-term borrowings             54,438        20,523         25,685         17,416        33,181        44,338        32,203
      Shareholders' equity            483,502       467,181        471,443        438,814       359,966       321,403       290,727

Selected Ratios
      Average equity to assets           9.85%        10.21%          10.19%        10.53%         9.13%         8.37%         7.79%
      Return on average assets           1.38          1.25           1.28           1.33          1.29          1.13          1.09
      Return on average equity          13.99         12.22          12.59          12.67         14.14         13.47         13.95
      Dividends declared as a %
          of net income                 38.29         42.07          40.82          38.68         38.07         40.19         35.83


                 THE SPECIAL MEETING OF ONE VALLEY SHAREHOLDERS


Matters to be Considered at the Special Meeting

         This Joint Proxy Statement/Prospectus is being furnished by One Valley to its shareholders in connection with the solicitation of proxies by the Board of Directors of One Valley for use at the One Valley Special Meeting to be held at 10:00 a.m., local time, on March 11, 1998, at The Charleston Town Center Marriott, 200 Lee Street, East, Charleston, West Virginia, and any adjournment or postponement thereof, to consider and vote upon a proposal to approve the Merger Agreement, an amendment to One Valley's Restated Articles of Incorporation to increase the authorized common stock of One Valley from forty million shares to seventy million shares (the "One Valley Amendment") and any other business as may properly come before the One Valley Special Meeting. Approval of the One Valley Amendment is not necessary to effectuate the Merger.

         THE BOARD OF DIRECTORS OF ONE VALLEY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND ONE VALLEY AMENDMENT, BELIEVES THEM TO BE IN THE BEST INTERESTS OF ONE VALLEY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THEIR APPROVAL BY ONE VALLEY SHAREHOLDERS. SEE "THE MERGER - BACKGROUND OF THE MERGER," "- ONE VALLEY'S REASONS FOR THE MERGER" AND "ONE VALLEY PROPOSAL TO APPROVE INCREASE OF AUTHORIZED CAPITAL STOCK."

Record Date; Vote Required

         The Board of Directors of One Valley has fixed the close of business on January 23, 1998, as the One Valley Record Date for determining shareholders entitled to notice of and to vote at the One Valley Special Meeting, and, accordingly, only holders of record of One Valley Common Stock at the close of business on that day will be entitled to notice of and to vote at the One Valley Special Meeting. The number of shares of One Valley Common Stock outstanding on the One Valley Record Date was 27,173,842, each of such shares being entitled to one vote.

         As to the approval of the Merger Agreement and One Valley Amendment, by checking the appropriate box, a stockholder may: (i) vote "FOR" approval of the Merger Agreement and/or the One Valley Amendment; (ii) vote "AGAINST" approval of the Merger Agreement and/or the One Valley Amendment; or (iii) "ABSTAIN." Because the affirmative vote of the holders of a majority of the outstanding shares of One Valley Common Stock entitled to vote is required to approve and adopt each of the Merger Agreement and the One Valley Amendment, abstentions will have the effect of a vote against the approval of each of the Merger Agreement and the One Valley Amendment. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are, in some instances, prohibited from giving a proxy to vote shares held for such customers on the approval and adoption of the Merger Agreement and the One Valley Amendment without specific instructions from such customers.

         The directors and executive officers of One Valley (including certain of their related interests) beneficially own, as of the Record Date, and are entitled to vote at the One Valley Special Meeting 18% of the outstanding shares of One Valley Common Stock.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE ONE VALLEY AMENDMENT.

Voting of Proxies; Revocability of Proxies; Solicitation of Proxies

         After having been submitted, the enclosed proxy may be revoked by the person giving it, at any time before it is voted by: (i) notifying One Valley in person; (ii) giving written notice to One Valley of the revocation of the proxy;
(iii) by submitting to One Valley a subsequently dated proxy; or (iv) by attending the One Valley Special Meeting and withdrawing the proxy before it is voted. All shares represented by valid proxies will be exercised in the manner specified thereon. If no specification is made, duly executed proxies will be voted in favor of each of approval of the Merger Agreement, the One Valley Amendment, and in the discretion of the individuals named as proxies as to any other matter that may come before the One Valley Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the One Valley Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

         The solicitation is being made by One Valley. Directors, officers and employees of One Valley may solicit proxies from One Valley's shareholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. All expenses associated with the solicitation of proxies will be paid by One Valley including the printing and mailing expenses of the proxy materials.

Dissenters' Rights of Appraisal

         Under West Virginia Code Section 31-1-122 and 31-1-123, shareholders of One Valley are entitled to dissenters' rights of appraisal in connection with the Merger. See "Rights of Dissenting Shareholders."



               THE SPECIAL MEETING OF FFVA FINANCIAL SHAREHOLDERS


Matters to be Considered at the Special Meeting

         This Joint Proxy Statement/Prospectus is being furnished by FFVA Financial to its shareholders in connection with the solicitation of proxies by the Board of Directors of FFVA Financial for use at the FFVA Financial Special Meeting to be held at 10:00 a.m., local time, on March 10, 1998, at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, and any adjournment or postponement thereof, to consider and vote upon a proposal to approve the Merger Agreement, the FFVA Financial Amendment and any other business as may properly come before the FFVA Financial Special Meeting.

         THE BOARD OF DIRECTORS OF FFVA FINANCIAL HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE FFVA FINANCIAL AMENDMENT, BELIEVES THESE PROPOSALS TO BE IN THE BEST INTERESTS OF FFVA FINANCIAL AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THEIR APPROVAL BY FFVA FINANCIAL SHAREHOLDERS. SEE "THE MERGER - BACKGROUND OF THE MERGER," "- FFVA FINANCIAL'S REASONS FOR THE MERGER" AND "FFVA FINANCIAL PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION."

Record Date; Vote Required

         The Board of Directors of FFVA Financial has fixed the close of business on January 20, 1998, as the FFVA Financial Record Date for determining shareholders entitled to notice of and to vote at the FFVA Financial Special Meeting, and accordingly, only holders of record of FFVA Financial Common Stock at the close of business on that day will be entitled to notice of and to vote at the FFVA Financial Special Meeting. The number of shares of FFVA Financial Common Stock outstanding on the Record Date was 4,580,874, each of such shares being entitled to one vote.

         As to the approval of the Merger Agreement, by checking the appropriate box, a shareholder may: (i) vote "FOR" approval of the Merger Agreement; (ii) vote "AGAINST" approval of the Merger Agreement; or (iii) "ABSTAIN." Because the affirmative vote of the holders of two-thirds of the outstanding shares of FFVA Financial Common Stock entitled to vote is required to approve and adopt the Merger Agreement, abstentions will have the effect of a vote against the approval of the Merger Agreement. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are, in some instances, prohibited from giving a proxy to vote shares held for such customers on the approval and adoption of the Merger Agreement without specific instructions from such customers.

         As to the approval of the FFVA Financial Amendment, by checking the appropriate box, a shareholder may: (i) vote "FOR" approval of the FFVA Financial Amendment; (ii) vote "AGAINST" approval of the FFVA Financial Amendment; or (iii) "ABSTAIN." Because the affirmative vote of the holders of 80% of the outstanding shares of FFVA Financial Common Stock entitled to vote on the FFVA Financial Amendment is required to approve and adopt the FFVA Financial Amendment, abstentions will have the effect of a vote against the approval of the FFVA Financial Amendment. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are, in some instances, prohibited from giving a proxy to vote shares held for such customers on the approval and adoption of the FFVA Financial Amendment without specific instructions from such customers.

         Consummation of the Merger is contingent upon approval of the FFVA Financial Amendment.

         The directors and executive officers of FFVA Financial (including certain of their related interests) beneficially own, as of the Record Date, and are entitled to vote at the FFVA Financial Special Meeting 7.73% of the outstanding shares of FFVA Financial Common Stock.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE FFVA FINANCIAL AMENDMENT.

Voting of Proxies; Revocability of Proxies; Solicitation of Proxies

         After having been submitted, the enclosed proxy may be revoked by the person giving it, at any time before it is voted by: (i) notifying FFVA Financial in person; (ii) giving written notice to FFVA Financial of the revocation of the proxy; (iii) by submitting to FFVA Financial a subsequently dated proxy; or (iv) by attending the meeting and withdrawing the proxy before it is voted at the meeting. All shares represented by valid proxies will be exercised in the manner specified thereon. If no specification is made, duly executed proxies will be voted in favor of each of approval of the Merger Agreement and the FFVA Financial Amendment, and in the discretion of the individuals named as proxies will be voted as to any other matter that may come before the FFVA Financial Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the FFVA Financial Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no proxy which is voted against the proposal to approve the Merger Agreement or the FFVA Financial Amendment will be voted in favor of any such adjournment or postponement.

         The solicitation is being made by FFVA Financial. Directors, officers and employees of FFVA Financial may solicit proxies from FFVA Financial shareholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. FFVA Financial has retained Georgeson & Company, Inc. to assist in soliciting proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at a cost of approximately $17,000, plus out-of-pocket expenses. All expenses associated with the solicitation of proxies will be paid by FFVA Financial except that One Valley shall bear the printing and mailing expenses of the proxy materials.

Dissenters' Rights of Appraisal

         In accordance with Virginia law, record holders of FFVA Financial Common Stock are not entitled to dissenters' rights of appraisal.



                                   THE MERGER


         THE FOLLOWING INFORMATION CONCERNING THE MERGER, INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE MERGER AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT WHICH IS ATTACHED AS APPENDIX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

General

         On December 16, 1997, One Valley and FFVA Financial entered into the Merger Agreement which provides for the merger of FFVA Financial with and into One Valley. On the effective date of the Merger, the shareholders of FFVA Financial will become shareholders of One Valley, and the separate existence and corporate organization of FFVA Financial will cease. As a result of the Merger, the Savings Bank will become a subsidiary of One Valley, and each of the outstanding shares of FFVA Financial Common Stock will be converted into One Valley Common Stock at the exchange rate of 1.05 (one and five one-hundredths) shares of

One Valley Common Stock for each share of FFVA Financial Common Stock. In lieu of fractional shares, each shareholder of FFVA Financial, who would otherwise be entitled to receive a fraction of a share, will receive an amount in cash equal to such fraction multiplied by the closing price of One Valley Common Stock on the New York Stock Exchange on the business day immediately prior to the Effective Date of the Merger.

         The affirmative vote of not less than two-thirds of the outstanding shares of FFVA Financial Common Stock entitled to vote and the affirmative vote of not less than a majority of the outstanding shares of One Valley Common Stock entitled to vote is required to approve the Merger Agreement. Further, consummation of the Merger is contingent upon approval of the FFVA Financial Amendment, which requires the affirmative vote of not less than 80% of the outstanding shares of FFVA Financial Common Stock entitled to vote.

         In connection with the announcement of the Merger, One Valley estimated that the impact of the Merger on 1998 earnings is expected to be relatively neutral. It expects that the Merger will be accretive to One Valley's reported earnings per share in 1999 by approximately 0.8%, primarily through improved net interest margin, fee income enhancements and expense reductions. This estimate includes One Valley's current estimates of cost savings equal to 28% of FFVA Financial's operating expenses. FFVA Financial recognized approximately $2.0 million in non-recurring expenses in the fourth quarter of 1997 in connection with the Merger. During the fourth quarter of 1997, One Valley recognized non-recurring expenses of $1.8 million related to the consolidation and growth of its expanding banking operations.

         Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective on such date as selected by One Valley; provided, however, such date must not be more than 30 days after the receipt of all requisite approvals of regulatory authorities and shareholders. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the second quarter of 1998, although there can be no assurances as to satisfaction of these conditions or the timing thereof.

Operations and Management After the Merger

         Following consummation of the Merger, One Valley anticipates that it will merge the Savings Bank with and into One Valley Bank-Central Virginia, National Association (the "Bank Merger").

         After the Bank Merger, One Valley's Virginia operations center will be located in Lynchburg, Virginia. The Boards of Directors of the Savings Bank (which is identical to the FFVA Financial Board) and One Valley Bank-Central Virginia, National Association will be combined into one board after the Bank Merger. All board members of FFVA Financial will continue to receive their current compensation for 18 months from the date of the Bank Merger and thereafter will become subject to the retirement policy and will be paid the same as directors of One Valley Bank-Central Virginia, National Association. See "Interests of Certain Persons in the Merger."

         After the Merger and until the Bank Merger, the Savings Bank's current directors and officers shall continue as the Savings Bank's directors and officers and shall hold office as prescribed in the Savings Bank's bylaws and under applicable law until their successors are elected and qualified. Upon the effective date of the Merger, One Valley shall, by action of its Board of Directors, elect James L. Davidson, Jr., President and Chief Executive Officer of FFVA Financial, and one other person from the board of directors of FFVA Financial selected by the board of directors of FFVA Financial as members of One Valley's Board of Directors. Additionally, at its Annual Meeting of Shareholders in April, 1999, One Valley shall nominate and recommend Mr. Davidson and such other person for three-year terms as members of One Valley's Board of Directors. See "- Interests of Certain Persons in the Merger."

         After the effective date, One Valley intends to integrate the benefit plans of the Savings Bank with those of One Valley and eventually make available to all employees and officers of the Savings Bank coverage under the benefit plans generally available to One Valley's employees and officers (including pension, profit-sharing, and health and hospitalization) on the terms and conditions available to similarly situated employees and officers of One Valley.

Background of the Merger

         The Savings Bank, organized in 1923, is a federally chartered savings bank headquartered in Lynchburg, Virginia, and generally operates as a traditional thrift institution. The Savings Bank has five locations in the City of Lynchburg, Virginia, and locations at Altavista, Farmville, Keysville, Madison Heights, South Boston and South Hill, Virginia. The Savings Bank's primary market area includes the City of Lynchburg and all or a portion of Amherst, Appomattox, Bedford, Brunswick, Buckingham, Campbell, Charlotte, Cumberland, Halifax, Lunenburg, Mecklenburg, Nelson, Nottaway, Pittsylvania and Prince Edward Counties in Virginia.

         Like other thrifts, the core of the Savings Bank's business consists of attracting deposits from the general public and originating loans to finance the acquisition, construction, or improvement of residential properties located in the market areas served by the Savings Bank. Management has worked several years to diversify the Savings Bank's activities by expanding commercial real estate and consumer lending and improving the array of deposit products and non-deposit investment services. While a measure of success has been realized in such diversification, it is also recognized that the basic business and identity of the Savings Bank remains closely tied to its roots as a traditional thrift institution.

         On October 12, 1994, the Savings Bank converted from the mutual to the stock form of organization through the formation of FFVA Financial and an initial public offering. This transaction resulted in a capital to assets ratio appreciably in excess of peer financial institutions. Since 1994, FFVA Financial's Board of Directors and management have explored several growth strategies seeking to better employ the company's capital in order to improve the return on shareholders' equity.

         During 1995 and 1996, FFVA Financial engaged in various discussions relating to possible acquisitions of other financial institutions by FFVA Financial. The Board was regularly advised of management's efforts to expand the institution through acquisitions and, on several occasions, pursued offers to acquire other financial institutions and branches of other financial institutions. Except for the acquisition of a Crestar Bank branch located in Keysville, Virginia, in 1995, for a variety of reasons, no final agreements were reached with such other institutions.

         The Board of Directors and management of FFVA Financial have recognized that the increased competition from commercial banks and other financial institutions has changed fundamentally the environment in which traditional thrifts have operated and threatens the market shares held by thrifts for their traditional services. For example, in the Lynchburg market, thirteen banks and two thrifts have offices. Competition with these commercial banks, with other financial institutions and with other providers of financial services, such as credit unions, is strong, making it difficult for the Savings Bank, despite its diversification efforts and accomplishments, to expand meaningfully into the commercial banking business or make significant market share gains.

         The Board of Directors and management of FFVA Financial have assessed the foregoing and other developments (such as expressions of interest of other financial institutions in acquiring FFVA Financial) and their significance to FFVA Financial and its shareholders. At the same time, the Board of Directors has been cognizant of changes in FFVA Financial's operating environment, including shrinking interest margins, causing the Board of Directors and management to project the possibility of slower growth in earnings in coming years.

         In light of these occurrences and conditions, the Board of Directors, in October, 1997, decided to undertake a comprehensive study of FFVA Financial's future and the strategic options available to FFVA Financial. In October, 1997, the Board of Directors employed Sandler to provide business and financial advice regarding the strategic future of FFVA Financial. With the assistance of Sandler, the Board of Directors reviewed the economic and competitive conditions in the market areas of the Savings Bank, changes in the residential mortgage industry, the trend of consolidation among federally insured depository institutions, merger market prices paid for federally insured depository institutions, the potential effects of the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the effects that rising interest rates and cyclical trends could have on bank and thrift stock prices in coming years. The Board of Directors also analyzed the history and market performance of FFVA Financial since it converted to a stock institution in 1994.

         The Board of Directors considered several options for the future of FFVA Financial, including: (i) remaining independent and seeking to generate growth and added profits by expanding and diversifying FFVA Financial's financial services and product offerings; (ii) expanding through establishment of new branches; (iii) expanding by acquiring smaller savings institutions, commercial banks or branches; (iv) merging with an institution of similar size; and (v) entering into a merger with a larger bank or thrift holding company. The Board reviewed each option and concluded, in light of current business conditions, FFVA Financial's particular circumstances and prospects, and the risks and expenses of expanding its products, services, and/or branch network on an independent basis, that the best interests of FFVA Financial and its shareholders would be served by exploring closely the possibility of combining with another institution in a sale transaction in the near term.

         The FFVA Financial Board directed Sandler to assist in identifying financial institutions that it believed would have an interest in a business combination with FFVA Financial as well as have the financial resources necessary to successfully complete such a transaction. In November 1997, Sandler met with the FFVA Financial Board and identified and analyzed several companies it believed met such conditions. Sandler also reviewed with the FFVA Financial Board potential terms and structures of acquisition transactions. The FFVA Financial Board instructed Sandler to approach two financial institutions, including One Valley, and inquire as to their level of interest in pursuing a transaction with FFVA Financial. Both parties submitted expressions of interest. Sandler conveyed such expressions to the management of FFVA Financial. In early December 1997, there were several discussions among Sandler, FFVA Financial and both parties. During such period, both parties revised their initial expressions of interest.

         Throughout the foregoing process, management advised and informed the Board of Directors of FFVA Financial of developments and was directed by the Board to pursue discussions.

         On December 11, 1997, the Executive Committee of the FFVA Financial Board met with senior management and Sandler. Sandler reviewed with the Committee the alternative strategies for future operation of FFVA Financial including the expressions of interest of both parties. For the reasons discussed below under "Reasons for the Merger," the Committee instructed senior management and Sandler to pursue further negotiations with One Valley. Representatives of One Valley conducted due diligence of FFVA Financial, and FFVA Financial representatives conducted due diligence of One Valley. Beginning December 12, 1997, through December 16, 1997, senior management of FFVA Financial and One Valley, with the assistance of Sandler and legal counsel, negotiated a form of definitive merger agreement.

         On December 16, 1997, the Board of Directors reviewed the proposal of One Valley and met with Sandler and FFVA Financial's legal counsel to discuss and review the final proposal and terms of the Merger Agreement. Sandler presented a detailed analysis of the final proposal to the Board of Directors and provided its oral opinion that the Exchange Ratio was fair to FFVA Financial's shareholders from a financial point of view.

         On the basis of the independent judgment of the members of the Board of Directors of FFVA Financial, and the opinion of Sandler that the One Valley proposal was fair to FFVA Financial's shareholders from a financial point of view, the Board of Directors concluded that One Valley's offer was in the best interests of FFVA Financial and its shareholders. Accordingly, for all of the reasons discussed above, on December 16, 1997, FFVA Financial's Board of Directors accepted One Valley's offer and authorized execution of the Merger Agreement.

         One Valley's strategic plan contemplates expansion through acquisition, with a particular focus on central Virginia. At a meeting on December 9, 1997, the possible acquisition of FFVA Financial was discussed at a special meeting of the Merger and Acquisition Committee of the One Valley Board of Directors. FFVA Financial was regarded as an attractive acquisition that advances One Valley's strategic plan and was consistent with One Valley's financial goals. Accordingly, on December 16, the Board of Directors of One Valley, after consideration of presentations by management, counsel and Merrill Lynch, which rendered its oral opinion that the Exchange Ratio was fair to One Valley from a financial point of view, and after discussion of the transaction, approved the Merger Agreement as in the best interests of One Valley and its shareholders.

FFVA Financial's Reasons for the Merger

         In reaching its conclusion to approve the Merger Agreement, the FFVA Financial Board considered a number of factors. The FFVA Financial Board did not assign any relative or specific weights to the factors considered. Among other things, the FFVA Financial Board considered: (i) the Merger consideration in relation to the book value, assets and earnings of FFVA Financial and One Valley; (ii) information concerning the financial condition, results of operations and prospects of FFVA Financial and One Valley, including the return on assets and return on equity; (iii) the financial terms of other recent business combinations in the banking industry; and (iv) the opinion of Sandler as to the fairness of the Exchange Ratio to FFVA Financial's shareholders from a financial point of view.

         The FFVA Financial Board believes that the terms of the Merger Agreement, which are the product of arms-length negotiations between One Valley and FFVA Financial, are in the best interest of FFVA Financial and its shareholders. In the course of reaching its determination, the FFVA Financial Board consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, retention of FFVA Financial employees, customer service and depth of One Valley management.

         In reaching its determination to approve the Merger Agreement, the FFVA Financial Board considered various factors it deemed material, including:

         (a) The FFVA Financial Board analyzed information with respect to the financial condition, results of operations, businesses and prospects of FFVA Financial and One Valley. In this regard, the FFVA Financial Board analyzed the options of having FVA Financial effect a transaction with a third party or continuing on a stand-alone basis. The range of values on such a basis were determined generally to exceed the present value of FFVA Financial shares on a stand-alone basis under business strategies which could be reasonably implemented by FFVA Financial.

         (b) The FFVA Financial Board considered the oral opinion (which was subsequently confirmed in writing) of Sandler that, as of December 16, 1997, the Exchange Ratio was fair to FFVA Financial's shareholders from a financial point of view. See "- Opinion of Financial Advisor to FFVA Financial."

         (c) The FFVA Financial Board considered the current operating environment, including, but not limited to, the continued consolidation activity and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries. This information has been periodically reviewed by the FFVA Financial Board at its regular board meetings and was also discussed between the FFVA Financial Board and FFVA Financial's various advisors.

         (d) The FFVA Financial Board considered the other terms of the Merger Agreement, including the tax-free nature of the transaction.

         (e) The FFVA Financial Board considered the detailed financial analyses and other information with respect to FFVA Financial and One Valley discussed by Sandler, as well as the FFVA Financial Board's own knowledge of FFVA Financial, One Valley and their respective businesses. In this regard, the latest publicly-available financial and other information for FFVA Financial and One Valley were analyzed, including a comparison to publicly-available financial and other information for other similar institutions.

         (f) The FFVA Financial Board considered the value of FFVA Financial Common Stock continuing as a stand-alone entity compared to the effect of FFVA Financial combining with One Valley in light of the factors summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between FFVA Financial and Sandler and various third parties and the belief of the FFVA Financial Board and management that the Merger offered the best transaction available to FFVA Financial and its shareholders.

         (g) The FFVA Financial Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analysis, One Valley's Community Reinvestment Act rating at that time and the estimated pro forma financial impact of the Merger on One Valley.

         The Exchange Ratio of 1.05 shares of One Valley Common Stock represents an exchange premium of approximately 22.3% to FFVA Financial shareholders based on a comparison of the market value of One Valley Common Stock as of December 15, 1997, with the market value of FFVA Financial Common Stock as of December 15, 1997.

         Upon completion of the Merger, former shareholders of FFVA Financial will have equity ownership in a substantial bank holding company. One Valley is the largest bank holding company headquartered in the State of West Virginia. At September 30, 1997, One Valley had $4.4 billion in total assets, and operated 10 affiliate banks with 79 locations in West Virginia and one affiliate bank with 10 locations in Virginia. In addition, it is anticipated that One Valley will acquire 15 additional branches from Wachovia Corporation in the first quarter of 1998. When the Merger is consummated, shareholders of FFVA Financial will receive, in the aggregate, 5,537,580 shares of One Valley Common Stock. If the Merger had been completed on September 30, 1997, FFVA Financial shareholders would have received 16.9% of the 32,836,549 shares of One Valley Common Stock that would have been outstanding. Based upon financial data as of September 30, 1997, on a pro forma consolidated basis 11.3% of assets, 11.8% of deposits, 11.6% of net income, and 15.2% of shareholders' equity will be attributable to FFVA Financial. If the Merger had been completed on September 30, 1997, One Valley would have had approximately $4.9 billion in total assets, approximately $3.4 billion in total deposits and approximately $3.1 billion in total loans.

         The foregoing discussion of the information and factors considered by the FFVA Financial Board is not intended to be exhaustive, but constitutes the material factors considered by the FFVA Financial Board. In reaching its determination to approve and recommend the Merger Agreement, the FFVA Financial Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Sandler referred to above, the FFVA Financial Board approved and adopted the Merger Agreement, the FFVA Financial Amendment and the transactions contemplated thereby as being in the best interests of FFVA Financial and its shareholders.

One Valley's Reasons for the Merger

         One Valley regards the development of a meaningful presence in central Virginia as an important element of its strategic plan. Since March 1996, One Valley has conducted operations in central Virginia, following the acquisition of CSB Financial Corporation. One Valley has recently announced the acquisition of 15 additional branches which it will purchase in February 1998, from Wachovia Corporation in the same area of Virginia.

         In reaching its conclusion to approve the Merger, the One Valley Board considered a number of factors. The One Valley Board did not assign any relative or specific weights to the factors considered. The One Valley Board considered among other things: (i) the strategic considerations outlined in the preceding paragraphs; (ii) the attractiveness of FFVA Financial; (iii) the anticipated impact on earnings, book value and future prospects of the combined company;
(iv) the terms of the Merger Agreement; (v) presentations and financial analyses concerning the financial condition, results of operations and prospects of FFVA Financial and One Valley; (vi) the financial terms of other recent business combinations in the banking industry; (vii) the regulatory approval process; and (viii) the opinion of Merrill Lynch as to the fairness of the Exchange Ratio to One Valley from a financial point of view.

         The foregoing discussion of the information and factors considered by the One Valley Board is not intended to be exhaustive, but constitutes the material factors considered by the One Valley Board. In reaching its determination to approve and recommend the Merger Agreement, the One Valley Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the

Merger Agreement, considering, among other things, the matters discussed above and the opinion of Merrill Lynch referred to above, the One Valley Board approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of One Valley and its shareholders.

Opinion of Financial Advisor to FFVA Financial

         Pursuant to an engagement letter dated as of October 23, 1997 (the "Sandler Agreement"), FFVA Financial retained Sandler as an independent financial advisor in connection with FFVA Financial's consideration of a possible business combination with a second party. Sandler is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions, and as part of its investment banking business, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

         Pursuant to the terms of the Sandler Agreement, Sandler acted as financial advisor to FFVA Financial in connection with the Merger. In connection therewith, the FFVA Financial Board requested Sandler to render its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of FFVA Financial Common Stock. At the December 16, 1997 meeting at which FFVA Financial's Board approved and adopted the Merger Agreement, Sandler delivered to the FFVA Financial Board of Directors its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of shares of the FFVA Financial Common Stock. Sandler has also delivered to the FFVA Financial Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus (the "Sandler Fairness Opinion") which is substantially identical to the December 16, 1997 opinion. The full text of the Sandler Fairness Opinion, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with such opinion, is attached as Appendix IV to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix IV. Holders of shares of FFVA Financial Common Stock are urged to read the Sandler Fairness Opinion in its entirety in connection with their consideration of the proposed Merger.

         The Sandler Fairness Opinion was provided to FFVA Financial's Board for its information and is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of FFVA Financial's Common Stock. It does not address the underlying business decision of FFVA Financial to engage in the Merger or any other aspect of the Merger and does not constitute a recommendation to any holder of shares of FFVA Financial Common Stock as to how such shareholder should vote at the FFVA Financial Special Meeting with respect to the Merger Agreement or any other matter related thereto.

         In connection with rendering its December 16, 1997 opinion, Sandler performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler, but does not purport to be a complete description of all the analyses underlying Sandler's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Accordingly, Sandler believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the evaluation processes underlying its opinion. In performing its analyses, Sandler made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of FFVA Financial,

One Valley and Sandler. Any estimates contained in Sandler's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of FFVA Financial, One Valley or Sandler assumes responsibility for their accuracy.

         Summary of Proposal. Sandler reviewed the financial terms of the proposed transaction. Based on the closing price of One Valley Common Stock on December 15, 1997 of $40.94, Sandler calculated an implied transaction value per share of FFVA Financial Common Stock of $42.98. Based upon FFVA Financial's September 30, 1997 financial information, Sandler calculated the price to tangible book value, price to last twelve months' earnings and a core deposit premium. This analysis yielded a price to tangible book value multiple of 2.6x, a price to last twelve months' earnings multiple of 26.4x and a core deposit premium of 28.7%.

         Stock Trading History. Sandler reviewed the history of the reported trading prices and volume of the FFVA Financial Common Stock and the One Valley Common Stock, and the relationship between the movements in the prices of the FFVA Financial Common Stock and the One Valley Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Banking Index and composite groups of publicly traded savings institutions (in the case of FFVA Financial) and publicly traded commercial banks (in the case of One Valley) in geographic proximity and of similar asset size to FFVA Financial and One Valley, respectively.

         Analysis of Selected Publicly Traded Companies. Sandler used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples for FFVA Financial and two different groups of savings institutions. The first group consisted of FFVA Financial and the following 10 publicly-traded regional savings institutions (the "Regional Group"): Eagle Bancshares, HFNC Financial Corp., CENIT Bancorp Inc., Virginia Beach Federal Financial, First Federal Bancshares of AR, Coastal Financial Corp., FFLC Bancorp Inc., Cooperative Bankshares Inc., Fed One Bancorp and First Citizens Corp. Sandler also compared FFVA Financial to a group of 12 publicly-traded savings institutions which had a return on average equity (based on last quarter annualized earnings) of greater than 15% and a price to tangible book value of greater than 195% (the "Highly Valued Group"). The Highly Valued Group included the following institutions: North American Savings Bank, Great Southern Bancorp Inc., People's Bancshares Inc., American Bank of Connecticut, MetroWest Bank, FMS Financial Corp., Glacier Bancorp Inc., Somerset Savings Bank, Coastal Financial Corp., First Mutual Savings Bank, Progress Financial Corp. and PVF Capital Corp. The analysis compared publicly available financial information for FFVA Financial and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months (and, in certain cases, the three months) ended September 30, 1997.

         Sandler also used publicly available information to perform a similar comparison of selected financial and market trading information for One Valley and two different groups of commercial banks. The first group consisted of One Valley and the following 10 publicly-traded commercial banks (the "Peer Group"):
CCB Financial Corp., Centura Banks Inc., First Commercial Corp., Trustmark Corp., National Commerce Bancorp., BancorpSouth Inc., United Bankshares Inc., F&M National Corp., First United Bancshares Inc. and Carolina First Corp. Sandler also compared One Valley to a group of 12 publicly-traded commercial banks which had a return on average equity (based on last twelve months' earnings) of greater than 15% and a price to tangible book value of greater than 324% (the "Commercial Highly Valued Group"). The Commercial Highly Valued Group institutions included the following institutions:
North Fork Bancorp, Wilmington Trust Corp., FirstMerit Corp., Valley National Bancorp, City National Corp., National Commerce Bancorp., Community First Bankshares, Commerce Bancorp Inc., U.S. Trust Corp., HUBCO Inc., Silicon Valley Bancshares and TrustCo Bank Corp. of NY. The analysis compared publicly available financial information for One Valley and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months ended September 30, 1997.

         Analysis of Selected Merger Transactions. Sandler reviewed 60 transactions announced from January 1, 1997 to December 15, 1997 involving public savings institutions nationwide as acquired institutions with transaction values over $15 million ("Nationwide Transactions"), 13 transactions announced from January 1, 1997 to December 15, 1997 involving public savings institutions in the Southeast (Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) as acquired institutions with transaction values over $15 million ("Southeast Transactions"), and 14 transactions announced from January 1, 1997 to December 15, 1997 involving public savings institutions nationwide as acquired institutions with transaction values greater than $100 million and less than $300 million ("Large Nationwide Transactions"). Sandler reviewed the ratios of price to last twelve months' earnings, price to book value, price to tangible book value, price to deposits, price to assets and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. These multiples were applied to FFVA Financial's financial information as of and for the twelve months ended September 30, 1997. Based upon the median multiples for Nationwide Transactions, Sandler derived an imputed range of values per share of the FFVA Financial Common Stock of $21.82 to $36.76. Based upon the median multiples for Southeast Transactions, Sandler derived an imputed range of values per share of the FFVA Financial Common Stock of $20.20 to $43.02. Based upon the median multiples for Large Transactions, Sandler derived an imputed range of values per share of the FFVA Financial Common Stock of $19.96 to $36.74.

         No company involved in the transactions included in the above analysis is identical to FFVA Financial and no transaction included in the above analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of FFVA Financial and One Valley and the companies to which they are being compared.

         Discounted Dividend Stream and Terminal Value Analysis. Sandler also performed an analysis which estimated the future stream of after-tax dividend flows of FFVA Financial through 2001 under various circumstances, assuming FFVA Financial performed in accordance with information regarding potential future earnings provided by its management and certain variations thereof (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of the FFVA Financial Common Stock at the end of the five-year period, Sandler applied price to earnings multiples ranging from 12x to 30x and applied multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the FFVA Financial Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of the FFVA Financial

Common Stock of between $16.65 and $46.75 when applying the price to earnings multiples, and an imputed range of values per share of the FFVA Financial Common Stock of between $20.78 and $47.81 when applying multiples of tangible book value. In connection with its analysis, Sandler extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the FFVA Financial Board. Sandler noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

         Pro Forma Merger Analysis. Based upon earnings forecasts of FFVA Financial and One Valley, expected one-time merger related charges, projected cost savings, projected revenue enhancements and certain other assumptions discussed with FFVA Financial's and One Valley's respective managements, Sandler analyzed certain potential pro forma effects of the Merger on One Valley over a six-year period. This analysis indicated that the Merger would be accretive to earnings once the projected cost savings and projected revenue enhancements are fully realized. The Merger would be accretive to tangible book value per share for all periods analyzed. The actual results achieved by One Valley may vary from projected results and the variations may be material. From the perspective of a shareholder of FFVA Financial, as compared to the projected stand-alone performance of FFVA Financial, the Merger would be accretive to earnings per share and dividends per share for all periods analyzed and dilutive to tangible book value per share for all periods analyzed.

         Contribution Analysis. Sandler reviewed the relative contributions to, among other things, total assets, total loans, total deposits, total equity, total tangible equity, last twelve months' ("LTM") net income and market capitalization to be made by FFVA Financial and One Valley to the combined institution based on data at and for the twelve months ended September 30, 1997. This analysis indicated that FFVA Financial's implied contribution was 11.18% of total assets, 10.27% of total loans, 10.67% of total deposits, 15.23% of total equity, 15.58% of total tangible equity, 11.65% of LTM net income and 12.46% of market capitalization. Based upon an Exchange Ratio of 1.05, holders of the FFVA Financial Common Stock would own approximately 15.38% of the outstanding shares of the combined institution.

         In connection with rendering its December 16, 1997 opinion, Sandler reviewed, among other things: (i) the Merger Agreement and exhibits thereto;
(ii) the Stock Option Agreement; (iii) FFVA Financial's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (iv) One Valley's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (v) FFVA Financial's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vi) One Valley's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vii) certain financial analyses and forecasts of FFVA Financial prepared by and reviewed with management of FFVA Financial and the views of senior management of FFVA Financial regarding FFVA Financial's past and current business operations, results thereof, financial condition and future prospects;
(viii) certain financial analyses and forecasts of One Valley prepared by and reviewed with management of One Valley and the views of senior management of One Valley regarding One Valley's past and

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current business operations, results thereof, financial condition and future prospects; (ix) the potential pro forma impact of the Merger on One Valley; (x) the publicly reported historical price and trading activity for the FFVA Financial Common Stock and the One Valley Common Stock, respectively, including a comparison of certain financial and stock market information for FFVA Financial and One Valley with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler considered relevant.

         In connection with rendering the Sandler Fairness Opinion, Sandler confirmed the appropriateness of its reliance on the analyses used to render the December 16, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

         In performing its reviews and analyses and preparing its opinion, Sandler assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler does not assume any responsibility or liability therefor. Sandler did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of FFVA Financial or One Valley or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of FFVA Financial and One Valley). With respect to the information regarding potential future financial performance provided by each company's management, Sandler assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of FFVA Financial and One Valley and that such performances will be achieved. Sandler expressed no opinion as to such financial forecasts or the assumptions on which they were based.

         Sandler's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. For purposes of rendering its opinion, Sandler assumed, in all respects material to its analysis, that all of the representations and warranties contained the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler also assumed that there has been no material change in FFVA Financial's or One Valley's assets, financial condition, results of operations, business or prospects since September 30, 1997, the date of the last financial statements reviewed by it, that FFVA Financial and One Valley will remain as going concerns for all periods relevant to its analyses, that the Merger will be accounted for as a pooling of interests and that the Merger will qualify as a tax-free reorganization for federal and local income tax purposes. Pooling-of-interest accounting is not a condition to the Merger.

         Under the Sandler Agreement, FFVA Financial has agreed to pay Sandler a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler Agreement, FFVA Financial has agreed to pay Sandler a transaction fee equal to 0.75% of the aggregate transaction price, of which approximately 25% has been paid and the remainder is payable upon closing of the transaction. Sandler has also received a fee of $100,000 for rendering its fairness opinion, which

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



amount will be credited against the balance of the transaction fee payable to Sandler upon consummation of the Merger. FFVA Financial has also agreed to reimburse Sandler for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws. It is expected that Sandler will act as underwriter in connection with the offering of certain shares of FFVA Financial treasury stock and, in connection therewith, will receive customary underwriting discounts and commissions and will be indemnified by FFVA Financial (and following the Merger, by One Valley) against certain liabilities, including liabilities under securities laws.

         In the ordinary course of its business, Sandler may actively trade the debt and/or equity securities of FFVA Financial and One Valley and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of One Valley's Financial Advisor

         One Valley engaged Merrill Lynch to act as its exclusive financial advisor in connection with the Merger. Pursuant to the terms of its engagement, Merrill Lynch agreed to assist One Valley in analyzing, structuring, negotiating and effecting a transaction with FFVA Financial.

         Representatives of Merrill Lynch were present via telephone at the meeting of the One Valley Board of Directors held on December 16, 1997, at which the One Valley Board considered and approved the Merger Agreement. At that meeting, Merrill Lynch rendered its oral opinion (subsequently confirmed in writing) that, as of such date, the Exchange Ratio (see "- Exchange Ratio") was fair to One Valley from a financial point of view. Merrill Lynch has reconfirmed its opinion dated as of December 16, 1997, by delivering a written opinion to the One Valley Board, dated the date of this Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the Exchange Ratio was fair to One Valley from a financial point of view (the "Merrill Lynch Opinion")

         THE FULL TEXT OF THE MERRILL LYNCH OPINION, DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX III TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE ONE VALLEY BOARD FOR ITS INFORMATION, IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ONE VALLEY SHAREHOLDERS AS TO HOW SUCH SHAREHOLDERS SHOULD VOTE AT THE ONE VALLEY MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO. THE DESCRIPTION OF THE MERRILL LYNCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX III. ONE VALLEY SHAREHOLDERS ARE URGED TO READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY.

         In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to One Valley and FFVA Financial that it deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of FFVA Financial and One Valley furnished to it by senior management of One Valley, as well as the amount and timing of the cost savings and related expenses and revenue enhancements

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



expected to result from the Merger furnished to it by senior management of One Valley (the "expected Synergies"); (iii) conducted discussions with member of senior management of One Valley concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of One Valley and FFVA Financial before and after giving effect to the Merger and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the One Valley Shares and FFVA Financial Shares and compared the One Valley Shares and the FFVA Financial Shares with those of certain publicly traded companies which it deemed to be relevant; (v) reviewed the results of operations of One Valley and FFVA Financial and compared them with those of certain publicly traded companies which it deemed to be relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which it deemed to be relevant; (vii) participated in certain discussions and negotiations among representatives of One Valley and FFVA Financial and their financial and legal advisors; (viii) reviewed the potential pro forma impact of the Merger; (ix) reviewed the Merger Agreement and the Option Agreement; (x) reviewed the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; and (xi) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of the general economic, market and monetary conditions.

         In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Merrill Lynch did not assume responsibility for independently verifying such information, did not undertake an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of One Valley or FFVA Financial or any of their subsidiaries and was not furnished with any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses and did not make an independent evaluation of the adequacy of the allowances for loan losses of each of One Valley or FFVA Financial, nor did Merrill Lynch review any individual credit files relating to One Valley or FFVA Financial, and Merrill Lynch assumed that the aggregate allowance for loan losses for each of One Valley and FFVA Financial is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct any physical inspection of the properties or facilities of One Valley or FFVA Financial. Merrill Lynch also assumed and relied upon the senior management of One Valley and FFVA Financial as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefore) provided to, and discussed with, Merrill Lynch. In that regard, Merrill Lynch has assumed with One Valley's consent that such forecasts, including, without limitation, financial forecasts, evaluations of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, results of operations, and the Expected Synergies furnished to or discussed with Merrill Lynch by One Valley reflected the best currently available estimates, allocations and judgment of One Valley's senior management as to the expected future financial performance of One Valley, FFVA Financial and the combined entity, as the case may be. Merrill Lynch expressed no opinion as to such financial forecast information or the Expected Synergies or the assumptions on which they were based. In addition, Merrill Lynch assumed that the Merger will qualify as a pooling-of-interests for accounting and financial reporting purposes and that it will qualify as a tax-free reorganization for United States Federal income tax purposes. Pooling-of-interest accounting treatment is not a condition of the Merger.

         The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. For purposes of rendering its opinion Merrill Lynch assumed, in all respects material to its analysis, that the representations and warranties of each party to the Merger Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents has performed and will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Merrill Lynch also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

         In connection with rendering its opinion dated December 16, 1997, Merrill Lynch performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch underlying the Merrill Lynch Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Merrill Lynch Opinion.

         The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the senior management of One Valley. One Valley does not publicly disclose internal management projections of the type provided to Merrill Lynch in connection with its review of the merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

         The following is a summary of the material analyses presented by Merrill Lynch to the One Valley Board of Directors on December 16, 1997, in connection with its fairness opinion dated as of such date.

         Summary of Proposal. Merrill Lynch reviewed the terms of the proposed transaction, including the Exchange Ratio and the implied aggregate transaction value. Based on One Valley's closing stock price of $40.94 on December 15, 1997, Merrill Lynch calculated an implied transaction value per share of FFVA Financial of $42.98, and an implied total transaction value of approximately $204 million. Merrill Lynch calculated the price to market, price to book, price to tangible book, implied deposit premium (defined as the transaction value minus the tangible book value divided by total deposits), price to trailing twelve months' earnings and price to projected 1997 and 1998 earnings multiples for FFVA Financial in the Merger based on such implied total transaction value. This analysis yielded a price to market multiple of 1.22x , a price to book value multiple of 2.41x, a price to tangible book value multiple of 2.46x, an implied deposit premium of 31.44%, a price to trailing twelve months' earnings multiple of 26.36x, a price to projected 1997 earnings multiple of 25.28x and a price to projected 1998 earnings multiple of 23.75x.

         Pro Forma Merger Analysis. Based on projections provided by One Valley and the Expected Synergies, including an after-tax fully-phased in synergy assumption of $2.5 million in 1999, Merrill Lynch analyzed certain pro forma effects of the Merger. This analysis indicated that the transaction would be neutral to projected earnings per share of One Valley Common Stock in 1998 and accretive to projected earnings per

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



share thereafter, and that the Merger would be accretive to One Valley's book value and tangible book value per share. In this analysis, Merrill Lynch assumed that One Valley performed in accordance with the earnings forecasts and Expected Synergies provided to Merrill Lynch by One Valley's senior management.

         Discounted Dividend Stream Analysis - FFVA Financial. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after-tax cash flows that FFVA Financial could produce and distribute to shareholders ("dividendable net income") assuming after-tax expected synergies of $2.5 million in 1999 and an after-tax restructuring charge of $1.1 million in 1998. Merrill Lynch assumed that FFVA Financial performed in accordance with earnings forecasts provided to Merrill Lynch by One Valley's senior management from 1998 to 2000 and at an annual rate of 10% thereafter, and that FFVA Financial's tangible common equity to tangible asset ratio would be maintained at a 5.0% level. Merrill Lynch estimated the terminal values for the FFVA Financial common stock at 14.00 to 16.00 times FFVA Financial's 2003 estimated operating income (defined as net income before amortization of intangibles). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 11.0% to 13.0%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of FFVA Financial Common Stock. This discounted dividend stream analysis indicated a reference range of $40.51 to $45.88 per share for FFVA Financial Common Stock. As indicated above, this analysis was based on One Valley management estimates and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

         Analysis of Selected Thrift Merger Transactions - FFVA Financial. Merrill Lynch reviewed publicly available information regarding selected thrift merger transactions with a value between $150 million and $450 million which had occurred in the United States since January 1, 1997 that it deemed to be relevant. Merrill Lynch compared the price to market, price to book value, price to tangible book value, price to trailing twelve months' earnings and the implied deposit premium paid in the Merger to the corresponding ratios for such transactions. This analysis yielded a range of (i) price to market multiples of 1.03x to 1.73x with a mean of 1.29x (compared with multiple of 1.22x for FFVA Financial in the Merger), (ii) price to book value multiples of 1.65x to 3.06x with a mean of 2.20x (compared with a multiple of 2.41x for FFVA Financial in the Merger), (iii) price to tangible book value multiples of 1.65x to 3.31x with a mean of 2.34x (compared with a multiple of 2.46x for FFVA Financial in the Merger), (iv) price to trailing twelve months' earnings multiples of 15.27x to 35.00x with a mean of 21.25x (compared with a multiple of 26.36x for FFVA Financial in the merger), and (v) implied deposit premiums paid of 7.56% to 27.60% with a mean of 18.40% (compared with an implied deposit premium of 31.44% for FFVA Financial in the Merger).

         Merrill Lynch also reviewed publicly available information regarding selected thrift merger transactions with a value between $150 million and $450 million which had occurred in the Mid-Atlantic states since January 1, 1997 that it deemed to be relevant. Merrill Lynch compared the price to market, price to book value, price to tangible book value, price to trailing twelve months' earnings and the implied deposit premium paid in the Merger to the corresponding ratios for such transactions. This analysis yielded a range of (i) price to market multiples of 1.25x to 1.73x with a mean of 1.46x (compared with multiple of 1.22x for FFVA Financial in the Merger), (ii) price to book value multiples of 2.07x to 3.06x with a mean of 2.55x (compared with a multiple

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



of 2.41x for FFVA Financial in the Merger), (iii) price to tangible book value multiples of 2.13x to 3.31x with a mean of 2.65x (compared with a multiple of 2.46x for FFVA Financial in the Merger), (iv) price to trailing twelve months' earnings multiples of 17.80x to 31.36x with a mean of 25.06x (compared with a multiple of 26.36x for FFVA Financial in the merger), and (v) implied deposit premiums paid of 18.54% to 27.60% with a mean of 24.39% (compared with an implied deposit premium of 31.44% for FFVA Financial in the Merger).

         No company or transaction used in the above analysis as a comparison is identical to FFVA Financial or the Merger, respectively. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values as the case may be, of FFVA Financial and the companies to which they are being compared.

         Comparison of Selected Comparable Companies - FFVA Financial. Merrill Lynch reviewed and compared selected operating and stock market results of FFVA Financial to the publicly available corresponding data of certain other companies Merrill Lynch deemed to be relevant. The group of selected thrifts (the "Merrill Lynch - FFVA Financial Composite") included CENIT Bancorp Inc., Coastal Financial Corp., First Financial Holdings Inc., First Savings Bancorp Inc., FirstSpartan Financial Corp., Green Street Financial Corp., HFNC Financial Corp., Leeds Federal Savings Bank (MHC), Maryland Federal Bancorp, South Street Financial Corp. and Virginia Beach Fed. Financial. This comparison showed, among other things, that, on an annualized basis on results for the quarter ended September 30, 1997 (i) FFVA Financial's net interest margin was 3.80% compared to a mean 3.45% for the Merrill Lynch - FFVA Financial Composite, (ii) FFVA Financial's efficiency ratio (defined as noninterest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 43.84% compared to a mean of 51.77% for the Merrill Lynch-FFVA Financial Composite, (iii) FFVA Financial's return on average assets was 1.48% compared to a mean of 1.11% for the Merrill Lynch - FFVA Financial Composite, and (iv) FFVA Financial's return on average equity was 11.20% compared to a mean of 9.14% for the Merrill Lynch - FFVA Financial Composite. This comparison also indicated that (i) at September 30, 1997, (A) FFVA Financial's tangible equity to tangible asset ratio was 13.08% compared to a mean of 16.45% for the Merrill Lynch - FFVA Financial Composite, (B) FFVA Financial's ratio of equity to assets was 13.31% compared with a mean of 16.50% for the Merrill Lynch - FFVA Financial Composite,
(C) FFVA Financial's Core capital ratio was 19.85% compared with a mean of 35.03% for the Merrill Lynch - FFVA Financial Composite, (D) FFVA Financial's ratio of nonperforming loans to total loans was 0.26% compared with a mean of 0.41% for the Merrill Lynch - FFVA Financial Composite, (E) FFVA Financial's ratio of nonperforming assets to total assets was 0.16% compared with a mean of 0.45% for the Merrill Lynch - FFVA Financial Composite, (F) FFVA Financial's ratio of loan loss reserves to nonperforming assets was 361.92% compared with a mean of 197.56% for the Merrill Lynch - FFVA Financial Composite, (G) FFVA Financial's ratio of loan loss reserves to nonperforming loans was 373.99% compared with a mean of 197.59% for the Merrill Lynch - FFVA Financial Composite, (ii) as of December 12, 1997 (A) the ratio of FFVA Financial's market price to estimated earnings for the twelve month period ending December 31, 1997 was 19.85x compared to a mean of 23.35x for the Merrill Lynch - FFVA Financial Composite (assuming reported average earnings estimates based on data from First Call for the Merrill Lynch - FFVA Financial Composite and assuming management estimates for FFVA Financial), (B) the ratio of FFVA Financial's market price to estimated earnings for the twelve month period ending December 31, 1998 was 18.65x compared to a mean of 21.31x for the Merrill Lynch - FFVA Financial Composite, (C) the ratio of FFVA Financial's market price to book value per share at September 30, 1997 was 1.89x compared to a mean of 1.91x for the Merrill Lynch -FFVA Financial Composite, (D) the ratio of FFVA Financial's market price to tangible book value per share at

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



September 30, 1997 was 1.93x compared to a mean of 1.93x for the Merrill Lynch - FFVA Financial Composite, and (E) FFVA Financial's dividend yield was 1.44% compared to a mean of 1.96% for the Merrill Lynch - FFVA Financial Composite.

         Discounted Dividend Stream Analysis - One Valley. Using a discounted dividend stream analysis, Merrill Lynch estimated the dividendable net income of One Valley on a stand-alone basis from 1997 through 2002. Merrill Lynch assumes that One Valley performs in accordance with the earnings forecasts provided to Merrill Lynch by One Valley's senior management for 1998 and gross earnings at an annual rate of 10.00% thereafter and that One Valley's tangible common equity to tangible asset ratio would be maintained at a 6% level. Merrill Lynch estimated the terminal values for the One Valley common stock at 14.00 and 16.00 times One Valley's 2003 estimated operating income (defined as net income before amortization of intangibles). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 11.0% to 13.0%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of One Valley Common Stock. This discounted dividend stream analysis indicated a reference range of $36.43 to $43.11 per share for One Valley Common Stock. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. The discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

         Comparison of Selected Comparable Companies - One Valley. Merrill Lynch compared selected operating and stock market results of One Valley to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant. The companies included Centura Banks Inc., CCB Financial Corp., F&M National Corp., First Citizens BancShares Inc., First Commonwealth Financial, First Financial Bancorp, FirstMerit Corp., F.N.B. Corp, Fulton Financial Corp., Keystone Financial Inc., Mid Am Inc., Park National Corp., Provident Bankshares Corp., S&T Bancorp Inc., Susquehanna Bancshares Inc., United Bankshares Inc., WesBanco Inc. (collectively the "Merrill Lynch - One Valley Composite"). This comparison showed, among other things, that for the twelve months ended September 30, 1997, (i) One Valley's net interest margin was 4.61% compared with a mean 4.67% for the Merrill Lynch - One Valley Composite,
(ii) One Valley's efficiency ratio (defined as noninterest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 54.51% compared with a mean of 56.50% for the Merrill Lynch One Valley Composite, (iii) One Valley's return on average assets was 1.35% compared to a mean of 1.36% for the Merrill Lynch - One Valley Composite and (iv) One Valley's return on average equity was 14.25% compared to a mean of 13.90% for the Merrill Lynch - One Valley Composite. This comparison also indicated that
(i) at September 30, 1997, (A) One Valley's tangible equity to tangible asset ratio was 7.39% compared to a mean of 9.32% for the Merrill Lynch - One Valley Composite, (B) One Valley's ratio of equity to assets was 8.71% compared with a mean of 9.86% for the Merrill Lynch - One Valley Composite, (C) One Valley's Tier I capital ratio was 14.60% compared with a mean of 13.10% for the Merrill Lynch - One Valley Composite, (D) One Valley's ratio of nonperforming loans to total loans was 0.34% compared with a mean of 0.42% for the Merrill Lynch - One Valley Composite, (E) One Valley's ratio of nonperforming assets to total assets was 0.25% compared with a mean of 0.40% for the Merrill Lynch - One Valley Composite, (F) One Valley's ratio of loan loss reserves to nonperforming assets was 364.21% compared with a mean of 315.59% for the Merrill Lynch One Valley Composite, (G) One Valley's ratio of loan loss reserves to nonperforming loans was 423.36% compared with a mean of 381.66% for the Merrill Lynch - One Valley Composite, (ii) as of December 12, 1997

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



(H) the ratio of One Valley's market price to estimated earnings for the twelve month period ending December 31, 1997 was 19.01x compared to a mean of 19.81x for the Merrill Lynch - One Valley Composite (assuming reported average earnings estimates based on data from First Call for the Merrill Lynch - One Valley Composite and assuming management estimates for One Valley), (I) the ratio of One Valley's market price to estimated earnings for the twelve month period ending December 31, 1998 was 17.92x compared to a mean of 17.79x for the Merrill Lynch - One Valley Composite), (J) the ratio of One Valley's market price to book value per share at September 30, 1997 was 2.63x compared to a mean of 2.74x for the Merrill Lynch - One Valley Composite, (K) the ratio of One Valley's market price to tangible book value per share at September 30, 1997 was 3.09x compared to a mean of 2.93x for the Merrill Lynch - One Valley Composite, and
(L) One Valley's dividend yield was 2.09% compared to a mean of 2.22% for the Merrill Lynch - One Valley Composite.

         In connection with its opinion dated as of the date of this Proxy Statement, Merrill Lynch performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those described above in updating its December 16, 1997 opinion.

         In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of One Valley, FFVA Financial and Merrill Lynch. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. With respect to the comparison of selected companies analysis and the analysis of selected thrift merger transactions summarized above, no public company utilized as a comparison is identical to One Valley or FFVA Financial. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies concerned. The analyses do not purport to be appraisals or to reflect the prices at which One Valley or FFVA Financial might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Merrill Lynch was not asked to consider, and the Merrill Lynch Opinion does not in any manner address, the price at which shares of One Valley common stock will actually trade following consummation of the Merger. In addition, as described above, the Merrill Lynch Opinion was among many factors taken into consideration by the One Valley Board in making its determination to approve the Merger Agreement (see "- Recommendation of the Board and Reasons for the Merger"). Consequently, the Merrill Lynch analyses described above should not be viewed as determinative of any decision of the One Valley Board or One Valley's management with respect to the Merger.

         Merrill Lynch has been retained by the One Valley Board as an independent contractor to act as financial advisor to One Valley in connection with the Merger. One Valley retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has, in the past, provided financial advisory and financing services to One Valley and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and/or equity securities of One Valley and FFVA Financial and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         One Valley and Merrill Lynch have entered into a letter agreement dated December 12, 1997, relating to the services to be provided by Merrill Lynch in connection with the Merger. One Valley has agreed to pay Merrill Lynch fees as follows: (i) a cash fee of $100,000, which was paid upon the execution of the letter agreement, and (ii) a cash fee of $750,000 (less the fees paid upon execution of the letter agreement and certain retainer fees previously paid to Merrill Lynch) payable at the Effective Date of the Merger. In such letter, the Company also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities under federal and state securities laws.

Conditions to Consummation of the Merger; Waiver

         The Merger will occur only if holders of a majority of the issued and outstanding shares of One Valley Common Stock and holders of two-thirds of the issued and outstanding shares of FFVA Financial Common Stock approve the Merger Agreement and the holders of eighty percent of the issued and outstanding shares of FFVA Financial Common Stock approve the FFVA Financial Amendment. Consummation of the Merger is subject to the satisfaction of certain other conditions, including: (i) receipt of the regulatory approvals referred to below under "- Regulatory Approvals"; (ii) representations and warranties of One Valley and FFVA Financial contained in the Merger Agreement being true and correct in all material respects on the effective date; (iii) receipt of certain legal opinions from counsel, including an opinion regarding certain federal tax aspects of the Merger; (iv) FFVA Financial having delivered to One Valley a schedule of all persons deemed to be "affiliates" of FFVA Financial; and (v) continued effectiveness of the registration statement filed with the Securities and Exchange Commission and the absence of any pending or threatened stop order proceedings with respect thereto.

         One Valley and FFVA Financial may waive (i) any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, and (ii) compliance by the other party with any of the conditions, covenants and agreements contained in the Merger Agreement.

         Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective on such date which the Certificate of Merger approving the Merger is issued by the Secretary of State of the State of West Virginia; such date must not be more than 30 days after the receipt of all requisite approvals of regulatory authorities and shareholders. Subject to the foregoing, it is currently anticipated by the parties that the Merger will be consummated in the second quarter of 1998. The Board of Directors of either One Valley or FFVA Financial may terminate the Merger Agreement if the Effective Date does not occur on or before midnight on October 1, 1998. See "- Exchange of Certificates" and "- Termination."

No Solicitation of Transactions

         Pursuant to the Merger Agreement, FFVA Financial and its directors, officers, representatives or agents may not, directly or indirectly, take any action to solicit, support or encourage any offer or proposal from any other person to acquire FFVA Financial or its assets or shares of FFVA Financial's Common Stock, or of Savings

Bank, or engage in negotiations with or provide information to such person with respect to such offer or proposal. FFVA Financial may engage in such negotiations or provide information if the Board of Directors of FFVA Financial concludes after receipt of legal advice from its counsel, that their fiduciary duties to the shareholders of FFVA Financial so require. In the case of any action pursuant to the immediately preceding sentence regarding the specific terms and structure of a possible Acquisition Transaction (as hereinafter defined) (but excluding actions taken to determine whether an unsolicited offer by a third party is a bona fide offer), One Valley may, in its sole discretion, terminate the Merger Agreement at any time before consummation of the Merger. FFVA Financial will immediately notify One Valley if any such negotiations occur, if such information is provided, or if such offer or proposal is made, and will keep One Valley informed of any such negotiations, offers, proposals, or transactions.

Stock Option Agreement

         In connection with the Merger Agreement, One Valley and FFVA Financial entered into a Stock Option Agreement, dated as of December 16, 1997 (the "Option Agreement"). Pursuant to the Option Agreement, FFVA Financial granted One Valley an option (the "Option") to purchase, subject to adjustments in certain circumstances, up to 490,000 fully paid and non-assessable shares of FFVA Financial Common Stock (the "Option Shares") at a price per share equal to $39.97.

         Subject to applicable law and regulatory restrictions, One Valley may exercise the Option, in whole or in part, but only if, a Fee Event (as defined below) has occurred prior to the occurrence of a Fee Termination Event (as defined below), provided that written notice of such exercise as required by the Option Agreement is provided within six months following such Fee Event (or such later period as provided in the Option Agreement). In addition, One Valley may not exercise the Option at any time when One Valley shall be in material or willful breach of any of its covenants or agreements in the Merger Agreement.

         As used in the Option Agreement, "Fee Termination Event" means each of the following: (i) the Closing Date; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Preliminary Fee Event, other than termination by One Valley if
(A) FFVA Financial has made a material misrepresentation, or is in breach of a representation or warranty made by it, in the Merger Agreement or (B) in certain circumstances if FFVA Financial enters into negotiations with a third party in respect of an Acquisition Transaction (defined below); (iii) termination of the Merger Agreement following the occurrence of a Preliminary Fee Event and the passage of 18 months after such termination; or (iv) termination of the Merger Agreement by One Valley for the reasons set forth in (ii) above and the passage of 18 months after such termination.

         As used in the Option Agreement, "Preliminary Fee Event" means any of the following events or transactions occurring on or after the date of signing the Option Agreement:

         (i) FFVA Financial or Savings Bank, without having received One Valley's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than One Valley or any of its subsidiaries or affiliates, or the FFVA Financial Board shall have approved, recommended, publicly proposed or publicly announced an intention to authorize, recommend, propose or accept any Acquisition Transaction with any person other than One Valley or any of its subsidiaries or affiliates. For purposes of the Merger Agreement, "Acquisition Transaction" shall mean (A) a merger or consolidation, or any similar transaction involving FFVA Financial or the Savings Bank, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of FFVA Financial or the Savings Bank, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of FFVA Financial or the Savings Bank, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only FFVA Financial and Savings Bank;

         (ii) (A) Any person other than One Valley or any of its subsidiaries or affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of FFVA Financial Common Stock or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act")), other than a group of which any of One Valley or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 10% or more of the FFVA Financial Common Stock then outstanding;

         (iii) Any person other than One Valley or any of its subsidiaries or affiliates shall have made a bona fide proposal to FFVA Financial or its shareholders, by public announcement or written communication that is or becomes the subject of public discourse, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than One Valley or any of its subsidiaries or affiliates shall have commenced (as the term is defined in Rule 14d-2 under the 1934 Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer ("Tender Offer") or exchange offer ("Exchange Offer") to purchase any Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding FFVA Financial Common Stock;

         (iv) After a proposal is made by a third party to FFVA Financial or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to FFVA Financial to make such a proposal if the Merger Agreement terminates, FFVA Financial shall have breached any representation, covenant or obligation contained in the Merger Agreement and such breach would entitle One Valley to terminate the Merger Agreement (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger); or

         (v) The holders of FFVA Financial Common Stock shall not have approved the Merger Agreement at the FFVA Special Meeting or the FFVA Financial Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in each case only after any person (other than One Valley or any of its subsidiaries or affiliates) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer, or (C) filed a registration statement under the Securities Act with respect to any Exchange Offer.

         As used in the Option Agreement, "Fee Event" means any of the following events or transactions occurring after the date of signing the Option Agreement:

         (i) The acquisition by any person, other than One Valley or any of its subsidiaries or affiliates, or group of beneficial ownership of 30% or more of the then outstanding shares of FFVA Financial Common Stock; or

         (ii) The occurrence of the Preliminary Fee Event described in clause
(i) except that the percentage referred to in the definition of Acquisition Transaction shall be 30%.

         As provided in the Option Agreement, in the event that One Valley is entitled to and wishes to exercise the Option, it is obligated to send to FFVA Financial a written notice (the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of FFVA Financial Common Stock it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice of Date for the closing of such purchase (the "Purchase Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, FFVA Financial shall cooperate with One Valley in the filing of the required notice or application for approval and the obtaining of such approval and the Purchase Closing Date shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         Under applicable law, One Valley may be required to obtain the prior approval of the Federal Reserve Board prior to acquiring 5% or more the issued and outstanding shares of FFVA Financial Common Stock. Certain other regulatory approvals may also be required before such an acquisition could be completed.

         Neither of the parties to the Option Agreement may assign any of its rights or obligations under the Merger Agreement or the Option created thereunder to any other person, without the express written consent of the other party, except that (i) One Valley may assign the Option Agreement to a wholly owned subsidiary of One Valley and (ii) One Valley may assign its rights thereunder in whole or in part after the occurrence of a Fee Event; provided, however, that until the Federal Reserve Board has approved an application by One Valley to acquire the shares of Common Stock subject to the Option, One Valley may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of FFVA Financial, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on One Valley's behalf or (iv) any other manner approved by the Federal Reserve Board.

         In addition, any shares of FFVA Financial Common Stock purchased upon the exercise of the Option may be resold by One Valley pursuant to registration rights under the Option Agreement.

         In the event of any change in, or distributions in respect of, the FFVA Financial Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares or securities subject to the Option will be appropriately adjusted and proper provision will be made in the agreements governing such transaction so that One Valley would receive, upon exercise of the Option, the number and class of shares or other securities or property that One Valley would have received in respect of FFVA Financial Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of FFVA Financial Common Stock are issued after the date of the Merger Agreement (other than pursuant to an event described in the preceding sentence), the number of shares of FFVA Financial Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 9.9% of the number of shares of FFVA Financial Common Stock then issued and outstanding, after giving effect to any shares subject to or issued pursuant to the Option.

         At any time within 12 months after the occurrence of a Repurchase Event (as defined below) at the request of One Valley, FFVA Financial (or any successor thereto) must repurchase from One Valley (i) the Option and (ii) all shares of FFVA Financial Common Stock purchased by One Valley pursuant to the Option Agreement in respect of which One Valley then has beneficial ownership, in each case at purchase prices provided for in the Option Agreement.

         A "Repurchase Event" will be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

         (i) the acquisition by any person (other than One Valley or any of its subsidiaries or affiliates) of beneficial ownership of 50% or more of the then outstanding FFVA Financial Common Stock; or

         (ii) the consummation of any of the transactions described in clauses
(i), (ii) and (iii) of the immediately succeeding paragraph.

         In the event that FFVA Financial enters into an agreement (i) to consolidate with or merge into any person, other than One Valley or any of its subsidiaries or affiliates and would not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than One Valley or any of its subsidiaries or affiliates, to merge into FFVA Financial and FFVA Financial is the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of FFVA Financial Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of FFVA Financial Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Savings Bank's assets or deposits to any person, other than One Valley or any of its subsidiaries or affiliates, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth in the Option Agreement, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of One Valley, of either (A) the Acquiring Corporation (as defined in the Option Agreement), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause (ii) of this paragraph, FFVA Financial.

         One Valley may, at any time following a Repurchase Event and prior to the occurrence of a Fee Termination Event (or such later period as provided in the Option Agreement), relinquish the Option (together with any Option Shares issued to and then owned by One Valley) to FFVA Financial in exchange for a cash fee equal to the Surrender Price; provided, however, that One Valley may not exercise such right if FFVA Financial has repurchased the Option (or any portion thereof) or any Option Shares as described above. The "Surrender Price" will be equal to $3.5 million (i) plus, if applicable, One Valley's purchase price actually paid with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by One Valley pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over
(B) One Valley's purchase price of such Option Shares. One Valley's "profit" under the Option is limited to $6 million, as provided for in the Option Agreement.

         Arrangements such as the Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated according to their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Option Agreement was entered into to accomplish these objectives. The Option Agreement may have the effect of discouraging offers by third parties to acquire FFVA Financial prior to the Merger, even if such persons were prepared to offer to pay consideration to FFVA Financial shareholders which has a higher current market price than the shares of One Valley Common Stock to be received by such holders pursuant to the Merger Agreement.

         To the best knowledge of FFVA Financial and One Valley, no event giving rise to the right to exercise the Option has occurred as of the date of this Joint Proxy Statement/Prospectus.

Price-Based Termination

         The Merger Agreement contains a provision that permits FFVA Financial to terminate the Merger Agreement if there is a significant decline in the per share market price of One Valley's Common Stock that is not coincidental with a significant decline in the stock prices of certain other financial institution holding companies unless One Valley is willing to increase the consideration it will pay for FFVA Financial Common Stock ("Merger Consideration"). Generally, FFVA Financial will have the right to terminate the Merger Agreement if both (i) the price of One Valley's Common Stock declines by 15% or more, and (ii) the decline is at least 10% greater than the decline of the other institutions.

         This provision specifically provides that FFVA Financial may terminate the Merger Agreement at any time during the five-day period commencing with the day (the "Determination Date") that is the 10th calendar day preceding the closing date, if both of the following conditions are satisfied:

         (i)      the Converted Value (defined below) is less than $36.54; and

         (ii) (A) the number obtained by dividing the Closing Value (defined below) by $40.94 (the "One Valley Ratio") is less than (B) 90% of the number obtained by dividing the Index Price (defined below) on the Determination Date (defined below) by the Index Price (defined below) on the Starting Date (defined below).

         If the FFVA Financial Board elects to exercise this termination right, it must give prompt written notice to One Valley following its election. During the five-day period beginning when One Valley receives notice from FFVA Financial, One Valley has the option to avoid a termination of the Merger Agreement by electing to increase the Merger Consideration. The increase would occur by adjusting the Exchange Ratio to a number so that the Converted Value is no less than $36.54. If One Valley makes this election, it must give prompt written notice to FFVA Financial of its election and the revised consideration. As a result, no termination will occur and the Merger Agreement will otherwise remain in effect in accordance with its terms.

         The following terms have the meanings indicated below:

         "Converted Value" shall mean the product of the Closing Value multiplied by the Exchange Ratio of 1.05.

         "Closing Value" shall mean the average of the closing prices per share of the One Valley Common Stock on the New York Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal) by the ten trading days (determined by excluding days on which the New York Stock Exchange is closed) immediately preceding the Determination Date (the tenth day to be determined by counting the day preceding the Determination Date as the first day).

         "Determination Date" shall mean the tenth calendar day preceding the date designated by One Valley as the Closing Date.

         "Index Group" shall mean the nineteen (19) bank holding companies listed below, the Common Stock of all of which shall be publicly traded and as to which there shall not have been, since December 15, 1997, and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding Common Stock) shall be redistributed proportionately for purposes of determining the Index Price. The 19 bank holding companies and the weights attributed to them are as follows:

Bank Holding Companies                                     % Weighting
FMER              FirstMerit Corp.                           10.48%
FVB               First Virginia Banks Inc.                   8.26%
KSTN              Keystone Financial Inc.                     8.16%
NCBC              National Commerce Bancorp.                  8.00%
FULT              Fulton Financial Corp.                      7.56%
PFGI              Provident Financial Group Inc.              6.92%
VLY               Valley National Bancorp                     6.66%
BNK               CNB Bancshares Inc.                         5.34%
WILM              Wilmington Trust Corp.                      5.30%
RIGS              Riggs National Corp.                        4.79%
HUBC              HUBCO Inc.                                  4.45%
OLDB              Old National Bancorp                        4.37%
CBC               Centura Banks Inc.                          4.17%
SUSQ              Susquehanna Bancshares Inc.                 3.55%
CCB               CCB Financial Corp.                         3.27%
FMBI              First Midwest Bancorp Inc.                  2.64%
FFBC              First Financial Bancorp                     2.61%
FCNCA             First Citizens BancShares Inc.              2.00%
PRK               Park National Corp.                         1.49%
                  Total                                      100.00%

         "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as provided with respect to the Determination Value).

         If One Valley or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, the prices for the common stock of such company will be appropriately adjusted for purposes of applying the foregoing price-based termination option.

         Prior to making any decision to terminate (or allowing the termination of) the Merger Agreement, each of the FFVA Financial Board and the One Valley Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. It is not possible to know whether such termination right will be triggered until after the Determination Date. The FFVA Financial Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if the termination right has been triggered. In considering whether to exercise its termination right in such situation, the FFVA Financial Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel.

         If the FFVA Financial Board elects to exercise its termination right, FFVA Financial must give One Valley prompt notice of that decision during a five-day period beginning with the Determination Date. During the five-day period commencing with receipt of such notice, One Valley has the option, in its sole discretion, to increase the consideration in the manner set forth in the Merger Agreement and as described above and thereby avoid termination of the Merger Agreement.

         One Valley is under no obligation to increase the consideration, and there can be no assurance that One Valley would elect to increase the Merger Consideration if the FFVA Financial Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by One Valley in consultation with its investment and legal advisors in light of the circumstances existing at the time One Valley has the opportunity to make an election. If One Valley elects to increase the Merger Consideration, it must give FFVA Financial prompt notice of that election and such increased consideration, in which case no termination of the Merger Agreement would occur as a result of the triggering of the termination right.

Termination

         In addition to terminating the Merger Agreement based upon a decline in One Valley's Common Stock price described above, the Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after its approval by the shareholders of FFVA Financial or One Valley: (i) by mutual consent of FFVA Financial and One Valley; (ii) by One Valley if there has been a material misrepresentation or breach of warranty in the representations and warranties of FFVA Financial set forth in the Merger Agreement that has not been cured within 30 days; (iii) or by FFVA Financial if there has been a material misrepresentation or breach of warranty in the representations and warranties of One Valley set forth in the Merger Agreement that has not been cured within 30 days; (iv) by either FFVA Financial or One Valley upon written notice to the other if the closing date does not occur before midnight on October 1, 1998; (v) by either FFVA Financial or One Valley if the Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (vi) by One Valley if FFVA Financial and its directors, officers, representatives or agents will, directly or indirectly, take any action to solicit, support or encourage any offer or proposal from any other person to acquire FFVA Financial or its assets or shares of its Common Stock, or of Savings Bank, or engage in negotiations with or provide information to such person with respect to such offer or proposal; provided, however, that FFVA Financial may engage in negotiations or provide information if the Board of Directors of FFVA Financial concludes after receipt of legal advice from its counsel, that their fiduciary duties to the shareholders of FFVA Financial so require. In the case of any action pursuant to the immediately preceding sentence regarding the specific terms and structure of a possible Acquisition Transaction (as hereinafter defined) (but excluding actions taken to determine whether an unsolicited offer by a third party is a bona fide offer), One Valley may, in its sole discretion, terminate the Merger Agreement at any time before the closing date.

         In the event of termination of the Merger Agreement, the Merger Agreement shall thereafter become void and, subject to certain specified provisions of the Merger Agreement dealing with confidentiality of information and expenses, there shall be no liability on the part of any party or their respective officers or directors, except that any termination shall be without prejudice to the rights of a party arising out of the willful breach by any other party of any covenant or wilful misrepresentation contained in the Merger Agreement and except that in certain limited circumstances, a termination fee may become payable as described under "- Termination Fee."

Termination Fee

         In recognition of the efforts and expenses of, and other opportunities foregone by One Valley while structuring the Merger, the Merger Agreement provides that FFVA Financial shall pay to One Valley a termination fee of $3.5 Million dollars (the "Termination Fee") upon the occurrence of a Fee Event (as defined above). One Valley must send written notice of its entitlement to the Termination Fee within 90 days after One Valley actually becomes aware of an occurrence that triggers the Termination Fee. One Valley's right to receive the Termination Fee shall terminate upon a Fee Termination Event.

FFVA Financial's Stock Option Plans

         At the Closing Date, each option FFVA Financial granted under its "FFVA Financial Corporation Stock Option Plan" (the "Stock Option Plan"), which is outstanding and unexercised immediately prior thereto, shall be converted into an option to purchase One Valley Common Stock on the same terms and conditions in effect immediately prior to the Merger. Each option that is converted shall be converted into an option to purchase such an amount of One Valley Common Stock at an exercise price determined as follows:

         (a) the number of shares of One Valley Common Stock to be subject to the new option shall be equal to 1.05 (one and five one-hundredths) times the number of shares of FFVA Financial Common Stock subject to the original option, rounded, if necessary, up to the nearest whole share; and

         (b) the exercise price per share of One Valley Common Stock under the new option shall be equal to the exercise price per share of FFVA Financial Common Stock under the original option divided by 1.05 (one and five one-hundredths), rounded, if necessary, up to the nearest cent. This adjustment with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) shall be effected in a manner consistent with Section 424(a) of the Internal Revenue Code.

         One Valley has registered the shares to be issued pursuant to the Stock Option Plan.

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Certain Federal Income Tax Consequences

         The summary of certain federal income tax consequences set forth below is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable treasury regulations and IRS guidance, all of which may be retroactively revoked, and is for general information only. The tax treatment of a particular shareholder may vary depending on his specific circumstances. Special tax considerations not discussed herein may be applicable to particular categories of taxpayers, such as broker-dealers, insurance companies, financial institutions, tax exempt organizations, persons who hold shares of FFVA Financial as part of a straddle, hedging or conversion transaction, or to any shareholder who acquired his or her FFVA Financial Common Stock through the exercise of an employee stock option or otherwise as compensation. This discussion does not address the effect of any applicable foreign, state, local or other tax laws and applies only to holders of shares of FFVA Financial Common Stock who hold their shares as capital assets and who are (i) citizens or residents of the United States, (ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares of FFVA Financial Common Stock. SHAREHOLDERS OF FFVA FINANCIAL ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

         In the opinion of Sullivan & Cromwell, special counsel to One Valley, the Merger will have the following tax consequences:

         1. The Merger will constitute a reorganization under Section 368(a)(1)(A) of the Code, and FFVA Financial and One Valley will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. Except as provided in (3) below, no gain or loss will be recognized by FFVA Financial's shareholders upon their receipt of One Valley Common Stock solely in exchange for FFVA Financial Common Stock.

         3. The payment of cash in lieu of fractional share interests of One Valley Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by One Valley. These cash payments generally will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

         4. The basis of the One Valley Common Stock to be received by FFVA Financial's shareholders will be, in each instance, the same as the basis of the FFVA Financial Common Stock surrendered in exchange therefor decreased by the amount of cash, if any, received by the shareholder in lieu of a fractional share interest in One Valley Common Stock and increased by the amount of gain, if any, recognized by such shareholder with respect to any cash received in lieu of a fractional share interest in One Valley Common Stock pursuant to the Merger.

         5. The holding period of the One Valley Common Stock received by FFVA Financial shareholders (including any fractional shares of One Valley Common Stock for which cash is received) will include the period during which the FFVA Financial Common Stock surrendered in exchange therefor was held by the FFVA

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Financial shareholder, provided that the FFVA Financial Common Stock was a capital asset in the hands of the FFVA Financial shareholder on the date of the Merger.

         In rendering the above opinions, Sullivan & Cromwell has relied upon certain factual assumptions, and upon written representations and covenants of One Valley and FFVA Financial. No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the opinions of Sullivan & Cromwell set forth above are not binding on the Internal Revenue Service or any Court.

         Consummation of the Merger is conditioned on (i) receipt by One Valley of an opinion of Sullivan & Cromwell, dated as of the Closing Date, to the effect that the Merger constitutes a reorganization within the meaning of
Section 368 of the Code, and (ii) receipt by FFVA Financial of an opinion of Sullivan & Cromwell to the effect that, for U.S. federal income tax purposes,
(a) holders of FFVA Financial Common Stock who receive solely One Valley Common Stock pursuant to the Merger will not recognize gain or loss, (b) the basis of One Valley Common Stock to be received by FFVA Financial shareholders will be the same as the basis of the FFVA Financial Common Stock surrendered in exchange therefor, and (c) the holding period of the One Valley Common Stock to be received by the FFVA Financial shareholders will include the holding period of the FFVA Financial Common Stock surrendered in exchange therefor, provided the FFVA Financial Common Stock is held as a capital asset at the time of the exchange. In rendering these opinions, Sullivan & Cromwell may rely upon certain factual assumptions and upon written representations and covenants of One Valley, FFVA Financial, and certain principal shareholders of FFVA Financial.

Accounting Treatment

         It is intended that the Merger will be accounted for as a "pooling-of-interests" under generally accepted accounting principles. To conform to the provisions of Staff Accounting Bulletin 96 "Treasury Stock Acquisitions Following Consummation of a Business Combination Accounted for as Pooling of Interests," each of One Valley and FFVA Financial have terminated their respective share repurchase programs and FFVA Financial will issue approximately 750,000 shares of its authorized but unissued shares of Common Stock (or such other amount as One Valley and FFVA Financial agree). The unaudited pro forma financial information included in this Joint Proxy Statement/Prospectus reflects the Merger using the "pooling-of-interests" method of accounting and the reissuance of 750,000 shares of FFVA Financial Common Stock.

Exchange of Certificates

         As soon as practicable after the effective date of the Merger, the certificates representing the outstanding shares of FFVA Financial Common Stock shall be surrendered to Harris Trust and Savings Bank (the "Exchange Agent") and, upon such surrender, the Exchange Agent will issue certificates representing the number of shares of One Valley Common Stock into which surrendered shares have been converted and will issue cash in lieu of fractional shares (without interest). Certificates for FFVA Financial Common Stock should not be forwarded to the Exchange Agent until after receipt of a letter of transmittal and should not be returned to FFVA Financial with the enclosed proxy.

         Certificates representing shares of FFVA Financial Common Stock which are not surrendered will be deemed for all purposes to evidence the ownership of the number of shares of One Valley Common Stock into which the shares of FFVA Financial Common Stock will have been converted. No dividends or distributions

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payable to holders of record of One Valley Common Stock will be paid to former
FFVA Financial shareholders who have not surrendered their certificates formerly representing shares of FFVA Financial Common Stock, until they have exchanged their certificates representing their FFVA Financial Common Stock for certificates representing One Valley Common Stock, at which time the holder will be paid the amount of dividends previously declared on such shares without interest. All unclaimed dividends at the end of one year from the effective date of the Merger will be repaid by the Exchange Agent to One Valley, and thereafter, the holders of certificates of FFVA Financial Common Stock will be paid directly by One Valley.

Interests of Certain Persons in the Merger

         After consummation of the Merger, One Valley intends to merge the Savings Bank into One Valley Bank-Central Virginia, National Association ("One Valley-Central Virginia"). James L. Davidson, Jr., President of FFVA Financial, will serve as Chairman of the Board of the merged bank and will receive a consulting fee at the level of his current salary for a two-year period.

         Mr. E.L. Rash, Jr., Executive Vice President of FFVA Financial, will be named Executive Vice President-Retail Banking of One Valley-Central Virginia and will be offered a three-year employment agreement at his current salary together with a change of control contract that will provide him two times his current salary in the event of a change of control of One Valley. He will also be a participant in the One Valley Executive Incentive Compensation Plan, the One Valley Incentive Stock Option Plan and other benefit plans offered to executives at his level.

         Mr. Ronald W. Neblett, Senior Vice President, Treasurer and Chief Financial Officer of FFVA Financial, will be named Senior Vice President and Chief Financial Officer of One Valley Bank-Central Virginia and will be offered a three-year employment contract. Under the contract, he may resign after one year and in that instance, he would be entitled to receive the remaining two years' salary in a lump-sum amount. Additionally, he will enter into a change of control contract that will provide him two times his current salary in the event of a change of control of One Valley. He will also participate in the One Valley Executive Incentive Compensation Plan, the One Valley Incentive Stock Option Plan and other benefit plans offered to executives at his level.

         Unexercised options awarded under FFVA Financial's Stock Option Plans will be converted into options to purchase shares of One Valley Common Stock. These options have vested in accordance with their terms.

         One Valley also intends to retain the current members of the Board of Directors of the Savings Bank as directors of One Valley-Central Virginia. For 18 months after the Merger, Mr. John W. Ferguson, Jr., Chairman of the Board of Directors of FFVA Financial, will continue to receive his annual compensation of $10,000. After the Merger, the Boards of Directors of the Savings Bank (which is identical to the FFVA Financial Board) and One Valley Bank-Central Virginia, National Association ("One Valley-Central Virginia") will combine into one board and the FFVA Financial board members will continue to receive their current compensation for 18 months from the date of the Savings Bank's merger with One Valley-Central Virginia. Thereafter, these directors will become subject to the retirement policy and will be paid the same as directors of One Valley-Central Virginia. Mr. Davidson and one other person selected by and from the Board of Directors of FFVA Financial will also be elected to the Board of Directors of One Valley.



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



         The Merger Agreement provides that after the Effective Date, One Valley shall continue to indemnify all persons who, as of the consummation of the Merger, are directors and officers of FFVA Financial and its subsidiaries in accordance with and subject to the requirements and other provisions of One Valley's Restated Articles of Incorporation and Bylaws in effect on the date of the Merger Agreement.

         In connection with the Merger, the Savings Bank's Employee Stock Ownership Plan and Trust (the "ESOP") would be terminated and all participant accounts would be 100% vested and non-forfeitable. The termination of the ESOP will require the ESOP trustee to use a certain portion of the proceeds received from the exchange of shares of FFVA Financial Common Stock pursuant to the Merger Agreement to repay the related outstanding debt. Pursuant to the terms of the ESOP, any amounts remaining after the repayment of the debt would be distributed to the ESOP participants. It should be noted that in general a portion of these amounts have already vested. A participant's account may be transferred to the One Valley 401(k) plan or a participant's IRA account.

         At the Closing Date, the Savings Bank's retirement plan will be either
(i) terminated, (ii) amended to cease all future accruals, or (iii) merged into the One Valley Retirement Plan. Participants in the Savings Bank's retirement plan will be entitled to their vested accrued benefit under that plan at the Closing Date plus such additional vested accrued benefit to which they shall be entitled for years of service with the Savings Bank subsequent to the Closing under the One Valley Retirement Plan.

         One Valley will continue to fund health insurance for FFVA Financial retirees through December 31, 1999, at a cost of up to $10,000 per year.

         Other than as described herein and under "- Operations and Management After the Merger," no director or officer of FFVA Financial or One Valley has any direct or indirect material interest in the Merger, except in the case of such persons insofar as ownership of FFVA Financial Common Stock might be deemed to constitute an interest.

Resales by Affiliates

         The shares of One Valley Common Stock issued to FFVA Financial's shareholders upon consummation of the Merger have been registered under the Securities Act, but such registration does not cover resales by affiliates of FFVA Financial ("Affiliates"). One Valley Common Stock received and beneficially owned by those FFVA Financial shareholders who are deemed to be Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term "Affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with FFVA Financial at the time the Merger Agreement is submitted for approval by a vote of the holders of FFVA Financial Common Stock. Generally, this definition includes executive officers, directors and 10% shareholders of FFVA Financial. Each Affiliate who desires to resell One Valley Common Stock received in the Merger must sell such One Valley Common Stock either (i) pursuant to an effective registration statement under the Securities Act; (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act; or (iii) in a transaction which, in the opinion of counsel for such Affiliate or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to One Valley, to the effect that such resale is exempt from the registration requirements of the Securities Act.

         Rule 145(d) requires that persons deemed to be Affiliates resell their One Valley Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such One Valley Common Stock is sold within the first year after the receipt thereof. After one year, if such person is not an affiliate of One Valley and One Valley is current in the filing of its periodic securities law reports, a former Affiliate of FFVA Financial may freely resell the One Valley Common Stock received in the Merger without limitation. After two years from the issuance of the One Valley Common Stock, if such person is not an affiliate of One Valley at the time of sale or for at least three months prior to such sale, such person may freely resell such One Valley Common Stock, without limitation, regardless of the status of One Valley's periodic securities law reports.

         Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of the acquiring company and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquired or acquiring company if they do not dispose of any shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined operations have been published.

         FFVA Financial has agreed to provide One Valley with a list of those persons who may be deemed Affiliates at the time of the FFVA Financial Special Meeting and to use its best efforts to cause each Affiliate to deliver to One Valley a letter pursuant to which such person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of One Valley Common Stock distributed to them pursuant to the Merger except (i) with respect to affiliates of FFVA Financial, in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to One Valley, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act, and (ii) with respect to affiliates of each of FFVA Financial and One Valley, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment. One Valley may place restrictive legends on certificates representing One Valley Common Stock issued to all persons who are deemed to be "Affiliates" under Rule 145. The certificates of One Valley Common Stock issued to Affiliates in the Merger may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the transfer agent for such certificates.

Regulatory Approvals

         Pursuant to Federal Reserve Board Regulation Y (12 C.F.R., Part 225), One Valley must notify the Federal Reserve Board of the Merger at least thirty days prior to consummation. During this thirty-day period, the Federal Reserve Board may approve the notice, refer the notice to the Federal Reserve Board or extend the time period under certain circumstances.

         Under the BHC Act, the Federal Reserve Board must conclude, as it has previously done with respect to savings associations such as Savings Bank, that the acquisition and operation of a savings association is a proper incident to banking or managing or controlling banks. In so concluding, the Federal Reserve Board considers whether such acquisition and operation of a savings bank can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. The relevant regulatory agency has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

         Notice of the Merger was filed with the Federal Reserve Board on January 20, 1998. Also, on January 21, 1998, One Valley filed an application seeking approval with the State Corporation Commission of the Commonwealth of Virginia.

         The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "- Termination." There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof.

Acquisitions Generally

         One Valley regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of One Valley's book value and net income per common share may occur in connection with any future transactions.



                        RIGHTS OF DISSENTING SHAREHOLDERS


         FFVA Financial's shareholders do not have dissenters' rights under Virginia law. Sections 31-1-122 and 31-1-123 of the West Virginia Corporation Act of 1974 (the "West Virginia Act") govern the rights of dissenting One Valley shareholders. Pursuant to the provisions of Section 31-1-122, One Valley's shareholders have the right to dissent from any plan of merger to which One Valley is a party. Shareholders may dissent as to less than all of the shares registered in their name and their rights shall be determined as if the shares to which they have dissented and the other shares were registered in the names of different shareholders. The following summary and description of the statutory rights of dissenting shareholders is qualified in its entirety by reference to the terms of Sections 31-1-122 and 31-1-123 of the West Virginia Act, a copy of which is attached hereto as Appendix VI.

         One Valley's shareholders electing to exercise dissenters' rights must file with One Valley, prior to or at the One Valley Special Meeting, a written objection to the Merger.

         If the Merger is approved by the required vote and the dissenting shareholder has not voted in favor of the Merger, the shareholder may, within ten days after the date on which the vote was taken, make written demand on One Valley for payment of the fair value of such shareholder's shares. If the Merger is consummated, One Valley will pay to dissenting shareholders, upon surrender of the certificate(s) representing such shares, the

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



fair value thereof as of the day prior to the date on which the vote was taken approving the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

         Any shareholder failing to make a demand within the ten-day period shall be bound by the terms of the Merger. Any shareholder making such demand shall thereafter be entitled only to payment for the fair value of the shares and shall not be entitled to vote or to exercise any other rights as a shareholder. No such demand may be withdrawn unless One Valley consents thereto. The rights of shareholders to be paid the fair value for their shares will cease and their status as shareholders shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim, if (i) the demand is withdrawn upon consent, (ii) the Merger is abandoned or rescinded,
(iii) the shareholders revoke the authority to effect such Merger, (iv) no demand or petition for the determination of fair value by a court of general civil jurisdiction has been made or filed within the statutory time provided, or
(v) a court of general civil jurisdiction determines that such shareholders are not entitled to the relief provided by Section 31-1-123 of the West Virginia Act.

         Within 20 days after demanding payment for their shares, dissenting shareholders demanding payment must submit the certificate(s) representing their shares to One Valley for notation thereon that such demand has been made. At the option of One Valley, failure of the shareholders to so submit their certificate(s) will terminate the dissenting shareholders' rights under Section 31-1-123 of the West Virginia Act unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct.

         If shares represented by a certificate on which notation has been made are transferred, each new certificate issued therefor will bear similar notation, together with the name of the original dissenting holder of such shares. The transferee of such shares will acquire by such transfer no rights other than those which the original dissenting shareholder had after making demand for payment of the fair value.

         Within ten days after the Merger is effected, One Valley will give written notice to each dissenting shareholder who has made a demand, and will make a written offer to each shareholder to pay for such shares at a specified price deemed by One Valley to be the fair value of such shares. The notice and offer will be accompanied by a balance sheet of One Valley, as of the latest available date and not more than 12 months prior to making such offer, and FFVA Financial's profit and loss statement for the 12-month period ended on the date of such balance sheet.

         If within 30 days after the date on which the Merger is effected the fair value of such shares is agreed upon between the dissenting shareholder and One Valley, payment will be made within 90 days after the date on which the Merger was effected. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

         If within the 30-day period after the Merger is effected, a dissenting shareholder and One Valley do not agree upon the fair value of such shares, then One Valley will file within 30 days after receipt of written demand from any dissenting shareholder (which written demand must be given within 60 days after the date on which the Merger was effected), a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined. The complaint will be filed in any court of general civil jurisdiction in Kanawha County, West Virginia, which is the county in which the principal office of One Valley is situated. If One Valley fails to institute such proceedings, any dissenting shareholder may do so in the name of One Valley.


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



         All dissenting shareholders, wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint will be served on each dissenting shareholder who is a resident of West Virginia in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of West Virginia will be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding will be entitled to judgment against One Valley for the amount of the fair value of their shares.

         The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power and authority as specified in the order of their appointment or any subsequent appointment. The judgment will be payable only upon and concurrently with the surrender to One Valley of the certificate(s) representing such shares. Upon payment of the judgment, the dissenting shareholder will cease to have any interest in such shares.

         The judgment will include an allowance for interest at a rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the Merger to the date of payment.

         The costs and expenses of any proceeding will be determined by the court and will be assessed against One Valley, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom One Valley shall have made an offer to pay for the shares if the court finds that the action of such shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Expenses will include reasonable compensation for the reasonable expenses of the appraisers, but will exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares materially exceeds the amount which One Valley offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

         Shares acquired by One Valley pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, may be held and disposed of by One Valley as in the case of other treasury shares, except that, in the case of a merger, they may be held and disposed of as the merger agreement may otherwise provide.

         Failure to follow the steps under Sections 31-1-122 and 31-1-123 of the West Virginia Act may result in loss of the rights of dissenting shareholders described above. In view of the complexity of the provisions of the statute, shareholders of One Valley who are considering dissenting should consult their own legal advisors.





                                       54

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                  EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS


General

         Although One Valley is a West Virginia corporation and FFVA Financial is a Virginia corporation, the respective rights of their shareholders with regard to such rights as voting rights, dividend rights, liquidation rights, preemptive rights and dissenters' rights are similar. However, under West Virginia law, One Valley shareholders have cumulative voting rights with regard to the election of directors whereas FFVA Financial shareholders do not have cumulative voting rights. Cumulative voting means the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate votes by giving one candidate as many votes as the number of shares owned multiplied by the number of such directors to be elected, or by distributing such votes on the same principle among any number of candidates. One Valley shareholders and FFVA Financial shareholders do not have conversion rights.

         One Valley relies primarily on the ability of its subsidiaries to pay dividends to One Valley in order for it, in turn, to pay dividends to One Valley shareholders. The dividends payable by One Valley's banking subsidiaries are dependent upon their earnings and profitability and must be in compliance with certain federal and state banking law requirements. Following consummation of the proposed Merger, dividends received by One Valley's shareholders will continue to be dependent upon the payment of dividends by its banking subsidiaries.

         In the case of One Valley and FFVA Financial, preemptive rights do not exist, and the Board of Directors of each has the authority to issue additional shares without first obtaining the approval of existing shareholders and without first offering newly issued shares to existing shareholders for purchase. Following the proposed Merger, One Valley Common Stock will continue to be available for issuance by the Board of Directors when and as it determines advisable for the purpose of raising capital, in acquiring other businesses and for other appropriate purposes.

         Under West Virginia Code Sections 31-1-122 and 31-1-123, shareholders of One Valley possess dissenters' rights in connection with certain transactions, which are dissimilar to FFVA Financial's appraisal rights under Virginia law.

Antitakeover Provisions in One Valley's Restated Articles and Bylaws

         In 1986, One Valley's shareholders adopted certain amendments to One Valley's Articles of Incorporation (the "Articles") and Bylaws which are intended to ensure that a party seeking control of One Valley will discuss its proposal with One Valley's Board of Directors. These amendments are discussed below.

         Classification of the Board of Directors. Article V.1(a) of the Articles permits the Board to fix the number of Directors from time to time pursuant to the Bylaws and provides that the Board will be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. This provision has the effect of making it more difficult and time-consuming for a Shareholder who has acquired or controls a majority of One Valley's outstanding Common Stock to gain immediate control of the Board of Directors or

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



otherwise disrupt the management of One Valley. Unless that shareholder can gain the 80% vote required to amend the provisions regarding classifications or number of directors or to remove directors, it would not be possible for that shareholder to elect a majority of the directors at a single meeting of shareholders. Accordingly, it takes at least two annual meetings to change the composition of a majority of the Board of Directors.

         This provision has the effect of making it more difficult for a shareholder to elect a director pursuant to the exercise of his cumulative voting rights. However, the Board believes that the benefits to One Valley and its shareholders of encouraging prior consultation and negotiation outweigh the disadvantages of discouraging any such proposals.

         Nominations of Directors. Article V.1(b) of the Articles provides that nominations for the election of directors must be made as provided in the Bylaws. Article III of the Bylaws provides the manner in which nominations for the election of directors may be made by a shareholder. Article V.1(b) requires the affirmative vote of over 80% of the voting power of One Valley to repeal or amend this provision regarding shareholder nominations.

         The advance notice requirement, by regulating shareholder nominations of directors, affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about these qualifications. Although this provision does not give the Board of Directors any power to approve or disapprove shareholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established are not followed and may discourage a third party from conducting a solicitation of proxies to elect its own slate of directors.

         Newly-Created Directorships and Vacancies. Article V.1(c) of the Articles and Section 9, Article III, of the Bylaws provide that a vacancy on the Board occurring during the course of the year, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors. They further provide that any new director elected to fill a vacancy on the Board resulting from death, resignation, disqualification, removal or other cause will serve for the remainder of the full term of the class (each class having staggered three-year terms) in which the vacancy occurred rather than until the next annual meeting of Shareholders. However, in accordance with West Virginia law, the amendments provide that those directors elected to fill a vacancy resulting from an increase in the number of directors will hold office only until the next election of directors. It also provides that no decrease in the number of directors will shorten the term of any incumbent.

         The provision that newly-created directorships are to be filled by the Board could prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and immediately filling the new directorships created with its own nominees. However, these new directors elected by the Board would only serve until the next meeting of Shareholders under West Virginia law.

         Removal of Directors. Article V.1(d) and Section 13, Article III of the Bylaws provide that a director may be removed, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors. These provisions preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees unless the third party controls 80% of the voting power of the voting stock and can amend provisions of the Bylaws and the Articles.

         Increased Shareholder and Director Vote for Alteration, Amendment or Repeal of Proposed Amendments. Article V.1(e) of the Articles requires the concurrence of the holders of at least 80% of the voting power of One Valley entitled to vote generally in the election of directors for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, all of the foregoing provisions to the Articles and Bylaws. Under West Virginia corporation law, amendments to the Articles of One Valley require the approval of the holders of more than one-half of the outstanding stock entitled to vote thereon and of more than one-half of the outstanding stock of each class entitled to vote thereon voting as a class. However, West Virginia corporation law also permits provisions in the Articles which require a greater vote than the minimum vote otherwise required by law for any corporate action. In addition, under Article V.2 of the Articles, none of the Bylaw provisions discussed above relating to the Articles may be altered, amended or repealed, nor may any provision inconsistent with those provisions be adopted, without the concurrence of the holders at least 80% of the voting power of One Valley.

         The requirement of an increased shareholder vote is designed to prevent a shareholder with a majority of the voting power of One Valley from avoiding the requirements of the foregoing provisions by simply repealing them.

         Notification of Shareholder Business and Notice of Purpose of Annual Meeting. Article II, Section 1 of One Valley's Bylaws provides that a shareholder who wishes to bring business before an annual meeting of shareholders must give advance notification in a manner similar to that required for shareholder nominations for election of directors. Shareholders intending to bring business before an annual meeting are required to deliver or mail notice not less than 40 days prior to the meeting, unless less than 50 days' notice or prior disclosure of the date of the meeting is made in which case the notice must be received not later than the close of business on the eighth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The notice must be sent to the secretary and must set forth a brief description of the business to be brought before the annual meeting, the reasons for conducting the business at the annual meeting, the name, address, number and class of shares held by the shareholder, and any material interest of the shareholder in the proposal.

         The advance notice requirement affords the Board of Directors the opportunity to consider the shareholder's proposal and, to the extent deemed necessary or desirable by the Board, inform other shareholders about the proposal and the Board's position with respect to the proposal. Although the Bylaw provision does not give the Board the power to approve or disapprove the consideration of a matter which a shareholder wishes to bring before the Annual Meeting, the Bylaw provision may discourage a shareholder from bringing a matter before an Annual Meeting.

         In addition, Section 4, Article II of the Bylaws requires that written notice of all meetings and the purpose or purposes for which a meeting is to be called must be delivered not less than ten nor more than 50 days before the date of the meeting by those persons calling the meeting to each shareholder of record entitled to vote the meeting.

         Limitations on Amendments to Articles and Bylaws. Generally, the Articles can be amended by a majority vote of the shareholders, however, the following articles all require the affirmative vote of the shareholders of 80% or more of the shares entitled to vote on such matters: (i) Article V.1 (board of directors);

(ii) Article V.2 (certain bylaw amendments, including Article II, Sections 1 (annual meetings), 4 (notice of meetings), and 13 (board of director nominations); Article III, Sections 2 (number, election and terms of directors; nominations), 9 (newly created directorships), and 13 (removal); and Article XI (amendments); and (iii) Article VI (certain business combinations.) Article XI of the Bylaws provides that subject to the laws of the State of West Virginia, the Articles and other provisions of the Bylaws, the Bylaws may be altered, amended or repealed at (1) any regular or special meeting for the shareholders by a majority vote of the shares represented and entitled to vote at the meeting provided notice of the proposed amendment is given; or by (2) a majority of the Board at any meeting at which a quorum of the Directors are present except that a two-thirds affirmative vote of all members of the Board is required to amend the Bylaws to change the principal office, change the number of directors, change the number of directors on the Executive Committee or make a substantial change in the duties of the Chairman of the Board and the President.

         The purpose of Article XI of the Bylaws is to prohibit directors who only control a simple majority of the Board from amending or repealing those Bylaws which could have significant effects on the operation of One Valley.

         Fair Price Amendment. In 1986, the shareholders of One Valley also approved a "Fair Price Amendment" concerning business combinations, such as mergers or consolidations. The Fair Price Amendment requires the approval of the holders of 80%, or a "super majority," of the shares of One Valley then entitled to vote ("Voting Stock") as a condition to specified transactions with an Interested shareholder, except in cases in which either (i) certain price criteria and procedural requirements are satisfied, or (ii) the transaction is recommended to the shareholders by a majority of the Disinterested Directors. In the event the minimum price criteria and procedural requirements have been met or the requisite approval of the Board of Directors of One Valley has been given with respect to a particular business combination, the normal requirements of West Virginia law would apply.

         An "Interested Shareholder" is defined in the Fair Price Amendment as any person, other than One Valley or any of its subsidiaries, who is, or who was within the two-year period immediately before the announcement of the proposed business combination, the Beneficial Owner of more than 10% of the voting power of One Valley's Voting Stock. It also includes any person who is an assignee of, or has succeeded to, any shares of Voting Stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by Interested Shareholders. The term "Beneficial Owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock. At present, One Valley is not aware of the existence of any shareholder or group of shareholders who would be "Interested Shareholders" except for those persons listed under "Principal Holders of Voting Securities."

         A "Disinterested Director" is any member of the Board of Directors of One Valley who is not affiliated with an Interested Shareholder and who was a director of One Valley prior to the time the Interested Shareholder became an Interested Shareholder, and any successor to such Disinterested Director who is not affiliated with an Interested Shareholder who was recommended by a majority of the Disinterested Directors then on the Board. The Merger is not subject to the Fair Price Amendment.

Shareholder Protection Rights Plan

         On October 18, 1995, the Board of Directors of One Valley approved a Shareholder Protection Rights Plan, which provides that each share of One Valley Common Stock, including shares to be issued in the Merger, carries with it one right under certain circumstances, to acquire shares of One Valley Common Stock ("Right"). The Rights are not currently exercisable or transferable, and no separate certificates evidencing such Rights have been or will be distributed, unless certain events occur. The Rights currently attached to the shares of One Valley Common Stock will expire on October 18, 2005. The Rights are generally exercisable if a person or group, as defined, acquired 10% or more of the outstanding shares of One Valley Common Stock, or after a person commences a tender offer for such stock. If a person or group acquires 10% or more of the outstanding shares of One Valley Common Stock, holders of the Rights, other than the 10% holder, could acquire shares of One Valley's Common Stock at a substantially reduced price or the Board of Directors could exchange each such right for one share of One Valley Common Stock. In addition, under certain circumstances, holders of Rights could acquire shares of the 10% holder at a substantially reduced price.

Antitakeover Provisions in FFVA Financial 's Restated Articles of Incorporation and Bylaws.

         Limitations on Voting Rights. The Restated Articles of Incorporation of FFVA Financial provide that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. In addition, for a period of five years from the completion of the conversion of the Savings Bank, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of FFVA Financial. After five years from the date of the conversion, a beneficial holder submitting a proxy or proxies totaling more than 10% of the then outstanding shares of common stock will be able to vote in the following manner: the number of votes which may be cast by such a beneficial owner shall be a number equal to the total number of votes that a single record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned and owned of record by such beneficial owner and the denominator of which is the total number of shares of common stock beneficially owned by such beneficial owner. The impact of these provisions on the submission of a proxy on behalf of a beneficial holder of more than 10% of the common stock is (1) to disregard for voting purposes and require divestiture of the amount of stock held in excess of 10% (if within five years of the conversion more than 10% of the common stock is beneficially owned by a person) and (2) limit the vote on common stock held by the beneficial owner to 10% or possibly reduce the amount that may be voted below the 10% level (if more than 10% of the common stock is beneficially owned by a person more than five years after the conversion). Unless the grantor of a revocable proxy has an arrangement, agreement or understanding with such a 10% holder, these provisions would not restrict the ability of such a 10% holder of revocable proxies to exercise revocable proxies for which the 10% holder is neither a beneficial nor record owner. A person is a beneficial owner of a security if he has the power to vote or direct the voting of all or part of the voting rights of the security, or has the power to dispose of or direct the disposition of the security. The Restated Articles of Incorporation of FFVA Financial further provide that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock.

         Election of Directors. Certain provisions of FFVA Financial's Restated Articles of Incorporation and Bylaws will impede changes in majority control of the Board of Directors. FFVA Financial's Restated Articles of Incorporation provide that the Board of Directors of FFVA Financial will be divided into three classes, with directors in each class elected for three-year staggered terms. Thus, it would take two annual elections to replace a majority of FFVA Financial's Board. FFVA Financial's Restated Articles of Incorporation provide that the size of the Board of Directors may be increased or decreased only if a majority of the total number of the directors then authorized to be in office approve such action. The Restated Articles of Incorporation also provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by a majority vote of the directors then in office and any directors so chosen shall hold office until the next succeeding annual election of directors. Finally, the Restated Articles of Incorporation and the Bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The Restated Articles of Incorporation provide that a director may only be removed for cause by the affirmative vote of not less than 67% of the shares eligible to vote.

         Restrictions on Call of Special Meetings and Action Without a Meeting. The Restated Articles of Incorporation of FFVA Financial provide that a special meeting of stockholders may be called only pursuant to a resolution adopted by a majority of the Board of Directors, the Chairman of the Board or the President. The Restated Articles of Incorporation also provide that any action required or permitted to be taken by the stockholders of FFVA Financial may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Absence of Cumulative Voting. FFVA Financial's Restated Articles of Incorporation provide that there shall be no cumulative voting rights in the election of directors.

         Authorized Shares. The Restated Articles of Incorporation authorize the issuance of 11,500,000 shares of common stock and 500,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide FFVA Financial's Board of Directors with as much flexibility as possible to effect, among other transactions, financing, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of FFVA Financial. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. FFVA Financial's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares upon exercise of stock options.

         Procedures for Certain Business Combinations. The Restated Articles of Incorporation prohibit FFVA Financial from engaging in or entering into certain "Business Combinations," as defined therein, with any Principal Shareholder (as defined below) or any affiliates of the Principal Shareholder unless the proposed transaction has been approved in advance by two-thirds of FFVA Financial's Board of Directors, excluding those who were not directors prior to the time the Principal Shareholder became a Principal Shareholder. The term "Principal Shareholder" is defined to include any person and the affiliates and associates of the person (other than

FFVA Financial or its subsidiary) who beneficially owns directly or indirectly, 10% or more of the outstanding shares of voting stock of FFVA Financial. Any amendment to this provision requires the affirmative vote of at least 80% of the shares of FFVA Financial entitled to vote generally in an election of directors.

         Amendment to Related Restated Articles of Incorporation and Bylaws. Amendments to FFVA Financial's Restated Articles of Incorporation must be approved by a majority vote of FFVA Financial's Board of Directors and also by a majority of the outstanding shares of FFVA Financial's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to restrictions on the acquisition and voting of greater than 10% of the common stock; number, classification, election and removal of directors; amendment of Bylaws; call of special stockholder meetings; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the Restated Articles of Incorporation).

         The Bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of the holders of at least 67% of the outstanding shares of the voting stock of FFVA Financial.



                HISTORICAL COMPARATIVE STOCK PRICES AND DIVIDENDS


One Valley

         One Valley Common Stock is traded on the New York Stock Exchange under the symbol "OV." At January 5, 1998, there were approximately 5,200 holders of record of One Valley's Common Stock. The following table sets forth the price range and the cash dividends paid per share for the periods indicated below.



                                                                            Price Range                Cash Dividends
                                                                         High         Low              Paid Per Share
Fiscal 1995
     First Quarter...............................................       $19.84       $17.92                 $0.16
     Second Quarter..............................................        19.92        18.40                  0.16
     Third Quarter...............................................        21.44        19.52                  0.17
     Fourth Quarter..............................................        22.16        19.92                  0.17

Fiscal 1996
     First Quarter...............................................        22.96        19.76                  0.18
     Second Quarter..............................................        22.24        19.60                  0.18
     Third Quarter...............................................        25.28        21.60                  0.19
     Fourth Quarter..............................................        30.20        25.00                  0.19

Fiscal 1997
     First Quarter...............................................        32.20        28.60                  0.19
     Second Quarter..............................................        33.60        28.60                  0.19
     Third Quarter...............................................        37.00        32.50                  0.21
     Fourth Quarter .............................................        40.94        33.63                  0.21

Fiscal 1998
     First Quarter (through January 20, 1998)....................        38.94        35.44                     -

         On December 15, 1997, the day prior to the public announcement of the Merger, the closing price of One Valley's Common Stock on the New York Stock Exchange was $40.94 per share.

         One Valley has historically paid dividends on a quarterly basis and currently intends to continue to pay such dividends in the foreseeable future. One Valley's ability to pay dividends depends upon dividends One Valley receives from its banking subsidiaries. Dividends paid by One Valley's banking subsidiaries are subject to restrictions by banking regulations. The most restrictive provision requires regulatory approval if dividends in any year exceed the year's retained net profits, as defined, plus the retained net profits of the two preceding years.

FFVA Financial

         FFVA Financial's Common Stock trades on the Nasdaq National Market under the symbol "FFFC." The following table sets forth the price range and the cash dividends paid per share for the periods indicated below since the Common Stock began trading on October 12, 1994.



                                                                             Price Range               Cash Dividends
                                                                         High            Low           Paid Per Share
Fiscal 1995
     First Quarter...............................................       $11.50        $  9.32              $0.075
     Second Quarter..............................................        14.13          11.25               0.075
     Third Quarter...............................................        14.63          13.38               0.075
     Fourth Quarter..............................................        14.63          13.38               0.075

Fiscal 1996
     First Quarter...............................................        16.13          13.50               0.075
     Second Quarter..............................................        18.50          14.63               0.100
     Third Quarter...............................................        18.50          15.75               0.100
     Fourth Quarter..............................................        22.00          17.75               0.100

Fiscal 1997
     First Quarter...............................................        25.13          20.00                0.10
     Second Quarter..............................................        27.50          20.00                0.12
     Third Quarter...............................................        33.50          26.25                0.12
     Fourth Quarter .............................................        40.00          31.63                0.12

Fiscal 1998
     First Quarter (through January 20, 1998)....................        38.97          35.13                   -

         As of January 5, 1998, FFVA Financial had approximately 1,500 shareholders of record.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                   (unaudited)


         The following unaudited pro forma combined condensed balance sheets combine the historical balance sheets of One Valley and FFVA Financial at September 30, 1997, and December 31, 1996. These unaudited pro forma combined balance sheets should be read in conjunction with the historical financial statements incorporated by reference into this Joint Proxy Statement/Prospectus.

         It is expected that the acquisition of FFVA Financial will be accounted for under the pooling-of-interests method. As required by that method, financial information of the merging companies is combined as though the companies had always been a single entity. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These unaudited pro forma combined condensed balance sheets have been prepared by One Valley management based on the financial statements of FFVA Financial incorporated herein by reference.

         The pro forma adjustments reflect the issuance of 5,537,580 shares of One Valley Common Stock for FFVA Financial's shareholders' equity. The issuance represents an exchange ratio of 1.05 shares of One Valley Common Stock for each of the 5,273,885 shares of FFVA Financial Common Stock (shares outstanding at September 30, 1997, plus 750,000 shares of FFVA Financial Common Stock to be issued before the consummation date to conform with pooling-of-interests criteria). For purposes of this pro forma information, these shares are estimated to be issued at a market price of $39 per share, which is net of estimated transaction costs.

                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
           Pro Forma Consolidated Condensed Balance Sheet (Unaudited)
                               September 30, 1997




                                                                                                                       Pro Forma
                                                                                  FFVA             Pro Forma             Fully
(Dollars in thousands)                                       One Valley         Financial         Adjustments          Combined
                                                           ----------------    -------------    ---------------    ----------------
Assets
     Cash and due from banks                                     $ 141,585          $ 3,518                $ -           $ 145,103
     Interest bearing deposits with other banks                      5,483              290                                  5,773
     Federal funds sold                                             44,000            5,475                                 49,475
     Investment securities                                       1,294,442          217,935             29,250  a        1,541,627
     Loans, net of unearned income                               2,896,470          329,866                              3,226,336
     Less: Allowance for loan losses                                41,790            3,250                                 45,040
                                                           ----------------    -------------    ---------------    ----------------
         Net loans                                               2,854,680          326,616                  -           3,181,296
     Premises and equipment                                         84,316            6,061                                 90,377
     Intangible assets                                              23,162            1,518                                 24,680
     Other assets                                                   58,810            5,853                                 64,663
                                                           ================    =============    ===============    ================
            Total assets                                       $ 4,506,478        $ 567,266           $ 29,250         $ 5,102,994
                                                           ================    =============    ===============    ================


Liabilities
     Deposits:
         Noninterest bearing                                   $   420,468        $   8,972           $      -         $   429,440
         Interest bearing                                        3,044,398          404,901                              3,449,299
                                                           ----------------    -------------    ---------------    ----------------
            Total deposits                                       3,464,866          413,873                  -           3,878,739
     Short-term borrowings                                         545,941           45,000                                590,941
     Long-term debt                                                 28,877           29,000                                 57,877
     Other liabilities                                              46,439            3,894                                 50,333
                                                           ----------------    -------------    ---------------    ----------------
         Total liabilities                                       4,086,123          491,767                  -           4,577,890
                                                           ----------------    -------------    ---------------    ----------------

Shareholders' Equity
     Common stock                                                  314,807              452             54,924  ab         370,183
     Capital surplus                                                75,375           40,204            (25,674) ab          89,905
     Retained earnings                                             120,024           34,843                                154,867
     Treasury stock                                                (89,851)               -                                (89,851)
                                                           ----------------    -------------    ---------------    ----------------
         Total shareholders' equity                                420,355           75,499             29,250             525,104
                                                           ================    =============    ===============    ================
            Total liabilities and shareholders' equity         $ 4,506,478        $ 567,266           $ 29,250         $ 5,102,994
                                                           ================    =============    ===============    ================


a.) Under the Merger Agreement, FFVA Financial will issue approximately 750,000 shares of its authorized but unissued Common Stock prior to the effective date so that the Merger will be eligible to be treated as a pooling-of-interests for accounting purposes. The pro forma adjustments assume the private placement reissuance of these previously cancelled treasury shares of FFVA Financial at $39 per share, net of transaction costs. The proceeds are assumed to be immediately invested in short-term securities.
b.) The pro forma adjustments reflect the issuance of 5,537,580 shares of One Valley Common Stock for FFVA Financial's shareholders' equity. The issuance represents an exchange ratio of 1.05 shares of One Valley Common Stock for each of the 5,273,885 shares of FFVA Financial Common Stock outstanding.

                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
           Pro Forma Consolidated Condensed Balance Sheet (Unaudited)
                                December 31, 1996


                                                                                                                      Pro Forma
                                                                                    FFVA           Pro Forma             Fully
(Dollars in thousands)                                            One Valley       Financial       Adjustments          Combined
                                                                ---------------   ------------    -------------    ----------------

Assets
     Cash and due from banks                                         $ 146,152        $ 5,236              $ -           $ 151,388
     Interest bearing deposits with other banks                          9,897            128                               10,025
     Federal funds sold                                                  4,825          1,270                                6,095
     Investment securities                                           1,170,230        192,679           29,250  a        1,392,159
     Loans, net of unearned income                                   2,810,212        324,838                            3,135,050
     Less: Allowance for loan losses                                    41,745          3,310                               45,055
                                                                ---------------   ------------    -------------    ----------------
         Net loans                                                   2,768,467        321,528                -           3,089,995
     Premises and equipment                                             84,087          6,283                               90,370
     Intangible assets                                                  25,929          1,608                               27,537
     Other assets                                                       57,716          5,094                               62,810
                                                                ===============   ============    =============    ================
            Total assets                                           $ 4,267,303      $ 533,826         $ 29,250         $ 4,830,379
                                                                ===============   ============    =============    ================


Liabilities
     Deposits:
         Noninterest bearing                                         $ 406,630        $ 6,567              $ -           $ 413,197
         Interest bearing                                            2,999,386        390,868                            3,390,254
                                                                ---------------   ------------    -------------    ----------------
            Total deposits                                           3,406,016        397,435                -           3,803,451
     Short-term borrowings                                             378,074         54,000                              432,074
     Long-term debt                                                     28,892          6,000                               34,892
     Other liabilities                                                  45,744          1,910                               47,654
                                                                ---------------   ------------    -------------    ----------------
         Total liabilities                                           3,858,726        459,345                -           4,318,071
                                                                ---------------   ------------    -------------    ----------------

Shareholders' Equity
     Common stock                                                      249,232            469           54,907  ab         304,608
     Capital surplus                                                    73,834         41,610          (25,657) ab          89,787
     Retained earnings                                                 152,889         32,402                              185,291
     Treasury stock                                                    (67,378)                                            (67,378)
                                                                ---------------   ------------    -------------    ----------------
         Total shareholders' equity                                    408,577         74,481           29,250             512,308
                                                                ===============   ============    =============    ================
            Total liabilities and shareholders' equity             $ 4,267,303      $ 533,826         $ 29,250         $ 4,830,379
                                                                ===============   ============    =============    ================


a.) Under the Merger Agreement, FFVA Financial will issue approximately 750,000 shares of its authorized but unissued Common Stock prior to the effective date so that the Merger will be eligible to be treated as a pooling-of-interests for accounting purposes. The pro forma adjustments assume the private placement reissuance of these previously cancelled treasury shares of FFVA Financial at $39 per share, net of transaction costs. The proceeds are assumed to be immediately invested in short-term securities.
b.) The pro forma adjustments reflect the issuance of 5,537,580 shares of One Valley Common Stock for FFVA Financial's shareholders' equity. The issuance represents an exchange ratio of 1.05 shares of One Valley Common Stock for each of the 5,273,885 shares of FFVA Financial Common Stock outstanding.

                PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                   (unaudited)



         The following unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1997, and 1996, and for each of the three years in the period ended December 31, 1996, give effect to the pending Merger with FFVA Financial. The pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes thereto of One Valley and FFVA Financial incorporated by reference in this Joint Proxy Statement/Prospectus.

         It is expected that the acquisition of FFVA Financial will be accounted for under the pooling-of-interests method. As required by that method, financial information of the merging companies is combined as though the companies had always been a single entity. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These unaudited pro forma combined condensed statements of income have been prepared by One Valley management based on the financial statements of FFVA Financial incorporated herein by reference.

         The following pro forma average shares outstanding and the related per share computations reflect the issuance of 5,537,580 shares of One Valley Common Stock for 100% of the outstanding shares of FFVA Financial Common Stock. The issuance represents an exchange ratio of 1.05 shares of One Valley Common Stock for each of the 5,273,885 shares of FFVA Financial Common Stock to be outstanding at the consummation date. The cash proceeds from the issuance of 750,000 shares of FFVA Common Stock is invested at an average yield of 6.59% for the year ended December 31, 1996, and 6.66% and 6.58% for the nine months ended September 30, 1997, and 1996, based on the approximate period of time these shares were originally held in treasury.

                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
  Pro forma Consolidated Condensed Historical Statements of Income (Unaudited)
                  For the nine months ended September 30, 1997




                                                                                                                     Pro Forma
                                                                               FFVA              Pro Forma             Fully
(Dollars in thousands, except per share data)            One Valley          Financial          Adjustments          Combined
                                                        -------------    ----------------    ----------------    ----------------

Interest Income
    Interest and fees on loans
        Taxable                                            $ 183,956            $ 21,606            $      -           $ 205,562
        Tax-exempt                                             2,253                   -                   -               2,253
                                                        -------------    ----------------    ----------------    ----------------
           Total                                             186,209              21,606                   -             207,815
    Interest on investment securities
        Taxable                                               51,429              10,774               1,461              63,664
        Tax-exempt                                             8,988                   -                   -               8,988
                                                        -------------    ----------------    ----------------    ----------------
           Total                                              60,417              10,774               1,461              72,652
    Other interest income                                      1,056                 229                   -               1,285
                                                        -------------    ----------------    ----------------    ----------------
              Total interest income                          247,682              32,609               1,461             281,752
Interest Expense
    Interest on deposits                                      95,959              14,197                   -             110,156
    Interest on short-term borrowings                         16,478               1,737                   -              18,215
    Interest on long-term borrowings                           1,335               1,219                   -               2,554
                                                        -------------    ----------------    ----------------    ----------------
              Total interest expense                         113,772              17,153                   -             130,925
                                                        -------------    ----------------    ----------------    ----------------
Net interest income                                          133,910              15,456               1,461             150,827
Provision for loan losses                                      5,291                   -                   -               5,291
                                                        -------------    ----------------    ----------------    ----------------
Net interest income after provision for loan losses          128,619              15,456               1,461             145,536
Other income                                                  34,679               1,282                   -              35,961
Other expenses                                                96,897               7,479                   -             104,376
                                                        -------------    ----------------    ----------------    ----------------
Income before income taxes                                    66,401               9,259               1,461              77,121
Provision for income taxes                                    22,523               3,353                 496              26,372
                                                        =============    ================    ================    ================
Net income                                                  $ 43,878             $ 5,906            $    965            $ 50,749
                                                        =============    ================    ================    ================
Net income per common share                                 $   1.60             $  1.27                                $   1.54
                                                        =============    ================                        ================
Based on average shares outstanding                           27,401               4,655                                  32,939

                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
  Pro forma Consolidated Condensed Historical Statements of Income (Unaudited)
                  For the nine months ended September 30, 1996




                                                                                                                      Pro Forma
                                                                                 FFVA             Pro Forma             Fully
(Dollars in thousands, except per share data)                 One Valley       Financial         Adjustments          Combined
                                                            -------------    -------------    ----------------    ----------------

Interest Income
    Interest and fees on loans
        Taxable                                                $ 174,290         $ 20,217                 $ -           $ 194,507
        Tax-exempt                                                 2,044                -                   -               2,044
                                                            -------------    -------------    ----------------    ----------------
           Total                                                 176,334           20,217                   -             196,551
    Interest on investment securities
        Taxable                                                   46,157           10,155                 674              56,986
        Tax-exempt                                                 8,318                -                   -               8,318
                                                            -------------    -------------    ----------------    ----------------
           Total                                                  54,475           10,155                 674              65,304
    Other interest income                                            388              176                   -                 564
                                                            -------------    -------------    ----------------    ----------------
              Total interest income                              231,197           30,548                 674             262,419
Interest Expense
    Interest on deposits                                          88,292           13,758                   -             102,050
    Interest on short-term borrowings                             13,691            1,705                   -              15,396
    Interest on long-term borrowings                                 706              312                   -               1,018
                                                            -------------    -------------    ----------------    ----------------
              Total interest expense                             102,689           15,775                   -             118,464
                                                            -------------    -------------    ----------------    ----------------
Net interest income                                              128,508           14,773                 674             143,955
Provision for loan losses                                          3,836               60                   -               3,896
                                                            -------------    -------------    ----------------    ----------------
Net interest income after provision for loan losses              124,672           14,713                 674             140,059
Other income                                                      30,154              894                   -              31,048
Other expenses                                                    96,738            9,953                   -             106,691
                                                            -------------    -------------    ----------------    ----------------
Income before income taxes                                        58,088            5,654                 674              64,416
Provision for income taxes                                        19,380            1,977                 225              21,582
                                                            =============    =============    ================    ================
Net income                                                      $ 38,708          $ 3,677               $ 449            $ 42,834
                                                            =============    =============    ================    ================
Net income per common share                                     $   1.42          $  0.70                                $   1.31
                                                            =============    =============                        ================
Based on average shares outstanding                               27,228            5,228                                  32,766



                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
  Pro forma Consolidated Condensed Historical Statements of Income (Unaudited)
                      For the year ended December 31, 1996




                                                                                                                       Pro Forma
                                                                                 FFVA              Pro Forma             Fully
(Dollars in thousands, except per share data)              One Valley          Financial          Adjustments          Combined
                                                         --------------   ----------------    ----------------    ----------------

Interest Income
    Interest and fees on loans
        Taxable                                              $ 235,153           $ 27,201                 $ -           $ 262,354
        Tax-exempt                                               2,813                  -                   -               2,813
                                                         --------------   ----------------    ----------------    ----------------
           Total                                               237,966             27,201                   -             265,167
    Interest on investment securities
        Taxable                                                 62,447             13,524               1,078              77,049
        Tax-exempt                                              11,076                  -                   -              11,076
                                                         --------------   ----------------    ----------------    ----------------
           Total                                                73,523             13,524               1,078              88,125
    Other interest income                                          664                268                   -                 932
                                                         --------------   ----------------    ----------------    ----------------
              Total interest income                            312,153             40,993               1,078             354,224
Interest Expense
    Interest on deposits                                       119,865             18,382                   -             138,247
    Interest on short-term borrowings                           18,276              2,385                   -              20,661
    Interest on long-term borrowings                             1,144                415                   -               1,559
                                                         --------------   ----------------    ----------------    ----------------
              Total interest expense                           139,285             21,182                   -             160,467
                                                         --------------   ----------------    ----------------    ----------------
Net interest income                                            172,868             19,811               1,078             193,757
Provision for loan losses                                        5,204                 60                   -               5,264
                                                         --------------   ----------------    ----------------    ----------------
Net interest income after provision for loan losses            167,664             19,751               1,078             188,493
Other income                                                    40,792              1,321                   -              42,113
Other expenses                                                 128,415             12,569                   -             140,984
                                                         --------------   ----------------    ----------------    ----------------
Income before income taxes                                      80,041              8,503               1,078              89,622
Provision for income taxes                                      26,886              3,040                 362              30,288
                                                         ==============   ================    ================    ================
Net income                                                    $ 53,155            $ 5,463               $ 716            $ 59,334
                                                         ==============   ================    ================    ================
Net income per common share                                   $   1.94            $  1.06                                $   1.80
                                                         ==============   ================                        ================
Based on average shares outstanding                             27,370              5,137                                  32,908



                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
  Pro forma Consolidated Condensed Historical Statements of Income (Unaudited)
                      For the year ended December 31, 1995




                                                                                                                       Pro Forma
                                                                                 FFVA              Pro Forma             Fully
(Dollars in thousands, except per share data)              One Valley          Financial          Adjustments          Combined
                                                         ----------------   ----------------    ----------------    ----------------

Interest Income
    Interest and fees on loans
        Taxable                                                $ 217,034           $ 25,140                 $ -           $ 242,174
        Tax-exempt                                                 2,453                  -                   -               2,453
                                                         ----------------   ----------------    ----------------    ----------------
           Total                                                 219,487             25,140                   -             244,627
    Interest on investment securities
        Taxable                                                   50,693             12,135               1,831              64,659
        Tax-exempt                                                10,362                  -                   -              10,362
                                                         ----------------   ----------------    ----------------    ----------------
           Total                                                  61,055             12,135               1,831              75,021
    Other interest income                                          1,830                408                   -               2,238
                                                         ----------------   ----------------    ----------------    ----------------
              Total interest income                              282,372             37,683               1,831             321,886
Interest Expense
    Interest on deposits                                         106,493             17,260                   -             123,753
    Interest on short-term borrowings                             13,899              1,537                   -              15,436
    Interest on long-term borrowings                                 688                415                   -               1,103
                                                         ----------------   ----------------    ----------------    ----------------
              Total interest expense                             121,080             19,212                   -             140,292
                                                         ----------------   ----------------    ----------------    ----------------
Net interest income                                              161,292             18,471               1,831             181,594
Provision for loan losses                                          5,632                255                   -               5,887
                                                         ----------------   ----------------    ----------------    ----------------
Net interest income after provision for loan losses              155,660             18,216               1,831             175,707
Other income                                                      37,574              1,054                   -              38,628
Other expenses                                                   119,591              9,084                   -             128,675
                                                         ----------------   ----------------    ----------------    ----------------
Income before income taxes                                        73,643             10,186               1,831              85,660
Provision for income taxes                                        24,537              3,712                 610              28,859
                                                         ================   ================    ================    ================
Net income                                                      $ 49,106            $ 6,474             $ 1,221            $ 56,801
                                                         ================   ================    ================    ================
Net income per common share                                       $ 1.83             $ 1.11                                  $ 1.75
                                                         ================   ================                        ================
Based on average shares outstanding                               26,835              5,864                                  32,373


                           ONE VALLEY BANCORP, INC and
                           FFVA FINANCIAL CORPORATION
  Pro forma Consolidated Condensed Historical Statements of Income (Unaudited)
                      For the year ended December 31, 1994



                                                                                                                    Pro Forma
                                                                              FFVA              Pro Forma             Fully
(Dollars in thousands, except per share data)           One Valley          Financial          Adjustments          Combined
                                                        --------------   ----------------    ----------------    ----------------

Interest Income
    Interest and fees on loans
        Taxable                                             $ 189,040           $ 21,735                 $ -           $ 210,775
        Tax-exempt                                              2,352                  -                   -               2,352
                                                        --------------   ----------------    ----------------    ----------------
           Total                                              191,392             21,735                   -             213,127
    Interest on investment securities
        Taxable                                                48,881              7,138               1,635              57,654
        Tax-exempt                                             10,073                  -                   -              10,073
                                                        --------------   ----------------    ----------------    ----------------
           Total                                               58,954              7,138               1,635              67,727
    Other interest income                                       1,037                507                   -               1,544
                                                        --------------   ----------------    ----------------    ----------------
              Total interest income                           251,383             29,380               1,635             282,398
Interest Expense
    Interest on deposits                                       85,221             13,894                   -              99,115
    Interest on short-term borrowings                           8,491                 81                   -               8,572
    Interest on long-term borrowings                            1,185                808                   -               1,993
                                                        --------------   ----------------    ----------------    ----------------
              Total interest expense                           94,897             14,783                   -             109,680
                                                        --------------   ----------------    ----------------    ----------------
Net interest income                                           156,486             14,597               1,635             172,718
Provision for loan losses                                       4,788                600                   -               5,388
                                                        --------------   ----------------    ----------------    ----------------
Net interest income after provision for loan losses           151,698             13,997               1,635             167,330
Other income                                                   36,578                896                   -              37,474
Other expenses                                                120,156              7,496                   -             127,652
                                                        --------------   ----------------    ----------------    ----------------
Income before income taxes                                     68,120              7,397               1,635              77,152
Provision for income taxes                                     21,909              2,694                 526              25,129
                                                        ==============   ================    ================    ================
Net income                                                   $ 46,211            $ 4,703             $ 1,109            $ 52,023
                                                        ==============   ================    ================    ================
Net income per common share                                    $ 1.73             $ 0.79                                  $ 1.61
                                                        ==============   ================                        ================
Based on average shares outstanding                            26,769              5,994                                  32,307


                     ONE VALLEY PROPOSAL TO APPROVE INCREASE
                           OF AUTHORIZED CAPITAL STOCK


        Under the provisions of Article VI of the Restated Articles of Incorporation of One Valley, One Valley's current authorized capital stock is forty-one million shares, consisting of forty million shares of Common Stock, with a par value of $10.00 per share, and one million shares of preferred stock, with a par value of $10.00 per share. There are presently 27,173,842 shares of One Valley Common Stock issued and outstanding and 1,421,352 reserved for issuance under One Valley's incentive stock option plans. At a meeting held on January 21, 1998, a resolution was unanimously adopted by the Board of Directors of One Valley which approved for submission to a vote of the shareholders a proposal to amend the first paragraph of Article VI of the Articles of Incorporation to provide for a total authorized capital stock of One Valley of seventy-one million shares, consisting of seventy million shares of Common Stock, par value $10.00 per share, and one million shares of preferred stock, par value $10.00 per share. In all other respects, Article VI of the Articles of Incorporation would remain unchanged.

        The Board of Directors believes that the authorization of an additional thirty million shares of Common Stock will provide increased flexibility for future growth.

        One Valley has had and continues to have discussions with various banks regarding the possible acquisition of additional banking subsidiaries and branch facilities, and the consideration for such possible acquisitions may be One Valley Common Stock. The increase in the authorized capital stock of One Valley would also permit the Board of Directors to consider the possibility of declaring a stock dividend to its existing shareholders or to provide for additional shares which are reserved for issuance under One Valley's 1993 Incentive Stock Option Plan as a means of retaining qualified management personnel and attracting additional personnel. While the reasons for the increase in the authorized capital stock which will result from the approval of this proposed amendment are those discussed above, the availability of the additional common stock could also theoretically be utilized by One Valley as a part of a defensive strategy to counter any hostile takeover attempts, although such action is not presently anticipated. Although One Valley anticipates issuing the newly authorized stock at some time in the future for one or more of the reasons set forth above, it has no present intention of doing so for any particular purpose at the present time. Holders of One Valley Common Stock presently have no preemptive right to subscribe to a pro rata share of any future offerings of shares of One Valley. The newly authorized shares would likewise have no preemptive rights. Therefore, future shares of One Valley Common Stock may be offered to the investing public or to shareholders or to both at the discretion of the Board of Directors. If One Valley should decide to issue any or all of these shares, the effect would be to dilute or lessen the percentage ownership of the shareholders who do not acquire a pro rate portion of shares issued. No further vote of One Valley shareholders would be required to issue such shares.

        The Board recommends that the following amendment to the first paragraph of Article VI of the Articles of Incorporation be approved by the shareholders.

                           "VI. The amount of total authorized capital stock of
                  the corporation shall be Seventy-One Million shares, consisting of Seventy Million shares of Common Stock with a par value of Ten Dollars ($10.00) per share and One Million shares of Preferred Stock with a par value of Ten Dollars ($10.00) per share."

        A copy of the entire text of Article VI of the Articles of Incorporation is attached as Appendix VII to this Joint Proxy Statement/Prospectus. The italicized portions of paragraph 1 of Article VI in Appendix VII reflect the proposed amendment to be voted on at the Annual Meeting.

Vote Required

        An affirmative vote of a majority of the outstanding shares of One Valley Common Stock is required to approve the amendment. Shares voted "ABSTAIN" and shares not voted will have the same effect as if the shares were voted "AGAINST" approval of the amendment.

        The Board of Directors unanimously recommends that shareholders vote "FOR" approval of this proposal. The enclosed proxy will be voted "FOR" the approval of the proposed increase in authorized shares of One Valley Common Stock unless otherwise directed.

                    FFVA FINANCIAL PROPOSAL TO AMEND RESTATED
                            ARTICLES OF INCORPORATION

        At the FFVA Financial Special Meeting, FFVA Financial's shareholders will be asked to vote upon an amendment to FFVA Financial's Restated Articles of Incorporation to provide for the Merger. FFVA Financial believes that Article 10, Section A, would, unless amended, prohibit the Merger. Currently, Article 10, Section A, restricts the acquisition of FFVA Financial's equity securities. This Section of the Restated Articles of Incorporation reads as follows:

                      ARTICLE 10. RESTRICTION ON VOTING THE
                           CORPORATION'S COMMON STOCK

                           A. VOTING RESTRICTION. Unless otherwise indicated in
                  this Article, the definitions and other provisions set forth in Articles 9.A, 9.B and 9.C are also applicable to this
                  Article 10. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit. For a period of five years from the completion of the conversion of First Federal Savings Bank of Lynchburg, from mutual to stock form, no Person shall directly or indirectly Offer to Acquire or Acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation.

        The FFVA Financial Amendment would amend this Article to provide for the Merger of FFVA Financial with and into One Valley, and approval of this Amendment is a condition to the Merger being consummated. To be approved and adopted, the FFVA Financial Amendment must receive the affirmative vote of at least 80% of the outstanding shares of FFVA Financial Common Stock entitled to vote on the matter.

        Article 10, Section A of FFVA Financial's Restated Articles of Incorporation is attached hereto as Appendix II to this Joint Proxy Statement/Prospectus. The italicized portion reflects the FFVA Financial Amendment.

        The Board of Directors of FFVA Financial recommends a vote "FOR" approval of the FFVA Financial Amendment.


                              SHAREHOLDER PROPOSALS


        Any proposals of shareholders intended to be presented at the 1998 Annual Meeting must have been received by One Valley no later than November 18, 1997, in order to be considered for inclusion in the One Valley 1998 proxy materials.

        FFVA Financial will hold a 1998 Annual Meeting of Shareholders only if the Merger is not consummated. In the event that such a meeting is held, any proposals of shareholders intended to be presented at the 1998 Annual meeting must have been received by the Secretary of FFVA Financial no later than November 28, 1997, in order to be considered for inclusion in the FFVA Financial 1998 proxy materials.

                                     EXPERTS


        The consolidated financial statements of FFVA Financial, incorporated by reference in FFVA Financial's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Cherry Bekaert & Holland, L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of One Valley, incorporated by reference in One Valley's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             VALIDITY OF SECURITIES


        The validity of the One Valley Common Stock and associated rights issued under the Shareholder Protection Rights Plan to be issued to FFVA Financial shareholders pursuant to the Merger and certain other legal matters in connection with the Merger will be passed upon for One Valley by Jackson & Kelly, Charleston, West Virginia. James K. Brown, a director of One Valley, is a partner in Jackson & Kelly.


                                  OTHER MATTERS


        As of the date of this Joint Proxy Statement/Prospectus, management of One Valley and FFVA Financial know of no other business that will come before the Special Meetings. Should any other matters properly come before the Special Meetings, the persons designated to vote the shares shall have discretionary authority to vote the same with respect to any other matter in accordance with the direction of the Boards of Directors of One Valley and FFVA Financial.

                                   APPENDIX I

                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (hereinafter sometimes referred to as the "Agreement"), made and entered into as of the 16th day of December, 1997, by and between One Valley Bancorp, Inc. ("One Valley") and FFVA Financial Corporation ("FFVA Financial").

                                   WITNESSETH:

         RECITALS

         A.One Valley is a West Virginia corporation duly organized and validly existing under the laws of the State of West Virginia.

         B.FFVA Financial is a Virginia corporation duly organized and validly existing under the laws of the State of Virginia.

         C.The Boards of Directors of FFVA Financial and of One Valley have each approved this Agreement, authorized the execution hereof in counterparts, and directed that it be submitted for shareholder approval.

         D.As a condition and inducement to One Valley's willingness to enter into this Agreement, immediately after the execution and delivery of this Agreement, One Valley and FFVA Financial will enter into a Stock Option Agreement, dated as of the date hereof (the "Option Agreement"), in the form attached hereto as Exhibit A, pursuant to which FFVA Financial will grant to One Valley an option to purchase authorized but unissued shares of FFVA Financial's common stock, par value $.10 per share, upon the terms and conditions therein contained.

         E. One Valley and FFVA Financial intend, and it is a condition hereof, that the Merger (as defined below) constitute a tax-free reorganization.

                                    AGREEMENT

         Now, therefore, for and in consideration of the premises and the mutual agreements hereinafter set forth, and in accordance with the provisions of applicable law, the parties agree as follows:

                                    SECTION 1
                               THE PLAN OF MERGER

         1.1 The Merger. On the Closing Date, FFVA Financial shall merge with and into One Valley, under the Articles of Incorporation of One Valley (the "Merger"). One Valley shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation").

         1.2 Effects of Merger. On the Closing Date, the corporate name and existence of FFVA Financial shall cease and all of its purposes, powers and objects, and all of its rights, assets, liabilities and obligations, shall pass to and vest in One Valley as the Surviving Corporation without any conveyance or transfer, and One Valley as the Surviving Corporation shall continue to be governed by the laws of the State of West Virginia and shall also succeed to all rights, assets, liabilities and obligations of FFVA Financial in accordance with the West Virginia Corporation Act. Upon the Closing Date of the Merger, the separate existence and corporate organization of FFVA Financial shall cease.

                                    SECTION 2
                       ARTICLES OF INCORPORATION; BYLAWS;
                         BOARD OF DIRECTORS AND OFFICERS

         2.1 Articles of Incorporation. The Articles of Incorporation of One Valley shall continue unchanged as the Articles of Incorporation of One Valley as the Surviving Corporation. From and after the Closing Date, said Articles of Incorporation, as the same may be amended from time to time as provided by law, shall be the Articles of Incorporation of the Surviving Corporation.

         2.2 Bylaws. The Bylaws of One Valley as in effect on the Closing Date shall continue as the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, its Articles of Incorporation, or said Bylaws.

         2.3 Directors and Officers. Except as provided in Section 11.3, the directors and officers of One Valley on the Closing Date shall continue as the directors and officers of the Surviving Corporation and shall hold office as prescribed in the Bylaws of the Surviving Corporation and applicable law until their successors shall have been elected and shall qualify.

                                    SECTION 3
                        CONVERSION OF SHARES AND OPTIONS

         3.1      Conversion of Shares.  On the Closing Date:
                  (a) All issued and outstanding shares of common stock of One Valley shall remain issued and outstanding.

                  (b) Each share of common stock of FFVA Financial then issued and outstanding, excluding any shares held in the treasury of FFVA Financial shall be converted by the Merger into 1.05 (one and five hundredths) shares of common stock of One Valley ("Fixed Exchange Ratio"). Each person who, but for the provisions of this Section 3.1 (b), would be entitled to a fractional share interest in the common stock of One Valley as a result of the conversion, upon surrender of certificates theretofore representing shares of common stock of FFVA Financial, shall receive in lieu thereof an amount in cash equal to such fraction multiplied by the closing price for the common stock of One Valley reported on the New York Stock Exchange on the business day immediately prior to the Closing Date. Shares of One Valley common stock shall be issued with associated rights pursuant to the terms of its Shareholder Protection Rights Agreement, dated as of October 18, 1995, between One Valley Bancorp, Inc., and One Valley Bank, National Association (as rights agent).

                  (c) Shareholders of One Valley asserting dissenters' rights under the laws of the State of West Virginia shall have their rights determined pursuant to W. Va. Code ss.ss.31-1-122 and 123 and shall be entitled to cash payment pursuant to the terms and provisions of said law with funds to be provided by One Valley.

                  (d) From and after the Closing Date, the holders of the certificates representing common stock of FFVA Financial shall cease to have any rights with respect to such shares and their sole right shall be to receive cash and common stock of One Valley as herein provided.

                  (e) If One Valley shall, at any time prior to the Closing Date, (i) issue a dividend in shares of One Valley common stock, (ii) combine the outstanding shares of One Valley common stock into a smaller number of shares, (iii) subdivide the outstanding shares of One Valley common stock, or
(iv) reclassify the shares of One Valley common stock, then, in any such event, the Fixed Exchange Ratio (as set forth in Section 3.1(b) hereof) shall be adjusted by multiplying the Fixed Exchange Ratio by a fraction the numerator of which is equal to the number of shares of One Valley common stock outstanding immediately after the happening of such event and the denominator of which is equal to the number of shares of One Valley common stock outstanding immediately prior to the happening of such event.

         3.2 Exchange of Certificates. As soon as practicable after the Closing Date, the certificates representing the outstanding shares of FFVA Financial shall be surrendered to Harris Trust and Savings Bank, or to such other entity as One Valley may direct, as agent ("Exchange Agent") for One Valley and, upon such surrender, the Exchange Agent shall issue and deliver in substitution therefore, certificates representing the number of shares of common stock of One Valley into which such surrendered shares have been converted as hereinbefore provided, and cash in lieu of fractional shares (without interest). Certificates representing shares of FFVA Financial which are not surrendered shall be deemed for all purposes to evidence the ownership of the number of shares of common stock of One Valley into which said shares of FFVA Financial shall have been converted as hereinbefore set forth and the right to receive cash in the amount determined pursuant to Section 3.1; provided, however, that One Valley will not distribute to the holder of an unsurrendered certificate for common stock of FFVA Financial dividends declared with respect to common stock of One Valley until such owner shall surrender such certificate, at which time the holder thereof shall be paid the amount of the dividends having a record date on or after the Closing Date theretofore declared with respect to common stock without interest. All such dividends unclaimed at the end of one year from the Closing Date shall be repaid by the Exchange Agent to One Valley, and thereafter the holders of such outstanding certificates shall look, subject to applicable escheat, unclaimed funds and other laws, as general creditors only to One Valley for payment thereof.

         3.3 Closing of Stock Transfer Books. At the close of business on the business day immediately preceding the Closing Date, the stock transfer books of FFVA Financial shall be deemed closed, and no shares of common stock of FFVA Financial shall thereafter be transferred.

         3.4 Conversion of Options. At the Closing Date, each option granted by FFVA Financial to purchase shares of its common stock pursuant to the "FFVA Financial Corporation 1994 Stock Option Plan" (the "Stock Option Plan"), which is outstanding and unexercised immediately prior thereto, shall be converted into an option to purchase shares of One Valley's common stock on the same terms and conditions as are in effect immediately prior to the Merger as adjusted as set forth below. Each such option that is converted shall be converted into an option to purchase such number of shares of One Valley's common stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option):

                  (a) the number of shares of One Valley's common stock to be subject to the new option shall be equal to 1.05 times the number of shares of FFVA Financial's common stock subject to the original option, rounded, if necessary, up to the nearest whole share; and

                  (b) the exercise price per share of One Valley's common stock under the new option shall be equal to the exercise price per share of FFVA Financial's common stock under the original option divided by 1.05, rounded, if necessary, up to the nearest cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) shall be effected in a manner consistent with Section 424 (a) of the Internal Revenue Code.

         FFVA shall take, or shall cause to be taken, all appropriate action pursuant to the Stock Option Plan prior to the Closing Date to provide for the conversion of options provided in this Section. One Valley will register the shares to be issued pursuant to the Stock Option Plan in the Registration Statement to be filed pursuant to Section 5.11 of this Agreement, and after the Closing Date will take such other steps, including the filing of a Form S-8, as may be necessary or appropriate.

                                    SECTION 4
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF FFVA FINANCIAL

         Except as set forth in the disclosure schedule to be delivered by FFVA Financial to One Valley on or before 30 days from the date of this Agreement (the "Disclosure Schedule"), FFVA Financial represents and warrants to and covenants with One Valley that:

         4.1 Organization and Qualification of FFVA Financial and its Subsidiary. FFVA Financial is duly organized, validly existing and in good standing as a corporation under the laws of the State of Virginia and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. FFVA Financial is qualified to do business in each jurisdiction in which such qualification is required. FFVA Financial owns 100% of the issued and outstanding shares of stock of First Federal Savings Bank of Lynchburg (the "Bank" or the "Subsidiary"), free and clear of all liens, claims and encumbrances. The Bank is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and has the corporate power to own all of its assets and to carry on its business as it is now being conducted. The issued and outstanding shares of stock of the Bank are all duly authorized, validly issued, fully paid and nonassessable. Except for its Subsidiary, FFVA Financial has no other direct or indirect subsidiaries, and does not own 5% or more of the shares of stock of any other corporation.

         4.2 Authorization of Agreement. The Board of Directors of FFVA Financial has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement and an amendment to Article 10 of the FFVA Financial Restated Articles of Incorporation ("Articles Amendment") by the shareholders of FFVA Financial and all appropriate regulatory authorities as provided in Virginia Stock Corporation Act (the

"VSCA") and the Rules and Regulations of the Office of Thrift Supervision ("OTS"), FFVA Financial has the corporate power and is duly authorized to merge with One Valley pursuant to this Agreement, and upon its execution and delivery (and assuming due execution and delivery by One Valley) this Agreement is a valid and binding agreement of FFVA Financial enforceable in accordance with its terms.

         4.3 No Violation of Other Instruments. Subject to the receipt of the authorizations set forth in Section 4.2, the execution and delivery of this Agreement do not, and the consummation of the Merger in accordance with this Agreement will not, (i) violate any provisions of FFVA Financial's Restated Articles of Incorporation or Bylaws, (ii) violate any provision of, or result in the acceleration of any obligation under or in the termination, if applicable, of, any mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which either FFVA Financial or its Subsidiary is a party or by which any of them is bound except for such as would not have a material adverse effect on the financial condition, business, properties, or results of operations of FFVA Financial and its Subsidiary, taken as a whole, or the transactions contemplated hereby, (iii) violate or conflict with any other material restriction of any kind or character by which FFVA Financial or its Subsidiary is bound, or (iv) enable any person to enjoin the transactions contemplated hereby. After the approval of this Agreement and the Articles Amendment by the shareholders of FFVA Financial, FFVA Financial will have taken all action required by law, the Restated Articles of Incorporation of FFVA Financial, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and to authorize the Merger of FFVA Financial with One Valley pursuant to this Agreement and the consummation of the transactions contemplated hereby.

         4.4 Financial Statements. The consolidated balance sheets of FFVA Financial as of December 31, 1994, 1995 and 1996, and its statements of income and cash flows for each of the twelve month periods ended on such dates, heretofore delivered to One Valley, were prepared in accordance with generally accepted accounting principles consistently applied and those financial statements, as well as the unaudited balance sheet as of September 30, 1997, and the statement of income and cash flows for the nine-month period ended September 30, 1997, both of which have been delivered to One Valley, fairly present its financial condition and results of operations as of such date and for such period, subject to normal year-end audit adjustments.

         4.5 No Material Adverse Change. There has been no material adverse change, or development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition, businesses, properties, results of operations or prospects of FFVA Financial or its Subsidiary, taken as a whole, since December 31, 1996.

         4.6 Form 10-K Annual Report and Other Reports. FFVA Financial's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, heretofore delivered to One Valley, does not contain, as of the date thereof, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Since January 1, 1995, FFVA Financial has filed with the Securities and Exchange Commission and the OTS all documents and reports required to be filed and such reports do not contain, as of their respective dates, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Bank has filed with the OTS and the Federal Deposit Insurance Corporation all documents and reports required to be filed and such reports are accurate and complete in all material respects.

         4.7 No Actions, Etc. There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the executive officers or directors of FFVA Financial or its Subsidiary, threatened or contemplated against or relating to FFVA Financial or its Subsidiary or any of their properties which, individually or in the aggregate, could materially and adversely affect the financial condition, businesses, properties or results of operations of FFVA Financial and its Subsidiary, taken as a whole, or the ability of FFVA Financial to consummate the transactions contemplated hereby, and such officers and directors do not know of any basis for any such action or proceeding. Neither FFVA Financial nor its Subsidiary is transacting business in violation of any applicable law or regulation which could materially adversely affect the financial condition, businesses, properties or results of operations of FFVA Financial or its Subsidiary, taken as a whole, or the ability of FFVA Financial to consummate the transactions contemplated hereby.

         4.8 Capitalization. The authorized capital stock of FFVA Financial consists of (i) 11,500,000 shares of common stock, par value of $.10 per share, 4,523,885 of which as of the date hereof are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of preemptive rights, and (ii) 500,000 shares of preferred stock, par value of $.10 per share, none of which is issued. Other than stock options granted under all of the stock option plan listed in the Disclosure Schedule covering

603,862 shares of common stock of FFVA Financial (as listed thereon), there are no options, warrants, calls, reservations for issuance or commitments of any kind relating to, or securities convertible into, the common stock of FFVA Financial or its Subsidiary.

         4.9 Copies of All Contracts, Leases, Etc. FFVA Financial has furnished or made available or will promptly furnish or make available to One Valley true and complete copies of all material contracts, leases and other agreements to which FFVA Financial or its Subsidiary is a party or by which any of them is bound, and has listed on the Disclosure Schedule and will furnish to One Valley true and complete copies of all employment, pension, retirement, stock option, employee stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plans with respect to any of the directors, officers or other employees of FFVA Financial or its Subsidiary.

         4.10 Undisclosed Liabilities. Neither FFVA Financial nor its Subsidiary has any material liabilities other than those liabilities disclosed on or provided for in the balance sheet as of December 31, 1996, and liabilities incurred since such date in the ordinary course of business consistent with past practices.

         4.11 Title to Properties. FFVA Financial and its Subsidiary have good and marketable title to all their property and assets set forth in their balance sheets as of December 31, 1996, except property and assets sold or otherwise disposed of since December 31, 1996, in the ordinary course of business, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet and except liens for taxes and assessments not delinquent, pledges to secure deposits and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected on said balance sheet and which do not interfere with or impair its present or continued use, and all of their material leases are in full force and effect and neither FFVA Financial nor its Subsidiary is in default in any material respect thereunder.

         4.12 Proxy Statement. The information pertaining to FFVA Financial which has been or will be furnished by or on behalf of FFVA Financial or its management for inclusion in the Proxy Statement referred to in Section 10 and the Registration Statement referred to in Section 5.11 or any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         4.13 Good Faith. FFVA Financial shall use its reasonable best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest practicable date and cooperate fully with the other parties to that end.

         4.14 Absence of Regulatory Actions. Neither FFVA Financial nor its Subsidiary is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal governmental authorities charged with the supervision or regulation of the operations of any of them nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         4.15     Employee Benefits.
                  (a) For purposes of this Agreement the following definitions shall apply:
                           1. "Employee Pension Benefit Plan" has the meaning as set forth in ERISA ss.3(2).
                           2. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).
                           3. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
                           4. "Multiemployer Plan" shall mean a plan described in ss.3(37) and/or ss.4001(a)(3) of ERISA.
                           5. "FFVA ESOP" shall mean the Bank's Employee Stock Ownership Plan. 6. "FFVA Retirement Plan" shall mean the Financial Institutions Retirement Fund as adopted by the Bank.
                           7. "FFVA Employee" means an employee of either FFVA Financial or the Bank.
                           8. "Employee  Benefit  Plan(s)"  means any one or
more of the following in which a FFVA Employee is a participant in or benefits from as a result of his employment (whether current or past with either FFVA Financial or Bank): (a) Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan or (c) any other deferred compensation plan, bonus plan, incentive, disability or group insurance plan, stock option plan, employee stock purchase plan, vacation plan, severance plan, sick leave plan or policy, holiday plan or policy, maternity leave or policy, or any other benefit plan, program, agreement (including employment and severance agreements), arrangements or commitments of any kind whether or not subject to the requirements of ERISA.
                           9. "One Valley 401(k) Plan" shall mean the One Valley
Bancorp of West Virginia, Inc., 401(k) Plan.
                           10. "Code" means the Internal Revenue Code of 1986,
as amended.
                           11. "Control Group" shall mean a controlled group of
corporations within the meaning of ss.414(b) of the Internal Revenue Code and entities under common control within the meaning of ss.414 (c) of the Internal Revenue Code.

                  (b) Neither currently nor at any time during the preceding five calendar years has FFVA Financial, or any entity which was in the same Control Group with FFVA Financial at any time during such five-year period, or its Subsidiary contributed to or had any obligation to contribute to any Multiemployer Plan.

                  (c) Neither currently nor in the past has FFVA Financial (i) had any employees (who were not also employees of the Bank), or (ii) had any direct obligation to fund or contribute to any Employee Benefit Plan.

                  (d) Each Employee Benefit Plan will be listed in the Disclosure Schedule, and copies of such plans and accompanying Summary Plan Descriptions, if required, have been furnished to One Valley.

                  (e) Each of the Employee Benefit Plans has been administered in all material respects in compliance with the applicable requirements of ERISA, the Code, other federal statutes, applicable federal regulations, applicable State law (including without limitation State insurance law) and in accordance with its terms. Each of the FFVA Retirement Plan and the FFVA ESOP has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and FFVA Financial is not aware of any circumstances likely to result in revocation of such favorable determination letters. All reports required by any governmental agency with respect to each such Employee Benefit Plan has been timely and properly filed and to the extent required, furnished to the participants in such plan. Bank has paid all costs, benefits, premiums, contributions and any other amounts required or coming due in connection with the Employee Benefit Plans and no accumulated funding deficiency, as defined in ss.302(a)(2) of ERISA, exists with respect to any Employee Benefit Plan. To the best of its knowledge, neither FFVA Financial nor the Bank nor any fiduciary of any Employee Benefit Plan, has engaged in (i) a transaction that would subject FFVA Financial or the Bank to any tax, penalty or liability for prohibited transactions imposed by ERISA or by ss.4975 of the Code, or (ii) any transaction in violation of ss.406(a) or ss.406(b) of ERISA (for which no exemption exists under ss.408 of ERISA).

                  (f) With the exception of Employee Pension Benefit Plans and except as set forth in the Disclosure Schedule, none of the benefits provided under any of the Employee Benefit Plans are vested, and the Bank retains full authority to terminate or amend any of the Employee Benefit Plans.

                  (g) Each Employee Benefit Plan, other than the FFVA Retirement Plan, is either fully insured and all premiums have been timely paid or, if not fully insured, adequate reserves have been established on the books of the Bank in connection with such benefits, and all required contributions have been made to such plans.

                  (h) With the exception of the FFVA Retirement Plan, no Employee Benefit Plan is subject to the provisions of Title IV of ERISA. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by FFVA Financial or its Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan', within the meaning of Section 4001
(a) (15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan of any entity which is or was in the same Control Group as FFVA Financial. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for the FFVA Retirement Plan within the 12-month period ending on the date hereof.

                  (i) FFVA Financial and the Bank represent and warrant that as of December 31, 1996, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001 (a) (16) of ERISA (as determined on the basis of the actuarial assumptions contained in the FFVA Retirement Plan's most recent actuarial valuation), did not exceed the then current value of the assets of the FFVA Retirement Plan. FFVA Financial and Bank further warrant and represent that they have taken no action since that date by amendment of that plan or otherwise, to increase the actuarially determined present value of the benefit liabilities of the FFVA

Retirement Plan except with respect to changes in normal eligibility resulting from increased terms of service or compensation changes.

                  (j) As of the Closing Date the FFVA Retirement Plan will be either (i) terminated, (ii) amended to cease all future benefit accruals, or
(iii) merged into the One Valley Retirement Plan. The parties agree that the preferred option is merger of the FFVA Retirement Plan into the One Valley Retirement Plan, if the merger of the plans can be accomplished without increasing the total unfunded liability of the One Valley Retirement Plan (as to former FFVA Employees) in excess of such unfunded liability in the FFVA Retirement Plan as set forth in Section 4.15(i). The parties agree that at a minimum, participants in the FFVA Retirement Plan will be entitled to their vested accrued benefit under that plan as of the Closing Date plus such additional vested accrued benefit to which they shall be entitled to for years of service with the Bank subsequent to the Closing Date under the One Valley Retirement Plan.

                  (k) There has not been any (i) termination of the FFVA Retirement Plan or (ii) the commencement of any proceeding to terminate such plan pursuant to ERISA, or otherwise, or (iii) written notice given to FFVA Financial or Bank of the intention to commence or seek the commencement of any such proceeding.

                  (l) Within 90 days following the Closing Date, the Bank shall cause the FFVA ESOP to be terminated in accordance with its provisions. It is understood that prior to the Closing Date, the Bank may make a final cash contribution equal to the maximum amount allowable without penalty pursuant to sections 404 and 415 of the Code with respect to the FFVA ESOP plan year ending on or before June 30, 1998; provided, however, that the final cash contribution shall not exceed the greater of the contributions made by the Bank for either the year 1996 or 1997. It is expressly warranted that such termination shall not result in any additional funding obligation, including but not limited to any obligation to pay off all stock obligations, to such ESOP and that sufficient shares of stock held in the FFVA ESOP's Unallocated Stock Fund will be sold pursuant to the provisions of the plan to fully pay off any stock obligation to the extent that prior Bank contributions and dividend income on unallocated stock are not sufficient to pay off such Stock Obligation as of the Closing Date. Thereafter, any remaining unallocated ESOP assets shall be allocated as trust earnings based upon account balances. Participants eligible to receive distributions from the FFVA ESOP upon its termination shall be given the opportunity to have such distribution transferred to the One Valley 401(k) Plan pursuant to the provisions of ss.401(a)(31) of ERISA. Notwithstanding the foregoing, FFVA Financial and the Bank shall make such amendments to the ESOP as deemed appropriate to effectuate the purposes of the FFVA ESOP Plan and this Section of the Agreement.

                  (m) From and after Closing, One Valley shall authorize the Bank to adopt the One Valley 401(k) Plan and the One Valley Retirement Plan (collectively "OVB Qualified Plans"). In adopting the OVB Qualified Plans it is understood that such plans will recognize FFVA Employees years of employment with Bank only for purposes of eligibility to participate in and vest under such plans. It is specifically understood that FFVA Employees shall not be entitled to any past service for benefit accrual purposes under any Employee Pension Benefit Plans of One Valley, except that if the FFVA Retirement Plan and the One Valley Retirement Plan are merged pursuant to Section 4.15(j), and in connection with such merger it is decided that such past service can be granted without increasing the unfunded liability of the One Valley Retirement Plan in excess of such amount described in Section 4.15(j). It is further specifically understood that, notwithstanding any provision hereof to the contrary, FFVA Employees shall be employees at-will and that after the Closing Date, One Valley and/or the Bank may alter, amend, or terminate any of its benefit programs covering such employees.

                  (n) Except as specifically provided elsewhere in this Agreement, Bank shall continue for the calendar years 1997 and 1998 those Employee Benefits Plans in existence as of the date of the execution of this Agreement and shall not adopt any other such plans nor otherwise amend such plans except as authorized by One Valley. Except as expressly provided for elsewhere in this Agreement, Bank shall terminate or amend each such plan effective December 31, 1998. Bank shall adopt and One Valley shall authorize such adoption effective January 1, 1999, of life, disability insurance, health, welfare, vacation and other fringe benefits (collectively "fringe benefit programs") of the types and in the amounts and at the contribution levels provided to other similarly situated employees of One Valley. In determining eligibility, benefit levels and required contributions under such fringe benefit programs all full time years of employment with Bank shall be counted and preexisting conditions shall be treated as such conditions were treated under any such predecessor plan.

                  (o) Notwithstanding the limitation in (n) above it is understood that FFVA employees employed by the Bank as of the Closing Date shall (as long as they otherwise remain eligible under the terms of the Bank's vacation policy) be entitled to annual vacation and sick leave for 1998 and thereafter equal to the greater of (i) the number of days of vacation and sick leave to which they were entitled to in 1997 or (ii) such vacation and sick leave to which they are entitled to under Bank's policies then in effect.

         4.16 Labor Disputes. Neither FFVA Financial nor its Subsidiary is directly or indirectly involved in or to the knowledge of any of them threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, which might materially and adversely affect the financial condition, assets, businesses or results of operations of any of them. Neither FFVA Financial nor its Subsidiary is a party to, nor has ever been a party to, any collective bargaining agreement.

         4.17 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of FFVA Financial as of December 31, 1996, and shown on the unaudited balance sheet of FFVA Financial dated September 30, 1997, is adequate as of the dates thereof. The reserve for possible loan losses to be shown on the consolidated balance sheet of FFVA Financial as of December 31, 1997, and future periods, if any, will be adequate as of the dates thereof.

         4.18     Knowledge as to Conditions.  As of the date hereof:

                  (a) FFVA Financial knows of no reason relating to FFVA Financial why the approvals, consents and waivers of governmental authorities referred to in Sections 8.1 (b) and 8.1 (c) should not be obtained in a timely manner and without the imposition of a condition of the type referred to in
Section 8.1(g);

                  (b) FFVA Financial and its Subsidiary are not aware of any conditions or provisions of any actions, reports of examinations or similar regulatory reports or findings which is anticipated to delay or precludes FFVA Financial or its Subsidiary from entering into the Agreement or obtaining prompt regulatory approval of all applications to be filed in connection with the transaction contemplated by this Agreement, including but not limited to compliance with the Community Reinvestment Act ("CRA"); and

                  (c) Provided that shares of common stock of FFVA Financial held by FFVA Financial as authorized but unissued shares are reissued before the Closing Date pursuant to Section 4.22 (i), FFVA Financial and its Subsidiary are not aware of any reason relating to FFVA Financial why the Merger will not be treated as a "pooling of interests" for accounting purposes.

         4.19     Taxes.

                  (a) FFVA Financial and Subsidiary have each filed on a timely basis all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which each of them is required to file, and each has paid all taxes shown to be due on such returns and, in the opinion of its respective Chief Executive and Financial Officers, has adequately reserved for all current taxes;

                  (b) Neither the Internal Revenue Service nor any other taxing authority is now asserting against FFVA Financial or Subsidiary, or, to the knowledge of either of them, threatening to assert against any of them, any deficiency or claim for additional taxes, interest or penalty;

                  (c) There is no pending, or to the knowledge of FFVA Financial or its Subsidiary, threatened examination of the Federal Income Tax Returns of FFVA Financial or its Subsidiary and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations prescribed in Section 6501(a) of the Internal Revenue Code, no tax year of FFVA Financial or its Subsidiary remains open to the assessment and collection of additional Federal Income Taxes; and

                  (d) There is no pending or, to the knowledge of FFVA Financial or Subsidiary, threatened examination of State Tax (the "Virginia Taxes") returns of FFVA Financial or any of its Subsidiary and, except for tax years still subject to the assessment and collection of additional Virginia Taxes under the applicable statutes of limitations, no tax year of FFVA Financial or its Subsidiary remains open to the assessment and collection of additional taxes.

         4.20     Absence of Certain Changes.  Since December 31, 1996:

                  (a) There has not been any damage, destruction or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition or operations of FFVA Financial or its Subsidiary;

                  (b) Except in the ordinary course of business, neither FFVA Financial nor its Subsidiary has disposed of, or agreed to dispose of, any of its material properties or assets, nor has any of them leased to others, or agreed to so lease, any of such material properties or assets;

                  (c) Except for the exercise of stock options there has not been any change in the authorized, issued or outstanding capital stock of FFVA Financial or its Subsidiary, except as provided for in this Agreement, or any material change in the outstanding debt of FFVA Financial or its Subsidiary, other than changes due to payments in accordance with the terms of such debt and FHLB advances and reverse repurchase agreements to meet funding needs of the Bank in the ordinary course of business;

                  (d) No change has occurred in the personnel who are key personnel with respect to the operations of FFVA Financial or Subsidiary, nor has there been any increase in the compensation or fees payable by either FFVA Financial or its Subsidiary to their directors or officers other than increases in the ordinary course of business in accordance with the personnel policies of FFVA Financial or its Subsidiary, or any material increase in any bonus, insurance, pension or other Employee Benefit Plan, payment or arrangement for or with any of such directors or officers;

                  (e) Neither FFVA Financial nor its Subsidiary has made any material loan or advance other than in the ordinary course of business;

                  (f) Neither FFVA Financial nor its Subsidiary has made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any material asset or assets which in the aggregate would be material;

                  (g) Neither FFVA Financial nor its Subsidiary has entered into any other material transaction, contract or lease or incurred any other material obligation or liability;

                  (h) The Bank has not incurred any unusual or extraordinary loan losses;

                  (i) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or results of operations of FFVA Financial and its Subsidiary, taken as a whole, and neither FFVA Financial nor its Subsidiary has knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of FFVA Financial and its Subsidiary, taken as a whole; and

                  (j) FFVA Financial and its Subsidiary are, and have been, in substantial compliance with all environmental laws and regulations, and there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending, or, to the knowledge of FFVA Financial or its Subsidiary, threatened, before any court, governmental agency or board or other forum against FFVA Financial or its Subsidiary for alleged noncompliance with, or liability under, any environmental law or relating to the release into the environment of any hazardous material or oil.

         4.21 Negative Covenants. Except as otherwise expressly contemplated hereby, between the date hereof and the Closing Date, or the time when this Agreement terminates as provided herein, neither FFVA Financial nor its Subsidiary, respectively, will, without the prior written consent of One Valley, which consent shall not be unreasonably withheld:

                  (a) Make any change in its authorized capital stock or corporate structure;

                  (b) Issue any shares of its capital stock, securities convertible into its common stock or any long-term debt securities of FFVA Financial or its Subsidiary, other than shares of capital stock issued pursuant to the exercise of outstanding stock options granted prior to the date of this Agreement under the Stock Option Plan; provided, however, that FFVA Financial shall, following approval of the Merger by its shareholders and receipt of all requisite regulatory approvals, issue shares of its common stock held as authorized but unissued shares, which issuance is necessary in order that the Merger be treated as a "pooling of interests" for accounting purposes pursuant to Section 4.22 (i);

                  (c) Issue or grant any options, warrants or other rights to purchase shares of its common stock or preferred stock;

                  (d) Declare or pay any dividends or other distributions on any shares of common stock, except a cash dividend in an amount not to exceed fifteen cents ($.15) per share per quarter, in accordance with past practice, for each quarter prior to the Closing Date, to be paid on or before the Closing Date;

                  (e) Purchase, redeem or otherwise acquire, or agree to purchase, redeem or acquire, for consideration any shares of its capital stock, securities convertible into its common stock or any long-term debt securities of FFVA Financial or its Subsidiary;

                  (f) Enter into or amend (except as otherwise specifically contemplated by this Agreement or disclosed in the Disclosure Schedule) any Employee Benefit Plan, consultant, or similar plan in respect of any of its directors, officers or other employees or increase its contribution to any Employee Benefit Plan;

                  (g) Take any action materially and adversely affecting the transactions contemplated hereby or this Agreement or the financial condition, businesses, properties or results of operations of FFVA Financial and its Subsidiary, taken as a whole;

                  (h) Acquire any other company or acquire any branch or deposits or, other than in the ordinary course of business, any assets of any other company;

                  (i) Mortgage, pledge or subject to a lien or any other encumbrance any of its assets, dispose of any of its assets, incur or cancel any debts or claims or take any other action not in the ordinary course of its business as heretofore conducted;

                  (j) Except as may be necessary to comply with this Agreement, amend its Restated Articles of Incorporation or Bylaws;

                  (k) Sell, pledge or otherwise dispose of or encumber any of its stock, or any of the stock of its Subsidiary or change the capital structure of any of them;

                  (l) Sell any securities from its investment portfolio, except in the ordinary course of business;

                  (m) Increase the compensation of or pay any benefit to any director, officer or employee during or for the calendar years 1997 or 1998 other than in the ordinary course of business and, in any event, in the aggregate not in excess of 5% of the total salary expense of the Bank; or

                  (n) Enter into any agreement to do any of the foregoing.

         4.22 Additional Covenants. Except as otherwise contemplated by this Agreement, FFVA Financial covenants and agrees:

                  (a) That, subsequent to the date of this Agreement and prior to the Closing Date, it will operate its business and the businesses of its Subsidiary only in the normal course and in a normal manner consistent with past practices;

                  (b) That it will take no action which would adversely affect or delay the ability of One Valley, FFVA Financial or its Subsidiary to obtain any necessary approvals, consents or waivers of any governmental authority required for the transaction contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement;

                  (c) That immediately upon the execution of this Agreement it will direct its accountants and attorneys to give One Valley access, upon reasonable notice, to all relevant and material information, documents and working papers pertaining to FFVA Financial and Subsidiary that it may reasonably request;

                  (d) That it will use its reasonable best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger at the earliest possible date and cooperate fully with the other parties to that end;

                  (e) That neither FFVA Financial nor its directors, officers or representatives or agents will, directly or indirectly, take any action to solicit, support or encourage any offer or proposal from any other person to acquire FFVA Financial or its assets, or shares of its common stock, or of its Subsidiary, or engage in negotiations with or provide information to such person with respect to such offer or proposal; provided, however that FFVA Financial may engage in negotiations or provide information if the Board of Directors of FFVA Financial concludes after receipt of legal advice from its counsel, that their fiduciary duties to the shareholders of FFVA Financial so require; provided further, however, in the case of any action pursuant to the immediately preceeding proviso regarding the specific terms and structure of a possible Acquisition Transaction (as hereinafter defined) (but excluding actions taken to determine whether an unsolicited offer by a third party is a bona fide offer), One Valley may, in its sole discretion, terminate this Agreement at any time before the Closing Date. FFVA Financial will immediately notify One Valley if any such negotiations occur, if such information is provided, or if such offer or proposal is made, and will keep One Valley informed of any such negotiations, offers, proposals, or transactions. Nothing contained in this Section 4.22 (e) shall prohibit the Board of Directors of FFVA Financial from complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934;

                  (f) That it will promptly advise One Valley of any material adverse change in the financial condition, assets, businesses, results of operations or prospects of FFVA Financial or its Subsidiary, and any material breach of any representation, warranty, covenant or agreement made by FFVA Financial or its Subsidiary in this Agreement known to FFVA Financial;

                  (g) That it will maintain in full force and effect adequate fire, casualty, public liability, employer fidelity and other insurance coverage in accordance with prudent practices to protect FFVA Financial and Subsidiary against losses for which insurance can reasonably be obtained;

                  (h) That it will consult with One Valley as to the form and substance of any press release or other public disclosure concerning matters related hereto, and, except as required by law or within good faith, shall not issue such release or disclosure without the reasonable consent of One Valley;

                  (i) That it will issue approximately 750,000 shares of its common stock held as authorized but unissued shares, or such other amount as the parties may agree, at such time as is necessary in order that the Merger be treated as a "pooling of interests" for accounting purposes, and shall take no action which would have the effect of precluding treatment of the Merger as a "pooling of interests" for accounting purposes, and will cooperate fully with One Valley to assure that the Merger can be treated as a "pooling of interests" for accounting purposes;

                  (j) That it will immediately after the execution of this Agreement enter into the Option Agreement with One Valley granting to One Valley the right to purchase a specified number of shares of common stock of FFVA Financial under certain specified conditions;

                  (k) That it will enforce its rights under, and the provisions of, all confidentiality agreements it has or may have with third parties; and

                  (l) That it will take, in accordance with applicable law or NASDAQ rules and its Restated Articles of Incorporation and Bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement, the Articles Amendment, and any other matters required to be approved by its shareholders for consummation of the Merger (including any adjournment or postponement) as promptly as practicable after the registration statement is declared effective. Except to the extent that its Board of Directors concludes after receipt of legal advice from its counsel that its fiduciary duties require otherwise, its Board of Directors shall recommend such approval and it shall take all reasonable, lawful action to solicit such approval by its shareholders.

         4.23. Dissenters' Rights. The shareholders of FFVA Financial do not have dissenters' rights pursuant to Virginia Code ss. 13.1 - 730.c.

         4.24 Takeover Law. FFVA Financial has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of FFVA Financial's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to One Valley) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA.

                                    SECTION 5
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF ONE VALLEY

         One Valley represents and warrants to and covenants with FFVA Financial that:

         5.1 Organization and Qualification of One Valley. One Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Each of the banking subsidiary companies owned by One Valley is duly organized, validly existing and in good standing as either a state banking corporation under the laws of West Virginia or a national bank under the laws of the United States and each has the corporate power to own all of its assets and to carry on its business as it is now being conducted. One Valley is duly registered as a bank holding company with the Board of Governors of the Federal Reserve. One Valley owns directly or indirectly 100% of the issued and outstanding capital sock of each of its Significant Subsidiaries (as defined in Regulation S-X), free and clear of all liens, claims and encumbrances.

         5.2 Authorization of Agreement. The Board of Directors of One Valley has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of One Valley and all appropriate regulatory authorities, One Valley has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and upon its execution and delivery (and assuming due execution and delivery by FFVA Financial) this Agreement is a valid and binding agreement of One Valley enforceable in accordance with its terms.

         5.3 No Violation of Other Instruments. Subject to the receipt of the authorizations set forth in Section 5.2, the execution and delivery of this Agreement do not, and the consummation of the Merger will not, (i) violate any provision of the Articles of Incorporation or Bylaws of One Valley, (ii) violate any provision of, or result in the acceleration of any obligation under or in the termination, if applicable, of, any mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which One Valley or any of its subsidiaries is a party or by which it is bound except for such as would not have a material adverse effect on the financial condition, business, properties, or results of operations of One Valley and its subsidiaries, taken as a whole, or the transactions contemplated hereby, (iii) violate or conflict with any other material restriction of any kind or character to which One Valley or any of its Subsidiaries is subject, or (iv) enable any person to enjoin the transactions contemplated hereby. After approval of this Agreement by the shareholders of One Valley, by the Board of Governors of the Federal Reserve, the West Virginia Board of Banking and Financial Institutions, and the State Corporation Commission of the Commonwealth of Virginia, One Valley will have taken all action required by law and its Articles of Incorporation and Bylaws necessary to authorize the execution and delivery of this Agreement and to authorize the Merger of FFVA Financial with One Valley and the consummation of the transactions contemplated hereby.

         5.4 Regulatory Approvals. Prior to the Closing Date, One Valley, separately and jointly with FFVA Financial, shall use its reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain: (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, the State Corporation Commission of the Commonwealth of Virginia, and the West Virginia Board of Banking and Financial Institutions; and (ii) all other consents and approvals of governmental agencies as are required by law or otherwise, and shall do any and all things deemed by One Valley and FFVA Financial to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided herein.

         5.5 Financial Statements. One Valley's consolidated balance sheets as of December 31, 1994, 1995 and 1996, and its statement of income for each of the twelve months ended on such dates, heretofore delivered to FFVA Financial, were prepared in accordance with generally accepted accounting principles consistently applied and those financial statements, as well as the unaudited balance sheet as of September 30, 1997, and the statement of income for the nine-month period ended September 30, 1997, fairly present its financial condition and results of operations as of such respective dates and for such respective periods, subject to normal year-end audit adjustments.

         5.6 No Material Adverse Change. There has been no material adverse change, or development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition, businesses, properties or results of operations of One Valley and its subsidiaries, taken as a whole, since December 31, 1996.

         5.7 Form 10-K Annual Report and Other Reports. One Valley's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996, heretofore delivered to FFVA Financial, does not contain, as of the date thereof, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Since January 1, 1994, One Valley has filed with the Securities and Exchange Commission all documents and reports required to be filed and such reports do not contain, as of their respective dates, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

         5.8 No Actions, Etc. There are no actions, proceedings or investigations pending or, to the knowledge of the executive officers or directors of One Valley, threatened or contemplated against or relating to One Valley or any of its subsidiaries or any of its properties, which, individually or in the aggregate, could materially and adversely affect the financial condition, businesses, properties or operations of One Valley and its subsidiaries, taken as a whole, or the ability of One Valley to consummate the transactions contemplated hereby, and such officers and directors do not know of any basis for any action or proceeding. Neither One Valley, nor any of its subsidiaries, is transacting business in violation of any applicable law or regulation which could materially adversely affect the financial condition, businesses, properties or operations of One Valley and its subsidiaries, taken as a whole, or the ability of One Valley to consummate the transactions contemplated hereby.

         5.9 Capitalization. As of the date hereof, the authorized capital stock of One Valley consists of (i) Forty Million shares of common stock, par value of $10 per share, of which 27,172,342 are, as of December 9, 1997, issued and outstanding and are fully paid and nonassessable, and (ii) One Million shares of preferred stock, par value of $10 per share, none of which is issued.

         5.10 Good Faith. One Valley shall use its reasonable best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest practicable date and cooperate fully with the other parties to that end, including obtaining the approval of the New York Stock Exchange ("NYSE") for the listing of the One Valley common stock issuable hereunder, subject to official notice of issuance.

         5.11 Registration. One Valley will cause a Registration Statement (or other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, appropriate agencies regulating securities, and other governmental agencies having jurisdiction, with respect to the securities to be issued in conjunction with the Merger. The information pertaining to One Valley which will appear in the Registration Statement and Proxy Statement will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.12 Copies of Public Information One Valley has made or will make available for review by FFVA Financial all information publicly available concerning One Valley and all pension, retirement, thrift, group insurance or similar plans with respect to any of the directors, officers or other employees of One Valley or its subsidiaries.

         5.13 Undisclosed Liabilities; Taxes. One Valley has no material liabilities other than those liabilities disclosed on or provided for in its balance sheet as of December 31, 1996, and liabilities incurred since such date in the ordinary course of business. One Valley has paid all federal, state and local taxes now due and payable and there are no material tax items now in dispute or anticipated to be disputed.

         5.14 Title to Properties. One Valley has good and marketable title to all its property and assets set forth on its balance sheet as of December 31, 1996, except property and assets sold or otherwise disposed of since December 31, 1996, in the ordinary course of business, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet and except liens for taxes and assessments not delinquent, pledges to secure deposits, and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected on said balance sheet and which do not interfere with or impair its present or continued use, and all of its leases are in full force and effect and One Valley is not in default thereunder.

         5.15 Absence of Regulatory Actions. Neither One Valley nor any of its banking subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of the operations of any of them nor has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         5.16 Labor Disputes. One Valley is not directly or indirectly involved in or threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, which might materially and adversely affect its financial condition, assets, businesses or results of operations.

         5.17 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of One Valley as of December 31, 1996, and shown on the unaudited balance sheet of One Valley dated September 30, 1997, is adequate as of the dates thereof. The reserve for possible loan losses to be shown on the consolidated balance sheet of One Valley as of December 31, 1997, and future periods, if any, will be adequate as of the dates thereof.

         5.18 Knowledge as to Conditions. As of the date hereof, One Valley knows of no reason relating to One Valley why the approvals, consents and waivers of governmental authorities referred to in Sections 8.1 (b) and 8.1 (c) should not be obtained in a timely manner; One Valley and One Valley Subsidiaries are not aware of any conditions or provisions of any actions, reports of examinations or similar regulatory reports or findings which is anticipated to delay or precludes One Valley or any of One Valley Subsidiaries from entering into the Agreement or obtaining prompt regulatory approval of all applications to be filed in connection with the transaction contemplated by this Agreement, including but not limited to compliance with the Community Reinvestment Act ("CRA").

         5.19 Other Transactions. One Valley has had, and will continue to have, negotiations for the acquisition of other organizations. Nothing contained herein shall in any manner limit the ability of One Valley to acquire additional banking institutions or other corporations or entities, either before or after the Closing Date, for such consideration (cash, notes, common or preferred stock) and upon such terms and conditions as One Valley deems appropriate. Notwithstanding the foregoing, One Valley will not, and will cause its subsidiaries to not, make or agree to make any acquisition or take any action that materially adversely affects its ability to consummate the transaction contemplated hereby in a reasonably timely manner.

         5.20 Press Release. One Valley will consult with FFVA Financial as to the form and substance of any press release or other public disclosure concerning matters related hereto, and, except as required by law or within good faith, shall not issue such release or disclosure without the consent of FFVA Financial.

         5.21 Indemnification. One Valley shall indemnify, and advance expenses (including legal fees and expenses) in matters that may be subject to indemnification to, persons who served as directors and officers of FFVA Financial and its Subsidiary on or before the Closing Date of the Merger with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Closing Date of the Merger in accordance with and subject to the requirements and other provisions of One Valley's Articles of Incorporation and Bylaws in effect on the date of this Agreement and applicable provisions of law to the same extent as One Valley is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service as such to One Valley.

         5.22 Employee Benefits. Each of One Valley's employee benefit plans has been administered in all material respects in compliance with the applicable requirements of ERISA, the Code, other federal statutes, applicable federal regulations, applicable state law (including without limitation state insurance law) and in accordance with its terms. All reports required by any governmental agency with respect to each such employee benefit plan has been timely and properly filed and to the extent required furnished to the participants in such plan. One Valley has paid all costs, benefits, premiums and any other amounts coming due in connection with the employee benefit plans and no accumulated funding deficiency, as defined in ss.302(a)(2) of ERISA, exists with respect to any employee benefit plan. One Valley has not engaged in a transaction that would subject One Valley to any tax, penalty or liability for prohibited transactions imposed by ERISA or by ss.4975 of ERISA. One Valley has not engaged in any transaction in violation of ss.406(a) or ss.406(b) of ERISA (for which no exemption exists under ss.408 of ERISA).

         5.23 Environmental Matters. One Valley is, and has been, in substantial compliance with all environmental laws and regulations, and there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending, or, to the knowledge of One Valley, threatened, before any court, governmental agency or board or other forum against One Valley for alleged noncompliance with, or liability under, any environmental law or relating to the release into the environment of any hazardous material or oil.

         5.24 Shareholder Approval. One Valley will take, in accordance with applicable law or NYSE rules and its Articles of Incorporation and Bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and any other appropriate matters to be approved by its shareholders for consummation of the Merger (including any adjournment or postponement) as promptly as practicable after the registration statement is declared effective. Except to the extent that its Board of Directors concludes after receipt of legal advice from its counsel that its fiduciary duties require otherwise, its Board of Directors shall recommend such approval and it shall take all reasonable, lawful action to solicit such approval by its shareholders.

                                    SECTION 6
                        INVESTIGATION AND CONFIDENTIALITY

         6.1 Investigation. Prior to the Closing Date, either party may directly and through its representatives, make such reasonable investigation of the assets and business of the other party and its subsidiaries as deemed necessary or advisable. Each party and its representatives shall have, at reasonable times after the date of execution hereof, during normal business hours and upon reasonable request, full access to the premises and to all the relevant and material books and records of the other party and its subsidiaries.

         6.2 Confidentiality. One Valley and FFVA Financial each agree to treat as strictly confidential and agree not to divulge to any other person, natural or corporate (other than employees of, and attorneys and accountants for, such party) any proprietary financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to FFVA Financial or One Valley (as the case may be) by which it may come to know or which may come into its possession during the course of its investigation in connection with the transaction contemplated hereby, of FFVA Financial or One Valley, as the case may be, and, if the Merger contemplated hereby are not consummated for any reason, One Valley agrees promptly to return to FFVA Financial (and FFVA Financial to One Valley) all written proprietary material furnished in connection with such investigation; and thereafter all such information shall continue to not be disclosed by One Valley and FFVA Financial and their directors, officers, employees, or advisors to third parties without One Valley's or FFVA Financial's written consent, as the case may be.

                                    SECTION 7
                 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Other than Section 5.21 hereof, the representations and warranties included or provided herein shall not survive the Closing Date.

                                    SECTION 8
                       CONDITIONS PRECEDENT; CLOSING DATE

         8.1 Conditions Precedent. The consummation of this Agreement and the Merger is conditioned upon the following:

                  (a) The shareholders of FFVA Financial and One Valley shall have approved this Agreement and any required charter amendments by such vote as may be required by law or the rules of any stock exchange;

                  (b) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (c) The Federal Reserve, the State Corporation Commission of the Commonwealth of Virginia, and the Board of Banking and Financial Institutions of the State of West Virginia shall have approved the acquisition of control of FFVA Financial and Subsidiary by One Valley;

                  (d) The Registration Statement shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission. All state securities and "blue sky" permits or approvals required (in the opinion of One Valley) to carry out the transactions contemplated by this Agreement shall have been received;

                  (e) All other consents, approvals and permissions and the satisfaction of all the requirements prescribed by law which are necessary to the carrying out of the transactions contemplated hereby shall have been procured;

                  (f) All delay periods and all periods for review, objection or appeal of or to any of the consents, approvals or permissions required with respect to the consummation of the Merger and this Agreement shall have expired;

                  (g) Unless waived by One Valley, the approvals referred to in subparagraphs (b), (c) and (d) hereof shall not have required the divestiture or cessation of any significant part of the present operations conducted by One Valley, FFVA Financial, and their respective subsidiaries, taken as a whole, and shall not have imposed any other condition which One Valley reasonably deems to be materially disadvantageous or burdensome;

                  (h) Unless waived by One Valley, the representations and warranties of FFVA Financial contained in this Agreement shall be correct on and as of the Closing Date in all material respects with the same effect as though made on and as of such date, except as affected by the transactions contemplated by this Agreement and except for changes which are not, in the aggregate, material and adverse to the financial condition, businesses, properties or operations of FFVA Financial, and FFVA Financial shall have performed in all material respects all its obligations and agreements hereunder theretofore to be performed by it; and One Valley shall have received on the Closing Date an appropriate certificate to the foregoing effect dated the Closing Date and executed on behalf of FFVA Financial by one or more appropriate executive officers of FFVA Financial;

                  (i) Unless waived by FFVA Financial, the representations and warranties of One Valley contained in this Agreement shall be correct on and as of the Closing Date in all material respects with the same effect as though made on and as of such date, except as affected by the transactions contemplated by this Agreement and except for changes which are not, in the aggregate, material and adverse to the financial condition, businesses, properties, results of operations or prospects of One Valley, and One Valley shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it; and FFVA Financial shall have received on the Closing Date an appropriate certificate to the foregoing effect dated the Closing Date and executed on behalf of One Valley by one or more appropriate executive officers;

                  (j) One Valley shall have received from legal counsel to FFVA Financial a written opinion pertaining to the transactions herein provided for, dated the Closing Date, in form and substance acceptable to counsel for One Valley, and FFVA Financial shall have received from legal counsel to One Valley a customary written opinion pertaining to the transactions herein provided for, dated the Closing Date, in form and substance acceptable to counsel for FFVA Financial;

                  (k) Unless waived by One Valley, One Valley shall have received an opinion of Sullivan & Cromwell, special counsel to One Valley, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Internal Revenue Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from FFVA Financial, One Valley and shareholders of FFVA Financial;

                  (l) Unless waived by FFVA Financial, FFVA Financial shall have obtained an opinion of counsel to the effect that, as to each holder of FFVA Financial common stock who receives One Valley common stock in exchange for his or her FFVA Financial common stock, no gain will be recognized by such shareholder on such exchange; the basis of the One Valley common stock to be received by such FFVA Financial shareholders will be the same as the basis of the FFVA Financial common stock surrendered in exchange therefor; and the holding period of the One Valley common stock to be received by such FFVA Financial shareholders includes the holding period of the FFVA Financial common stock surrendered in exchange therefor, provided their FFVA Financial common stock was held as a capital asset at the time of the exchange;

                  (m) FFVA Financial shall have delivered to One Valley a list of all persons known to FFVA Financial who may be deemed to be "affiliates" of FFVA under Rule 145 of the Securities Act of 1933, as amended, and shall use its best efforts to cause each affiliate to deliver to One Valley prior to the Closing Date a letter substantially in the form attached hereto as Exhibit B;

                  (n) Unless waived by One Valley, FFVA Financial shall have issued up to 750,000 shares of its common stock held as authorized but unissued shares;

                  (o) The shares of One Valley common stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

                  (p) The Board of Directors of FFVA Financial shall have received an opinion at the time of the mailing of the proxy statement to the FFVA Financial shareholders from Sandler O'Neill & Partners, L.P., to the effect that as of the day of the mailing of such proxy statement that the consideration to be received by the holders of FFVA Financial common stock in the Merger is fair to such holders from a financial point of view.

         8.2 Closing Date. The time and date of closing (the "Closing Date") shall be selected by One Valley and shall be within thirty (30) days of approvals of this Agreement by the shareholders of FFVA Financial or the receipt of all of the approvals (including any statutory waiting periods) referred to in
Section 8.1(b), (c), (d), (e) and (f), whichever is later. One Valley shall cause the Articles of Merger with respect to the Merger to be filed with the Secretary of State of West Virginia and of the Commonwealth of Virginia.

                                    SECTION 9
                            TERMINATION OF AGREEMENT

         9.1 Grounds for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of FFVA Financial:

                  (a) By mutual consent of FFVA Financial and One Valley;

                  (b) By One Valley if there has been a material misrepresentation or breach of warranty in the representations and warranties of FFVA Financial set forth herein, or by FFVA Financial if there has been a material misrepresentation or breach of warranty in the representations and warranties of One Valley set forth herein, which material misrepresentation or breach of warranty has not been cured to the satisfaction of the non-breaching party within 30 days thereof;

                  (c) By either FFVA Financial or One Valley upon written notice to the other, if the Closing Date does not occur on or before midnight on October 1, 1998;

                  (d) By either FFVA Financial or One Valley if the Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (e) In the event that the Disclosure Schedule or One Valley's investigation of FFVA Financial and Subsidiary discloses matters which One Valley in good faith believes either (i) to be inconsistent in any material and adverse respect with any of the representations or warranties of FFVA Financial (without giving effect to the Disclosure Schedule) or (ii) in the reasonable judgment of the Board of Directors of One Valley either (A) to be of such significance as to materially and adversely affect the financial condition or results of operations of FFVA Financial and the Subsidiary, taken as a whole, or
(B) to deviate materially and adversely from the financial statements for the year ended December 31, 1996, of FFVA Financial, the Board of Directors of One Valley may elect to terminate this Agreement by giving notice of termination to FFVA Financial within or at the end of the 30 day period following the date of the delivery by FFVA Financial to One Valley of the Disclosure Schedule; provided, however, that actions taken by FFVA Financial as contemplated in this Agreement concerning the FFVA ESOP, FFVA Retirement Plan, or the Stock Option Plan shall not trigger One Valley's right to terminate hereunder or otherwise violate any term of this Agreement and that matters or items disclosed in material reviewed by One Valley prior to the execution hereof as listed in a pre-signing disclosure letter may not serve as a basis for any right of One Valley to terminate hereunder;

                  (f) In the event that FFVA Financial's investigation of One Valley and its subsidiaries discloses matters which FFVA Financial in good faith believes either (i) to be inconsistent in any material and adverse respect with any of the representations or warranties of One Valley or (ii) in the reasonable judgment of the Board of Directors of FFVA Financial either (A) to be of such significance as to materially and adversely affect the financial condition or results of operations of One Valley and its subsidiaries taken as a whole, or
(B) to deviate materially and adversely from the financial statements for the year ended December 31, 1996, of One Valley, the Board of Directors of FFVA Financial may elect to terminate this Agreement by giving notice of termination to One Valley within or at the end of the 30 day period following the date of this Agreement; provided, however that matters or items disclosed in material reviewed by FFVA Financial prior to the execution hereof as listed in a pre-signing disclosure letter may not serve as a basis for any right of FFVA Financial to terminate hereunder;

                  (g) By One Valley in accordance with the provisions of
Section 4.22(e);

                  (h) By One Valley in the event FFVA Financial fails to execute the Option Agreement specified in ss.4.22(k) of this Agreement within twenty-four hours following the execution of this Agreement;

                  (i) By FFVA Financial at any time during the five-day period commencing after the Determination Date if both of the following conditions are satisfied:
                      (1) the Converted Value shall be less than $36.54; and
                      (2) (i) the quotient obtained by dividing the
                          Closing Value by $40.94 (such number being referred to herein as the "One Valley Ratio") shall be less than (ii) 90% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences. If FFVA Financial determines not to consummate the Merger pursuant to this Subsection, it shall give prompt written notice of election to terminate to One Valley, which notice may be withdrawn at any time prior to the close of the ten-day period commencing after the Determination Date. During the five-day period commencing with its receipt of such notice, One Valley shall have the option to elect to increase the Fixed Exchange Ratio to a number such that the Converted Value is no less than $36.54. The election contemplated by the preceding sentence shall be made by giving notice to FFVA Financial of such election and the revised Fixed Exchange Ratio, whereupon no termination shall have occurred pursuant to this Subsection and this Agreement shall remain in effect in accordance with its terms (except as the Fixed Exchange Ratio shall have been so modified), and any references in this Agreement to "Fixed Exchange Ratio" shall thereafter be deemed to refer to the Fixed Exchange Ratio as adjusted pursuant to this Subsection. If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth business day following the close of such five-day period.

         For purposes of this Subsection, the following terms shall have the meanings indicated:

         "Converted Value" shall mean the product of the Closing Value multiplied by the Fixed Exchange Ratio of 1.05.

         "Closing Value" shall mean the average of the closing prices per share of the One Valley common stock on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal) for the ten trading days (determined by excluding days on which the NYSE is closed) immediately preceding the Determination Date (the tenth day to be determined by counting the day preceding the Determination Date as the first day).

         "Determination Date" shall mean the tenth calendar day preceding the date designated by One Valley as the Closing Date.

         "Index Group" shall mean the nineteen (19) bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquirior's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 19 bank holding companies and the weights attributed to them as follows:

-------------- --------------------------------------------------------------------------- ---------------------------
                                         Bank Holding Companies                                   % Weighting
-------------- --------------------------------------------------------------------------- ---------------------------

FMER           FirstMerit Corp.                                                                                10.48%
-------------- --------------------------------------------------------------------------- ---------------------------
FVB            First Virginia Banks Inc.                                                                        8.26%
-------------- --------------------------------------------------------------------------- ---------------------------
KSTN           Keystone Financial Inc.                                                                          8.16%
-------------- --------------------------------------------------------------------------- ---------------------------
NCBC           National Commerce Bancorp.                                                                       8.00%
-------------- --------------------------------------------------------------------------- ---------------------------
FULT           Fulton Financial Corp.                                                                           7.56%
-------------- --------------------------------------------------------------------------- ---------------------------
PFGI           Provident Financial Group Inc.                                                                   6.92%
-------------- --------------------------------------------------------------------------- ---------------------------
VLY            Valley National Bancorp                                                                          6.66%
-------------- --------------------------------------------------------------------------- ---------------------------
BNK            CNB Bancshares Inc.                                                                              5.34%
-------------- --------------------------------------------------------------------------- ---------------------------

                                       18


-------------- --------------------------------------------------------------------------- ---------------------------
WILM           Wilmington Trust Corp.                                                                           5.30%
-------------- --------------------------------------------------------------------------- ---------------------------
RIGS           Riggs National Corp.                                                                             4.79%
-------------- --------------------------------------------------------------------------- ---------------------------
HUBC           HUBCO Inc.                                                                                       4.45%
-------------- --------------------------------------------------------------------------- ---------------------------
OLDB           Old National Bancorp                                                                             4.37%
-------------- --------------------------------------------------------------------------- ---------------------------
CBC            Centura Banks Inc.                                                                               4.17%
-------------- --------------------------------------------------------------------------- ---------------------------
SUSQ           Susquehanna Bancshares Inc.                                                                      3.55%
-------------- --------------------------------------------------------------------------- ---------------------------
CCB            CCB Financial Corp.                                                                              3.27%
-------------- --------------------------------------------------------------------------- ---------------------------
FMBI           First Midwest Bancorp Inc.                                                                       2.64%
-------------- --------------------------------------------------------------------------- ---------------------------
FFBC           First Financial Bancorp.                                                                         2.61%
-------------- --------------------------------------------------------------------------- ---------------------------
FCNCA          First Citizens BancShares Inc.                                                                   2.00%
-------------- --------------------------------------------------------------------------- ---------------------------
PRK            Park National Corp.                                                                              1.49%
-------------- --------------------------------------------------------------------------- ===========================
               Total                                                                                          100.00%
-------------- --------------------------------------------------------------------------- ===========================

         "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as provided with respect to the Determination Value).

         "Starting Date" shall mean the date prior to the date of this Agreement.

         If any company belonging to the Index Group or One Valley declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or One Valley and any calculations hereunder shall be appropriately adjusted for the purposes of applying this Subsection.

         9.2 Effect of Termination; Right to Proceed. In the event this Agreement shall be terminated pursuant to Section 9.1, all further obligations of One Valley and FFVA Financial under this Agreement shall terminate (other than this Section 9.2 and Sections 6.2, 9.3, 18.2, 18.3, and 18.4 hereof, all of which shall remain in full force and effect) without further liability of the parties to one another, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

         9.3 Return of Documents in Event of Termination. In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other all documents, work papers and other material obtained from it relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 6 hereof, and will take reasonable steps to have any information so obtained kept confidential.

                                   SECTION 10
                            MEETINGS OF SHAREHOLDERS

         FFVA Financial and One Valley shall each take all steps necessary to call and hold a special meeting of shareholders, in accordance with applicable law and the respective Certificate of Incorporation, Restated Articles of Incorporation, and Bylaws of each of them, as soon as practicable for the purpose of submitting this Agreement and, in the case of FFVA Financial, the Articles Amendment, to its shareholders for their consideration and approval. FFVA Financial and One Valley will each prepare and send to its shareholders for purposes of such meetings a proxy statement, which will be in the form contained in the Registration Statement on Form S-4, or any amendments thereto, prepared and filed by One Valley (the "Proxy Statement"). The Boards of Directors of FFVA Financial and One Valley will each recommend shareholder approval of this Agreement and will not withdraw such recommendation unless such Board of Directors concludes (after receipt of legal advice from its counsel) that the fiduciary duties such persons owe to the shareholders of FFVA Financial or One Valley, respectively, require otherwise.

                                   SECTION 11
                                OTHER AGREEMENTS

         11.1 Post-Merger Operation of the Bank. Upon the Closing Date or as soon thereafter as is practicable, it is anticipated that the Bank will be merged into and become a part of One Valley Bank - Central Virginia, National Association.

         11.2 Directors of the Bank. The directors of the Bank on the Closing Date shall be elected to the Board of Directors of One Valley Bank - Central Virginia, National Association, and shall hold office as prescribed in the Bylaws and applicable law until their successors shall have been elected and shall qualify. Directors' fees of those directors shall not be changed for the first eighteen months following the Closing Date, but thereafter all policies applicable to directors of One Valley generally (including board fees and mandatory retirement) shall apply; provided, however, that the mandatory retirement policy shall be implemented incrementally so as to require the retirement of not more than two of the former FFVA Financial directors in any one year.

         11.3 Director of One Valley. Promptly after the Closing Date, One Valley shall, by action of its Board of Directors, elect James L. Davidson, Jr., and one other additional person to be designated by FFVA Financial, as members of the Board of Directors of One Valley, each for a term expiring on the date of the next Annual Meeting of Shareholders of One Valley. In addition, at its Annual Meeting of Shareholders to be held in April, 1999, One Valley shall nominate and recommend James L. Davidson, Jr., and one other additional person to be designated by FFVA Financial, each for a three-year term as members of the Board of Directors of One Valley.

                                   SECTION 12
                                  BROKERS, ETC.

         FFVA Financial represents and warrants to One Valley, that no broker, or finder, or financial analyst except Sandler O'Neill & Partner, L.P., pursuant to an agreement previously provided to One Valley, has been employed by FFVA Financial or its Subsidiary, or is entitled to a fee, commission or other compensation from FFVA Financial or its Subsidiary, with respect to this Agreement or the transactions contemplated hereby. One Valley represents and warrants to FFVA Financial, that no broker, or finder, or financial analyst except Merrill Lynch, Pierce, Fenner & Smith, Incorporated, has been employed by One Valley, or is entitled to a fee, commission or other compensation from One Valley, with respect to this Agreement or the transactions contemplated hereby.

                                   SECTION 13
                     GOVERNING LAW; SUCCESSORS AND ASSIGNS;
                         COUNTERPARTS; ENTIRE AGREEMENT

         This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia; (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto;
(c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding when one or more counterparts shall have been signed and delivered; and (d) embodies the entire agreements and understandings between FFVA Financial and One Valley relating to the subject matter hereof. One Valley shall not enter into any agreement providing for the acquisition of One Valley unless in connection with such acquisition the entity effecting such acquisition agrees to assume One Valley's obligations under this Agreement.

                                   SECTION 14
                               EFFECT OF CAPTIONS

         The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.

                                   SECTION 15
                                  SEVERABILITY

         The Parties expressly agree that it is not the intention of any party to violate any public policy, law, rule, regulation, treaty or decision of any government or agency thereof of any state or country. If any provision of this Agreement is judicially or administratively interpreted to be in violation of any such provision in any state or country, such provisions, sentences, words, clauses or combination thereof shall be inoperative in each such state or country; and the remainder of this Agreement shall remain binding upon the parties hereto in each such state or country with this Agreement as a whole unaffected elsewhere.

                                   SECTION 16
                                     NOTICES

         Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail, postage prepaid, addressed as follows:

                  To FFVA Financial:

                  FFVA Financial Corporation
                  925 Main Street
                  Lynchburg, Virginia  24504
                  Attention:  James L. Davidson, Jr., President and CEO


                  With a copy to:

                  Charles E. Sloane, Esquire
                  Malizia, Spidi, Sloane & Fisch, P.C.
                  One Franklin Square
                  1301 K. Street, N.W., Suite 700 East
                  Washington, DC  20005


                  To One Valley:

                  One Valley Bancorp, Inc.
                  One Valley Square
                  P. O. Box 1793
                  Charleston, West Virginia  25326
                  Attention:  J. Holmes Morrison

                  With a copy to:

                  Merrell S. McIlwain, Esquire
                  One Valley Bancorp of West Virginia, Inc.
                  One Valley Square
                  P. O. Box 1793
                  Charleston, West Virginia  25326

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.

                                   SECTION 17
                                   AMENDMENTS

         This Agreement may be amended by the written agreement of One Valley and FFVA Financial and without the approval of the shareholders before or after the meeting of shareholders at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that if amended after such meeting of shareholders, no such amendment shall be materially adverse to the shareholders of FFVA Financial.

                                   SECTION 18
                                    EXPENSES

         18.1 General. Except as otherwise provided herein, each of the parties hereto agrees to pay, without a right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the Merger and the other transactions contemplated herein, including the fees and disbursements of counsel, accountants and consultants employed by such party in connection therewith; provided, however, that One Valley shall bear the full expense of the printing and mailing of the proxy statement to be used in connection with the special meeting of shareholders referenced in Section 10.

         18.2 Expenses of One Valley. FFVA Financial hereby agrees that if this Agreement or the transactions contemplated hereby are terminated by One Valley pursuant to Sections 9.1(b) or 9.1(e) as a result of a willful breach by FFVA Financial, FFVA Financial shall promptly (and in any event within ten (10) business days after such termination) pay all Expenses of One Valley. "Expenses of One Valley" as used in this Section 18.2 shall include all reasonable in amount and reasonably incurred out-of-pocket expenses of One Valley (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to One Valley and its Affiliates) incurred by it or on its behalf in connection with its preparations regarding the transactions contemplated by this Agreement.

         18.3 Expenses of FFVA Financial. One Valley hereby agrees that if this Agreement or the transactions contemplated hereby are terminated by FFVA Financial pursuant to Section 9.1(b) or 9.1(f) as a result of a willful breach by One Valley, One Valley shall promptly (and in any event within ten (10) business days after such termination) pay all Expenses of FFVA Financial. For purposes of this Section 18.3, the "Expenses of FFVA Financial" shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to FFVA Financial and its Affiliates) incurred by it or on its behalf in connection with its preparations regarding the transactions contemplated by this Agreement.

         18.4 Termination Fee. (a) FFVA Financial hereby agrees to pay One Valley and One Valley shall be entitled to payment of, a fee (the "Termination Fee") of $3.5 million following the occurrence of a Fee Event (as defined below), provided that One Valley shall have sent written notice of such entitlement within 90 days after One Valley actually becomes aware of such occurrence. Such payment shall be made in immediately available funds within five business days after delivery of a notice from One Valley requesting such payment. The right to receive the Termination Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Fee Event: (i) the Closing Date, (ii) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Fee Event (as defined below), except termination by One Valley pursuant to Section 9.1(b) or Section 9.1(g), (iii) termination of this Agreement following the occurrence of a Preliminary Fee Event and the passage of 18 months after such termination; or (iv) termination of the Agreement by One Valley pursuant to Section 9.1(b) or Section 9.1(g) and the passage of 18 months after such termination.

                  (b) The term "Preliminary Fee Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (1) FFVA Financial or its Subsidiary without having received One Valley's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than One Valley or any of its subsidiaries or affiliates or the Board of Directors of FFVA Financial shall have approved, recommended, publicly proposed or publicly announced an intention to authorize, recommend, propose or accept any Acquisition Transaction with any person other than One Valley or any of its subsidiaries or affiliates. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger or consolidation, or similar transaction, involving FFVA Financial or the Bank, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of FFVA Financial or the Bank, (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of FFVA Financial or the Bank; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only FFVA Financial and its Subsidiary;

                  (2) (A) any person (other than One Valley or any of its subsidiaries or affiliates) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding FFVA Financial common stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act), or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which any of One Valley or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 10% or more of FFVA Financial common stock then outstanding;

                  (3) any person other than One Valley or any of its subsidiaries or affiliates shall have made a bona fide proposal to FFVA Financial or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in a Acquisition Transaction (including, without limitation, any situation in which any person other than One Valley or any of its subsidiaries or affiliates shall have commenced (as the term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended, with respect to, a tender offer or exchange offer to purchase any FFVA Financial common stock such that, upon consummation of such offer, such person would own or control

10% or more of the then outstanding FFVA Financial common stock (such an offering referred to herein as a "Tender Offer" or an "Exchange Offer," respectively);

                  (4) after a proposal is made by a third party to FFVA Financial or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to FFVA Financial to make such a proposal if this Agreement terminates, FFVA Financial shall have breached any representation, covenant or obligation contained in this Agreement and such breach would entitle One Valley to terminate this Agreement under Section 9.1(b) (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger); or

                  (5) the holders of FFVA common stock shall not have approved this Agreement at the meeting of shareholders set forth in Section 10 hereof or the meeting of shareholders shall not have been held or shall have been canceled prior to termination of this Agreement, in each case only after any person (other than One Valley or any of its subsidiaries or affiliates) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction or (B) commenced a Tender Offer or filed a registration statement under the Securities Act of 1933, as amended, with respect to an Exchange Offer.

                           (c) The term "Fee Event" shall mean either of the
following events or transactions occurring after the date hereof:

                           (1) the acquisition by any person, other than One
Valley or any of its subsidiaries or affiliates, alone or together with such person's affiliates and associates, or group (as defined in Section 13(d)(3) of the Securities Exchange Act), of beneficial ownership of 30% or more of the outstanding shares of FFVA Financial common stock; or

                           (2) the occurrence of a Preliminary Fee Event
described in clause (b)(1) above, except that the percentage referred to in clause (C) shall be 30% or more of the outstanding shares of FFVA Financial common stock.

                                   SECTION 19
                AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS

         FFVA Financial and One Valley each agree to use their reasonable best efforts to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, One Valley and FFVA Financial have each caused this Agreement to be executed on its behalf by its officers thereunto duly authorized all as of the day and year first written above.


                             ONE VALLEY BANCORP, INC.

                             By   /s/ J. Holmes Morrison
                                     Its President and Chief Executive Officer


                             FFVA FINANCIAL CORPORATION

                             By   /s/ James L. Davidson, Jr.
                                     Its President and Chief Executive Officer

                                    Exhibit A
                             STOCK OPTION AGREEMENT


            See Appendix V to this Joint Proxy Statement/Prospectus

                                    Exhibit B

[DATE]

One Valley Bancorp, Inc.
One Valley Square
P.O. Box 1793
Charleston, WV  25326

ATTN:  General Counsel

Ladies and Gentlemen:

         I have been advised that I might be considered an "affiliate" of FFVA Financial Corporation ("FFVA Financial"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and as such term relates to pooling of interests accounting treatment for certain business combinations under generally accepted accounting principles and the interpretation of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies and the SEC's Staff Accounting Bulletin No. 65.

         One Valley Bancorp, Inc. ("One Valley"), and FFVA Financial have entered into an "Agreement and Plan of Merger", dated as of the 16th day of December, 1997 (the "Merger Agreement"). Upon consummation of the transaction contemplated by the Merger Agreement (the "Merger"), I will receive shares of the Common Stock, par value $10.00 per share ("One Valley Common Stock"), of One Valley, plus cash in lieu of fractional shares, for all shares of Common Stock, par value $.10 per share ("FFVA Financial Common Stock"), of FFVA Financial that I own or as to which I may have an interest. I understand that One Valley and FFVA Financial will consummate the Merger in reliance on my entering into the agreement set forth in this letter (the "Letter Agreement").

         A.  I represent and warrant to, and agree with, One Valley that:

         1. I have read this Letter Agreement and the Merger Agreement and, to the extent I have felt necessary, have discussed with my counsel or the counsel to FFVA Financial the requirements of such agreements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of any shares of FFVA Financial Common Stock or One Valley Common Stock.

         2. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules or regulations of the SEC under the Act of the shares of One Valley Common Stock I receive pursuant to the Merger.

         3. Notwithstanding the foregoing and any other agreements to which I am a party relating to any shares of FFVA Financial Common Stock or One Valley Common Stock, I hereby agree that I will not sell or otherwise reduce my risk relative to any shares of FFVA Financial Common Stock or One Valley Common Stock during the period commencing on the date of this Letter Agreement and ending on the date that financial results covering at least thirty days of combined operations of One Valley and FFVA Financial are published following the effective date of the Merger.

         B.  I understand and agree that:

         1. I have been advised that any issuance of shares of One Valley Common Stock to me pursuant to the Merger has been registered with the SEC. However, I have also been advised that, since I may be or have been an "affiliate" of FFVA Financial at the time the Merger will be or was submitted for a vote of the stockholders of FFVA Financial and my disposition of shares has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of shares is subject to an effective registration statement under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to One Valley, some other exemption from registration is available with respect to any such proposed disposition of such shares.

         2. Stop transfer instructions in accordance with this Letter Agreement will be given to the transfer agents of One Valley and FFVA Financial with respect to the FFVA Financial Common Stock and One Valley Common Stock in connection with the restrictions set forth herein, and there will be placed on the certificate or certificates representing shares of One Valley Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement between the registered holder hereof and One Valley Bancorp, Inc., a copy of which agreement is on file at the principal offices of One Valley Bancorp, Inc.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect with respect to One Valley Common Stock (and the legends and stock transfer restrictions provided for herein shall be removed), immediately as of the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published, and (ii) delivery by the undersigned to One Valley of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to One Valley, or other evidence reasonably satisfactory to One Valley, to the effect that my transfer of my shares of One Valley Common Stock will not violate the Act or any of the rules and regulations of the SEC under the Act.

         The Letter Agreement shall be binding on my heirs, legal representatives and successors.


                                                 Very Truly Yours,



                                                 (name of affiliate)

      Agreed to this         day of
      _______________, 199__


      ONE VALLEY BANCORP, INC.

      By:

      Its:

                                   APPENDIX II


                           FFVA FINANCIAL CORPORATION
                            ARTICLES OF INCORPORATION


               ARTICLE 10. RESTRICTION ON VOTING THE CORPORATION'S
                           COMMON STOCK


                  A. VOTING RESTRICTION. Unless otherwise indicated in this Article, the definitions and other provisions set forth in Articles 9.A, 9.B and 9.C are also applicable to this Article 10. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit. For a period of five years from the completion of the conversion of First Federal Savings Bank of Lynchburg, from mutual to stock form, no Person shall directly or indirectly Offer to Acquire or Acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation; provided, however, nothing in this Article 10, Section A shall prohibit the merger of the Corporation with and into One Valley Bancorp, Inc.

Appendix III
                                                  Investment Banking

                                                  Corporate and Institutional
                                                  Client Group

                                                  World Financial Center
                                                  North Tower
                                                  New York, New York 10281-1325
                                                  212 449 1000


(Merrill Lynch logo appears here)


                                                              January 29, 1998


Board of Directors
One Valley Bancorp, Inc.
One Valley Square
Charleston, WV  25326


Members of the Board:

         We understand that One Valley Bancorp, Inc. ("One Valley") and FFVA Financial Corporation ("FFVA") have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which FFVA is to be merged with and into One Valley in a transaction (the "Merger") in which each outstanding share of FFVA's common stock, par value $0.10 per share (the "FFVA Shares"), will be converted into the right to receive 1.05 shares (the "Exchange Ratio") of the common stock, par value $10.00 per share, of One Valley (the "One Valley Shares"), all as set forth more fully in the Agreement.

         You have asked us whether, in our opinion, the Exchange Ratio is fair to One Valley from a financial point of view.

         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed certain publicly available business and financial information relating to One Valley and FFVA that we deemed to be relevant;

         (2) Reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of FFVA and One Valley furnished to us by senior management of One Valley, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger furnished to us by the senior management of One Valley (the "Expected Synergies");

         (3) Conducted discussions with members of senior management of One Valley concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of One Valley and FFVA before and after giving effect to the Merger and the Expected Synergies;

         (4) Reviewed the market prices and valuation multiples for the One Valley Shares and FFVA Shares and compared the One Valley Shares and the FFVA Shares with those of certain publicly-traded companies which we deemed to be relevant;

                                     III-1

         (5) Reviewed the results of operations of One Valley and FFVA and compared them with those of certain publicly traded companies which we deemed to be relevant;

         (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

         (7) Participated in certain discussions and negotiations among representatives of One Valley and FFVA and their financial and legal advisors;

         (8)    Reviewed the potential pro forma impact of the Merger;

         (9)    Reviewed the Agreement;

         (10) Reviewed the Registration Statement on Form S-4 relating to the issuance of One Valley Shares in connection with the Merger; and

         (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have assumed, with your consent, and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of One Valley or FFVA, nor have we been furnished any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses and we have neither made an independent evaluation of the adequacy of the allowance for loan losses of One Valley or FFVA, nor reviewed any individual credit files relating to One Valley or FFVA and, as a result, we have assumed that the aggregate allowance for loan losses for both One Valley and FFVA is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of One Valley or FFVA. With respect to the financial forecast information, including, without limitation, financial forecasts, evaluation of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves and future economic conditions and the Expected Synergies, furnished to or discussed with us by One Valley or FFVA, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, allocations and judgements of the senior management of One Valley and FFVA as to the expected future financial performance of One Valley, FFVA or the combined entity, as the case many be, and the Expected Synergies. We express no opinion as to such financial forecast information or the Expected Synergies or the assumptions upon which they were based. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

         Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be

                                     III-2
satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger, including the Expected Synergies.

         We are acting as financial advisor to One Valley in connection with the Merger and will receive a fee from One Valley for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, One Valley has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory, investment banking and other services to One Valley, and may continue to do so, and have received, and may receive, customary fees for the rendering of such services. In addition, in the ordinary course of our business, we also may actively trade debt and/or equity securities of One Valley and FFVA and their respective affiliates for our own account and the accounts of our customers, and therefore we may from time to time hold a long or short position in such securities.

         This opinion is for the use and benefit of the Board of Directors of One Valley. Our opinion does not address the merits of the underlying decision by One Valley to engage in the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

         We are not expressing any opinion herein as to the prices at which One Valley shares will trade following the announcement or consummation of the merger.

         On the basis of and subject to the foregoing, we are of the opinion that, as the date hereof, the Exchange Ratio is fair to One Valley from a financial point of view.

                                     Very truly yours,



                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                      III-3

                                   APPENDIX IV



January 21, 1998



Board of Directors
FFVA Financial Corporation
925 Main Street
Lynchburg, VA 24504


Ladies and Gentlemen:

        FFVA Financial Corporation ("FFVA") and One Valley Bancorp, Inc. ("One Valley") have entered into an Agreement and Plan of Merger, dated as of December 16, 1997 (the "Agreement"), pursuant to which FFVA will be merged with and into One Valley (the "Merger"). Upon the consummation of the Merger, each share of FFVA common stock, par value $0.10 per share, issued and outstanding immediately prior to the Merger (the "FFVA Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.05 shares (the "Exchange Ratio") of One Valley common stock, par value $10.00 per share, together with the associated rights granted pursuant to the Shareholder Protection Rights Agreement, dated as of October 18, 1995, between One Valley and One Valley Bank, National Association (as rights agent). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of the FFVA Shares.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of December 16, 1997, by and between FFVA and One Valley; (iii) FFVA's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (iv) One Valley's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (v) FFVA's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30,

Board of Directors
FFVA Financial Corporation
January 27, 1998
Page 2

1997, respectively; (vi) One Valley's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, respectively; (vii) certain financial analyses and forecasts of FFVA prepared by and reviewed with management of FFVA and the views of senior management of FFVA regarding FFVA's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of One Valley prepared by and reviewed with management of One Valley and the views of senior management of One Valley regarding One Valley's past and current business operations, results thereof, financial condition and future prospects; (ix) the potential pro forma impact of the Merger on One Valley; (x) the publicly reported historical price and trading activity for FFVA's and One Valley's common stock, including a comparison of certain financial and stock market information for FFVA and One Valley with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

        In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of FFVA or One Valley or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of FFVA and One Valley). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of FFVA and One Valley and that such performances will be achieved. We have also assumed that there has been no material change in FFVA's or One Valley's assets, financial condition, results of operations, business or prospects since September 30, 1997, the date of the last financial statements noted above. We have assumed that FFVA and One Valley will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We have also assumed that all of the representations and warranties contained in the Agreement are true and correct, that all covenants required to be performed by the parties will be performed and that the conditions precedent in the Agreement are not waived.

Board of Directors
FFVA Financial Corporation
January 27, 1998
Page 3

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of One Valley common stock will be when issued to FFVA's shareholders pursuant to the Agreement or the prices at which FFVA's or One Valley's common stock will trade at any time.

        We have acted as FFVA's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. We may also provide certain investment banking services to FFVA in the future, including in connection with the reissuance of certain shares of FFVA common stock in connection with the Merger, and will receive compensation for such services.

        In the ordinary course of our business, we may actively trade the debt and equity securities of FFVA and One Valley for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the Board of Directors of FFVA in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of FFVA as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an exhibit to the Joint Proxy Statement/Prospectus of FFVA and One Valley dated the date hereof.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of FFVA Shares.

                                    Very truly yours,



                                    /s/ SANDLER O'NEILL & PARTNERS, L.P.

                                   APPENDIX V

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of the 16th day of December, 1997 (the "Agreement"), by and between FFVA Financial Corporation ("FFVA Financial") and One Valley Bancorp, Inc. ("One Valley").

         WHEREAS, One Valley and FFVA Financial have entered into an Agreement and Plan of Merger, dated as of the 16th day of December, 1997 (the "Merger Agreement"), providing for, among other things, the merger of FFVA Financial with and into One Valley, with One Valley as the surviving corporation; and

         WHEREAS, as a condition and inducement to One Valley's execution of the Merger Agreement, One Valley has required that FFVA Financial agree, and FFVA Financial has agreed, to grant One Valley the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, FFVA Financial and One Valley agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, FFVA Financial hereby grants to One Valley an irrevocable option (the "Option") to purchase up to 490,000 shares (as adjusted as set forth herein) (the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $.10 per share ("FFVA Financial Common Stock"), of FFVA Financial at a purchase price per Option Share (the "Purchase Price") equal to the average closing bid and ask prices on the next business day following the public announcement of the Merger.

         3.  Exercise of Option.

         (a) One Valley may exercise the Option, in whole or in part, at any time and from time to time following (but only following) the occurrence of a Fee Event (as defined in the Merger Agreement); provided, however, that the Option shall terminate and be of no further force and effect upon the occurrence of a Fee Termination Event (as defined in the Merger Agreement); and provided, further, that One Valley shall have sent the written notice of such exercise as provided for below within six months following such Fee Event (or such later period as provided in Section 12(k)). The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein. This Option may not be exercised at any time when One Valley shall be in material and willful breach of any of its covenants or agreements contained in the Merger Agreement such that FFVA Financial shall be entitled to terminate the Merger Agreement pursuant to Section 9.1(b) thereof.

         (b) In the event One Valley wishes to exercise the option, it shall send to FFVA Financial a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, FFVA Financial shall cooperate with One Valley in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).


         4. Payment and Delivery of Certificates.

         (a) On each Closing Date, One Valley shall (i) pay to FFVA Financial, in immediately available funds by wire transfer to a bank account designated by FFVA Financial, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to FFVA Financial at the address of FFVA Financial specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) FFVA Financial shall deliver to One Valley (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of FFVA Financial Common Stock purchasable hereunder, and (ii) One Valley shall deliver to FFVA Financial a letter agreeing that One Valley shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF DECEMBER 16, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY FFVA FINANCIAL OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if One Valley shall have delivered to FFVA Financial a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to FFVA Financial and its counsel, to the effect that such legend is not required under the Securities Act.

         5. Representations and Warranties of FFVA FINANCIAL. FFVA Financial hereby represents and warrants to One Valley as follows:

         (a) Due Authorization. FFVA Financial has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FFVA Financial. This Agreement has been duly executed and delivered by FFVA Financial.

         (b) Authorized Stock. FFVA Financial has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver FFVA Financial Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of FFVA Financial Common Stock necessary for One Valley to exercise the Option, and FFVA Financial will take all necessary corporate action to authorize and reserve for issuance all additional shares of FFVA Financial Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of FFVA Financial Common Stock to be issued upon due exercise of the Option, including all additional shares of FFVA Financial Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of FFVA Financial.

         6. Representations and Warranties of One Valley. One Valley hereby represents and warrants to FFVA Financial that:

         (a) Due Authorization. One Valley has all requisite corporate power and authority to enter into this Agreement and, subject to any required approvals or consents, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of One Valley. This Agreement has been duly executed and delivered by One Valley.

         (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by One Valley upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         7. Adjustment upon Changes in Capitalization, etc.

         (a) In the event of any change in FFVA Financial Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that One Valley shall receive, upon exercise of the Option, the number and class of shares or other securities or property that One Valley would have received in respect of FFVA Financial Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of FFVA Financial Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of FFVA Financial Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of FFVA Financial Common Stock previously issued pursuant hereto, equals 9.9 % of the number of shares of FFVA Financial Common Stock then issued and outstanding, after giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that FFVA Financial or its Subsidiary shall enter into an agreement: (i) to consolidate with or merge into any person, other than One Valley or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than One Valley or one of its subsidiaries, to merge into FFVA Financial and FFVA Financial shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of FFVA Financial Common Stock shall be changed into or exchanged for stock or other securities of FFVA Financial or any other person or cash or any other property or the outstanding shares of FFVA Financial Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or the assets of its subsidiary to any person, other than One Valley or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of One Valley, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), FFVA Financial (such person being referred to as the "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to One Valley. The Substitute Option Issuer shall also enter into an agreement with the then holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the Assigned Value (as is hereinafter defined) multiplied by the number of shares of FFVA Financial Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of FFVA Financial Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

         (I) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with FFVA Financial (if other than FFVA Financial), (ii) FFVA Financial in a merger in which FFVA Financial is the continuing or surviving person, and (iii) the transferee of all or any substantial part of FFVA Financial 's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

         (II) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

         (III) "Assigned Value" shall mean the highest of (i) the price per share of FFVA Financial Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than One Valley), (ii) the price per share of FFVA Financial Common Stock to be paid by any person (other than One Valley) pursuant to an agreement with FFVA Financial, and (iii) the highest closing sales price per share of FFVA Financial Common Stock quoted on the NASDAQ/NMS (or if FFVA Financial Common Stock is not quoted on the NASDAQ/NMS, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by One Valley) within the six-month period immediately preceding the agreement; provided, however, that in the event of a sale of less than all of FFVA Financial 's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FFVA Financial as determined by a nationally recognized investment banking firm selected by One Valley (or by a majority in interest of the grantees if there shall be more than one grantee (a "Grantee Majority")), divided by the number of shares of FFVA Financial Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for FFVA Financial Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for FFVA Financial Common Stock shall be determined by a nationally recognized investment banking firm selected by One Valley. (If there shall then be more than one grantee, any such selection shall be made by a Grantee Majority.)

         (IV) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the agreement referred to in subsection (b) of Section 7, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such agreement; provided that if FFVA Financial is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by FFVA Financial, the person merging into FFVA Financial or by any company which controls or is controlled by such person, as One Valley may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the aggregate of the shares of the Substitute Common Stock outstanding after exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the aggregate of the shares of the Substitute Common Stock but for this subsection (f), the Substitute Option Issuer shall make a cash payment to One Valley equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this subsection (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this subsection (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by One Valley (or a Grantee Majority).

         (g) FFVA Financial shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of FFVA Financial hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by the Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of the Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer). In addition, FFVA Financial shall not enter into any agreement of the type described in Section 7(b) unless the other party thereto commits to provide the funding required for FFVA Financial to pay the Section 8 Repurchase Consideration.

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "FFVA Financial," "Option," "Purchase Price" and "FFVA Financial Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8. Repurchase at the Option of One Valley.

         (a) Subject to the second last sentence of Section 3(a) hereof, at the request of One Valley at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) below) and ending 12 months immediately thereafter, FFVA Financial shall repurchase from One Valley (I) the Option and (II) all shares of FFVA Financial Common Stock purchased by One Valley pursuant hereto with respect to which One Valley then has beneficial ownership. The date on which One Valley exercised its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

         (i) the aggregate Purchase Price paid by One Valley for any shares of FFVA Financial Common Stock acquired pursuant to the option with respect to which One Valley then has beneficial ownership;

         (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of FFVA Financial Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of FFVA Financial Common Stock with respect to which the Option has not been exercised; and

         (iii) the excess, if any, of (x) the Applicable Price over (y) the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by One Valley for each share of FFVA Financial Common Stock with respect to which the Option has been exercised and with respect to which One Valley then has beneficial ownership, multiplied by the number of such shares.

         (b) If One Valley exercises its rights under this Section 8, FFVA Financial shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to One Valley in immediately available funds, and contemporaneously with such payment One Valley shall surrender to FFVA Financial the Option and the certificates evidencing the shares of FFVA Financial Common Stock purchased thereunder with respect to which One Valley then has beneficial ownership, and One Valley shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Office of Thrift Supervision or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, One Valley shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that FFVA Financial deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Office of Thrift Supervision or any other regulatory authority disapproves of any part of FFVA Financial 's proposed repurchase pursuant to this Section 8, FFVA Financial shall promptly give notice of such fact to One Valley. If the Office of Thrift Supervision or other agency prohibits the repurchase in part but not in whole, then One Valley shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Office of Thrift Supervision or other agency, require the repurchase of the Option and/or Option Shares, and One Valley shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii). One Valley shall notify FFVA Financial of its determination under the preceding sentence within five (5) business days of receipt of notice of partial disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of One Valley's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of FFVA Financial Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of FFVA Financial Common Stock received by holders of FFVA Financial Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or
(iii) the highest closing sales price per share of FFVA Financial Common Stock quoted on the NASDAQ/NMS (or if FFVA Financial Common Stock is not quoted on the NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by One Valley) during the 30 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of FFVA Financial's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FFVA Financial as determined by a nationally recognized investment banking firm selected by One Valley, divided by the number of shares of FFVA Financial Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by One Valley and reasonably acceptable to FFVA Financial, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than One Valley or any subsidiary of One Valley) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of FFVA Financial Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

         9. Registration Rights. One Valley shall have the registration rights set forth in Annex A hereto.

         10. Quotation; Listing. If FFVA Financial Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ/NMS or any securities exchange, FFVA Financial, upon the request of One Valley, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of FFVA Financial Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of One Valley, upon presentation and surrender of this Agreement at the principal office of FFVA Financial for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of FFVA Financial Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by FFVA Financial of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, FFVA Financial will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of FFVA Financial, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.  Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement: No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between One Valley and FFVA Financial (i) constitutes the entire agreement and supersedes all prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than any parties indemnified under Section 9 and transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit One Valley to acquire, or does not require FFVA Financial to repurchase, the full number of shares of FFVA Financial Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of FFVA Financial to allow One Valley to acquire or to require FFVA Financial to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of West Virginia without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         To FFVA Financial:
                  FFVA Financial Corporation
                  925 Main Street
                  Lynchburg, Virginia  24504
                  Attention:  James L. Davidson, Jr., President and CEO

         With a copy to:
                  Charles E. Sloane, Esquire
                  Malizia, Spidi, Sloane & Fisch, P.C.
                  One Franklin Square
                  1301 K. Street, N.W., Suite 700 East
                  Washington, DC  20005



         To One Valley:
                  One Valley Bancorp, Inc.
                  One Valley Square
                  P. O. Box 1793
                  Charleston, West Virginia  25326
                  Attention:  J. Holmes Morrison

         With a copy to:
                  Merrell S. McIlwain, Esquire
                  One Valley Bancorp, Inc.
                  One Valley Square
                  P. O. Box 1793
                  Charleston, West Virginia  25326

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that One Valley may assign this Agreement to a wholly owned subsidiary of One Valley and One Valley may assign its rights hereunder in whole or in part after the occurrence of a Fee Event; provided, however, that until the Federal Reserve Board has approved an application by One Valley to acquire the shares of FFVA Financial Common Stock subject to the Option, One Valley may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of FFVA Financial, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on One Valley's behalf or (iv) any other manner approved by the Federal Reserve Board. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any such assignment shall be in compliance with all applicable laws.

         (i) Further Assurances. In the event of any exercise of the Option by One Valley, FFVA Financial and One Valley shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         (k) Extension of Periods. Any period for the exercise of any right hereunder shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the relevant person is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934 by reason of such exercise.

         13. Other Provisions. (a)(i) Notwithstanding any other provision of this Agreement, in no event shall One Valley's Total Profit (as hereinafter defined) exceed $6 million and, if it otherwise would exceed such amount, One Valley, as its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to FFVA Financial for cancellation Option Shares previously purchased by One Valley, (c) pay cash to FFVA Financial, or (d) do any combination thereof, so that One Valley's actually realized Total Profit shall not exceed $6 million after taking into account the foregoing actions.

         (ii) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of date of exercise, result in a Notional Total Profit (as defined below) of more than $6 million, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

         (iii) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by One Valley pursuant to FFVA Financial's repurchase of the Option (or any portion thereof) pursuant to Section 8, (ii) (x) the amount received by One Valley pursuant to FFVA Financial's repurchase of Option Shares pursuant to Section 8, less (y) One Valley's purchase price for such Option Shares, (iii) (x) the net cash amounts received by One Valley pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) One Valley's purchase price of such Option Shares,
(iv) any amounts received by One Valley on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

         (iv) As used herein, the term "National Total Profit" with respect to any number of shares as to which One Valley may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by One Valley and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         (b) (i) One Valley may, at any time following a Repurchase Event and prior to the occurrence of a Fee Termination Event (or such later period as provided herein), relinquish the Option (together with any Option Shares issued to and then owned by One Valley) to FFVA Financial in exchange for a cash fee equal to the Surrender Price;

provided, however, that One Valley may not exercise it rights pursuant to this
Section 13(b) if FFVA Financial has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 8. The "Surrender Price" shall be equal to $3.5 million (i) plus, if applicable, One Valley's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of
(B) the net cash amounts, if any, received by One Valley pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchange) to any unaffiliated party, over (B) One Valley's purchase price of such Option Shares.

         (ii) One Valley may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 13(b) by surrendering to FFVA Financial, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that One Valley elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 13(b) and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by FFVA Financial.

         (iii) To the extent that FFVA Financial is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to One Valley in full, FFVA Financial shall immediately so notify One Valley and thereafter deliver or cause to be delivered from time to time, to One Valley, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which FFVA Financial is no longer so prohibited; provided, however, that if FFVA Financial at any time after delivery of a notice of surrender pursuant to paragraph (ii) of this Section 13(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to One Valley the Surrender Price in full, (i) FFVA Financial shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide One Valley with copies of the same, and
(c) keep One Valley advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) One Valley may revoke such notice of surrender by delivery of a notice of revocation to FFVA Financial and, upon delivery of such notice revocation, the Fee Termination Date shall be extended to a date six months from the date on which the Fee Termination Date would have occurred if not for the provisions of this
Section 13(b)(iii) (during which period One Valley may exercise any of its rights hereunder, including any and all rights pursuant to this Section 13(b)).

         IN WITNESS WHEREOF, FFVA Financial and One Valley have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                    ONE VALLEY BANCORP, INC.


                                        /s/ J. Holmes Morrison
                                    By -----------------------
                                        Its President and CEO


                                    FFVA Financial Corporation


                                        /s/ James L. Davidson, Jr.
                                    By  --------------------------
                                           Its President and CEO

                                                                         Annex A

                               REGISTRATION RIGHTS

         (1) Demand Registration Rights. FFVA Financial shall, subject to the conditions of Section (3) below, if requested by One Valley (or, if applicable, a Grantee Majority), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of FFVA Financial Common Stock or other securities that have been acquired by or are issuable to One Valley upon exercise of the Option in accordance with the intended method of sale or other disposition stated by One Valley in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and FFVA Financial shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (2) Additional Registration Rights. If FFVA Financial at any time after the exercise of the Option proposes to register any shares of FFVA Financial Common Stock under the Securities Act in connection with an underwritten public offering of such FFVA Financial Common Stock, FFVA Financial promptly will give written notice to One Valley (and any permitted transferee) of its intention to do so and, upon the written request of One Valley (or any such permitted transferee of One Valley) given within 30 days after receipt of any such notice (which request shall specify the number of shares of FFVA Financial Common Stock intended to be included in such underwritten public offering by One Valley (or such permitted transferee)), FFVA Financial will cause all such specified shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that FFVA Financial may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to (i) may only be made one time. If some but not all the shares of FFVA Financial Common Stock, with respect to which FFVA Financial shall have received requests for registration pursuant to this section (2), shall be excluded from such registration, FFVA Financial shall make appropriate allocation of shares to be registered among One Valley and any such permitted transferee desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have FFVA Financial Common Stock registered for sale.

         (3) Conditions to Required Registration. FFVA Financial shall use all reasonable efforts to cause each registration statement referred to in Section
(1) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that FFVA Financial may delay any registration of Option Shares required pursuant to Section (1) above for a period not exceeding 90 days provided FFVA Financial shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by FFVA Financial. FFVA Financial shall not be required to register Option Shares under the Securities Act pursuant to Section (1) above:

                  (i)      on more than two occasions;

                  (ii)     more than once during any calendar year;

                  (iii) within 90 days after the effective date of a registration referred to in Section 2 above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) unless a request therefor is made to FFVA Financial by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

         In addition to the foregoing, FFVA Financial shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. FFVA Financial shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that FFVA Financial shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (4) Expenses. Except where applicable state law prohibits such payments, FFVA Financial will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if FFVA Financial so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section (1) or
(2) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section (1) or (2) above.

         (5) Indemnification. In connection with any registration under Section
(1) or (2) above, FFVA Financial hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by FFVA Financial in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to FFVA Financial by such indemnified party expressly for use therein, and FFVA Financial and each officer, director and controlling person of FFVA Financial shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by FFVA Financial in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to FFVA Financial by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section (5) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section (5), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section (5). In the event that notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section (5) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by FFVA Financial, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of FFVA Financial, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall One Valley or any of its subsidiaries or affiliates be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to Section (1) or (2) above, FFVA Financial and each holder of any Option Shares (other than One Valley) shall enter into an agreement containing the indemnification provisions of this Section (5).

         (6) Miscellaneous Reporting. FFVA Financial shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. FFVA Financial shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (7) Issue Taxes. FFVA Financial will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save One Valley harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                                   APPENDIX VI


                          WEST VIRGINIA CORPORATION ACT

                                Section 31-1-122.

                        RIGHT OF SHAREHOLDERS TO DISSENT.

Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

        (a) Any plan of merger or consolidation to which the corporation is a party; or

        (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

        A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.


                                Section 31-1-123.

                  RIGHTS OF DISSENTING SHAREHOLDERS; PROCEDURE
               FOR PURCHASING OF DISSENTING SHAREHOLDERS' SHARES;
                  CIVIL ACTION FOR DETERMINING VALUE OF SHARES;
                  PROCEDURE FOR TRANSFERRING OF SUCH SHARES TO
                        CORPORATION AND PAYMENT THEREFOR.

        (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [Sec. 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporation action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporation action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

        (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

        (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

        (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

        (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporation action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

        The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

        The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

        (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

        (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                  APPENDIX VII


                                   ARTICLE VI

        The amount of total authorized capital stock of the corporation shall be Seventy-One Million shares, consisting of Seventy Million shares of Common Stock with a par value of Ten Dollars ($10.00) per share and One Million shares of Preferred Stock with a par value of Ten Dollars ($10.00) per share.

        The Board of Directors shall have the power and authority at any time and from time to time to issue, sell or otherwise dispose of any unissued but authorized shares of any class or classes of stock presently provided for in the Certificate of Incorporation, or that may hereafter be provided for by a subsequent amendment to the Certificate of Incorporation, to such persons or parties, including the holders of Common Stock of Preferred Stock or of any such other class of stock, for such considerations (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem to be in the best interests of the Corporation. Except as expressly provided to the contrary hereinafter, such issuance, sale or other disposition may be made without offering such shares, or any part or class thereof, to the holders of Common Stock or Preferred Stock or any such other class of stock, and no such holder shall have any preemptive right to subscribe for any such shares.

        Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

        The voting powers, designations, preferences, limitations, restrictions and relative rights of the Preferred Stock are as follows:

        (1) Issuance in Series. Preferred stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that are fixed in the Certificate of Incorporation or may be pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of Preferred Stock, whether of the same or a different series, shall be identical in all respects with the other shares of Preferred Stock, except as to the following relative rights and preferences, as to which there may be variations between different series:

             (a)      the rate of dividends;

             (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

             (c) the amount payable upon shares in event of voluntary and involuntary liquidation;

             (d) sinking fund provisions, if any, for the redemption or purchase of shares;

             (e) the terms and conditions, if any, on which shares may be converted; and

             (f)      voting rights, if any.

                                      VII-1

        The Board of Directors of the Corporation shall have all the power and authority with respect to the shares of Preferred Stock that the shareholders may delegate to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article I, Sections 78 and 79 of the Code of West Virginia, as amended, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

        (2) Dividends. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more. Dividends on shares of the Preferred Stock shall accrue from the date of the initial issue of shares of such series, or from such other date as may be fixed by the Board of Directors, shall be cumulative, and shall be payable quarterly on the last day of March, June, September and December in each year to shareholders of record on the fifteenth day of the calendar month in which such dividends are payable, with the first dividend on the Preferred Stock being payable on the respective dividend date which follows the first full calendar quarter after the initial issue of shares. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding. Accrued and unpaid dividends on the Preferred Stock shall not bear interest.

        (3) Dividend Restriction on Junior Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any cash dividends whatsoever on the Common Stock or any other class of stock ranking junior to the Preferred Stock unless (a) all dividends on the Preferred Stock of all series for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and (b) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Preferred Stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

        (4) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, the holders of the Preferred Stock shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distributions of assets upon liquidation according to their respective rights and preferences and in each case according to their respective shares. In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon such share thereof. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, but the sale, lease or

                                      VII-2
conveyance of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

        (5) Status of Shares Redeemed or Retired. Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of such statement as may be required by law, assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

        (6) Amendments. Subject to such requirements as may be prescribed by law or as may be expressly set forth in the foregoing provisions of this Article VI or in any amendment to these Articles establishing and designating a series of shares of Preferred Stock, any of the foregoing terms and provisions of this
Article VI may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for that purpose, or the written consent with or without a meeting, of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock; provided that neither the rate of dividend nor the amount payable upon the redemption or in the event of voluntary or involuntary liquidation on any share of Preferred Stock may be reduced without the consent of all of the holders thereof.


                                      VII-3

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 15.  Indemnification of Directors and Officers

        Article V of the Restated Articles of Incorporation of One Valley contains the following indemnification provision:

                  ARTICLE V. Provisions for the Regulation of the Internal Affairs of the Corporation

                           A. Indemnification. Each person who was or is a party
                  or is threatened to be made a party to or is involved (including, without limitation, as a witness or deponent) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation's board of directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Code permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA or other similar or dissimilar excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided, further, that the corporation shall not indemnify any person for civil money penalties or other matters, to the extent such indemnification is specifically not permissible pursuant to federal or state statute or regulation, or order or rule of a regulatory agency of the federal or state government with authority to enter, make or promulgate such order or rule. Such right shall include the right to be paid by the corporation expenses, including, without limitation, attorneys' fees and disbursements, incurred in defending or participating in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance

                                    PART II-1
                  of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or that such person did have reasonable cause to believe that his conduct was unlawful.

                           B. Right of Claimant to Bring Suit. If a claim under
                  this Article is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or participating in any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

                           Neither the failure of the corporation (including its
                  Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or reimbursement of the claimant is permitted in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           C. Contractual Rights: Applicability. The right to be
                  indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

                                    PART II-2

                           D. Requested Service. Any director or officer of the
                  corporation serving, in any capacity, (i) another corporation of which five percent (5%) or more of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the corporation.

                           E. Non-Exclusivity of Rights. The rights conferred on
                   any person hereunder shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                           F. Insurance. The corporation may purchase and
                   maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.

Item 16.  Exhibits

2.1 Agreement and Plan of Merger dated as of December 16, 1997, by and between One Valley Bancorp, Inc. and FFVA Financial Corporation (attached as Appendix I to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

2.2 Stock Option Agreement dated as of December 16, 1997, by and between One Valley Bancorp, Inc. and FFVA Financial Corporation (attached as Appendix V to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement).

3.1 Restated Articles of Incorporation of One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Form 10-Q for the Quarter Ended June 30, 1996, and incorporated herein by reference.

3.7 Amendments to the Bylaws of One Valley Bancorp, Inc. dated June 20, 1990, and a complete copy of One Valley Bancorp, Inc.'s Bylaws as amended, filed as part of One Valley Bancorp, Inc.'s 1990 Annual Report on Form 10-K and incorporated herein by reference.

4.1 Shareholder Protection Rights Agreement, filed as part of One Valley Bancorp, Inc.'s current report on Form 8-K, dated October 19, 1995, and incorporated herein by reference.

5.1 Opinion of Jackson & Kelly as to the legality of the securities being registered and the Merger.

8.1 Opinion of Sullivan & Cromwell concerning certain federal tax consequences.

                                    PART II-3

10.1 Indemnity Agreement between Resolution Trust Corporation and One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-2, Registration No. 33-43384, October 22, 1991, and incorporated herein by reference.


          Executive Compensation Claims and Arrangements.

10.2 Agreement dated as of May 7, 1985, between One Valley Bancorp, Inc. and Thomas E. Goodwin, filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 2-99417, August 5, 1985, and incorporated herein by reference.

10.3 Form of Change of Control Agreement between One Valley Bancorp, Inc. and 7 of its Executive Officers, dated as of January 1, 1987, filed as part of One Valley Bancorp, Inc.'s 1986 Annual Report on Form 10-K and incorporated herein by reference.

10.4 One Valley Bancorp, Inc.'s, 1983 Incentive Stock Option Plan, as amended, filed as Exhibit No. 4 to One Valley Bancorp, Inc.'s Registration Statement on Form S-8, Registration No. 33-3570, July 2, 1990, and incorporated herein by reference.

10.5 One Valley Bancorp, Inc.'s, Management Incentive Compensation Plan, as amended February, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by reference.

10.6 One Valley Bancorp, Inc.'s, Supplemental Benefit Plan, as amended April, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by this reference.

10.7 One Valley Bancorp, Inc.'s, 1993 Incentive Stock Option Plan filed as part on One Valley Bancorp, Inc.'s Proxy Statement, Registration No. 0-10042 and incorporated herein by reference.

21.       Subsidiaries of Registrant.

23.1      Consent of Cherry Bekaert & Holland, L.L.P.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

23.4      Consent of Sandler O'Neill & Partners, L.P.

23.5 Consent of Jackson & Kelly (filed as part of the opinion of Jackson & Kelly in Exhibit 5.1).

23.6 Consent of Sullivan & Cromwell (filed as part of the opinion of Sullivan & Cromwell in Exhibit 8.1).

24.       Power of Attorney.

                                    PART II-4

99.1      Form of One Valley Bancorp, Inc.'s Proxy.

99.2      Form of FFVA Financial Corporation's Proxy.

99.3 Opinion of Sandler O'Neill & Partners, L.P. (attached as Appendix IV to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

99.4 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Appendix III to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).


Item 22.  Undertakings

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)     To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                                    PART II-5

          (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and FFVA Financial Corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                    PART II-6

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, One Valley has duly caused this registration statement to be signed on behalf of the undersigned, thereunto in the City of Charleston, State of West Virginia, on the 21th day of January, 1998.

                   ONE  VALLEY  BANCORP,  INC.


                   By:      /s/ J. Holmes Morrison
                            J. HOLMES MORRISON,
                            President and Chief Executive Officer


                            By:      /s/ Laurance G. Jones
                            LAURANCE G. JONES,
                            Senior Vice President and Treasurer
                            (Principal Financial Officer)


                            By:      /s/ James A. Winter
                            JAMES A. WINTER,
                            Vice President and Chief Accounting Officer
                            (Principal Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                          Title                          Date

      *                             Director                   January 21, 1998
PHYLLIS H. ARNOLD

      *                             Director                   January 21, 1998
CHARLES M. AVAMPATO

      *                             Director                   January 21, 1998
ROBERT F. BARONNER

      *                             Director                   January 21, 1998
C. MICHAEL BLAIR


                                    PART II-7


  Signature                          Title                          Date

                                    Director                   January 21, 1998
DENNIS M. BONE

      *                             Director                   January 21, 1998
JAMES K. BROWN

      *                             Director                   January 21, 1998
NELLE RATRIE CHILTON

                                    Director                   January 21, 1998
H. RODGIN COHEN

      *                             Director                   January 21, 1998
RAY MARSHALL EVANS, JR.

                                    Director                   January 21, 1998
JAMES GABRIEL

                                    Director                   January 21, 1998
PHILLIP H. GOODWIN

                                    Director                   January 21, 1998
THOMAS E. GOODWIN

                                    Director                   January 21, 1998
BOB M. JOHNSON

                                    Director                   January 21, 1998
ROBERT E. KAMM, JR.

                                    Director                   January 21, 1998
JOHN D. LYNCH

      *                             Director                   January 21, 1998
EDWARD H. MAIER

/s/ J. Holmes Morrison     President, Chief Executive          January 21, 1998
J. HOLMES MORRISON            Officer and Director


                                    PART II-8



  Signature                          Title                          Date

                                    Director                   January 21, 1998
CHARLES R. NEIGHBORGALL, III

      *                             Director                   January 21, 1998
ROBERT O. ORDERS, SR.

      *                             Director                   January 21, 1998
JOHN L. D. PAYNE

      *                             Director                   January 21, 1998
ANGUS E. PEYTON

                                    Director                   January 21, 1998
LACY I. RICE, JR.

      *                             Director                   January 21, 1998
BRENT D. ROBINSON

                                    Director                   January 21, 1998
JAMES W. THOMPSON

                                    Director                   January 21, 1998
J. LEE VAN METRE, JR.

                                    Director                   January 21, 1998
RICHARD B. WALKER

                                    Director                   January 21, 1998
H. BERNARD WEHRLE, III

      *                             Director                   January 21, 1998
JOHN H. WICK, III

      *                             Director                   January 21, 1998
THOMAS D. WILKERSON


* /s/ Merrell S. McIlwain II
  Attorney-in-Fact


                                    PART II-9

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of December 16, 1997, by and between One Valley Bancorp, Inc. and FFVA Financial Corporation (attached as Appendix I to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

2.2 Stock Option Agreement dated as of December 16, 1997, by and between One Valley Bancorp, Inc. and FFVA Financial Corporation (attached as Appendix V to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

3.1 Restated Articles of Incorporation of One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Form 10-Q for the Quarter Ended June 30, 1996, and incorporated herein by reference.

3.7 Amendments to the Bylaws of One Valley Bancorp, Inc. dated June 20, 1990, and a complete copy of One Valley Bancorp, Inc.'s Bylaws as amended, filed as part of One Valley Bancorp, Inc.'s 1990 Annual Report on Form 10-K and incorporated herein by reference.

4.1 Shareholder Protection Rights Agreement, filed as part of One Valley Bancorp, Inc.'s current report on Form 8-K, dated October 19, 1995, and incorporated herein by reference.

5.1 Opinion of Jackson & Kelly as to the legality of the securities being registered and the Merger.

8.1 Opinion of Sullivan & Cromwell concerning certain federal tax consequences.

10.1 Indemnity Agreement between Resolution Trust Corporation and One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-2, Registration No. 33-43384, October 22, 1991, and incorporated herein by reference.

          Executive Compensation Claims and Arrangements.

10.2 Agreement dated as of May 7, 1985, between One Valley Bancorp, Inc. and Thomas E. Goodwin, filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 2-99417, August 5, 1985, and incorporated herein by reference.

10.3 Form of Change of Control Agreement between One Valley Bancorp, Inc. and 7 of its Executive Officers, dated as of January 1, 1987, filed as part of One Valley Bancorp, Inc.'s 1986 Annual Report on Form 10-K and incorporated herein by reference.

10.4 One Valley Bancorp, Inc.'s, 1983 Incentive Stock Option Plan, as amended, filed as Exhibit No. 4 to One Valley Bancorp, Inc.'s Registration Statement on Form S-8, Registration No. 33-3570, July 2, 1990, and incorporated herein by reference.

10.5 One Valley Bancorp, Inc.'s, Management Incentive Compensation Plan, as amended February, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by reference.

10.6 One Valley Bancorp, Inc.'s, Supplemental Benefit Plan, as amended April, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by this reference.

10.7 One Valley Bancorp, Inc.'s, 1993 Incentive Stock Option Plan filed as part on One Valley Bancorp, Inc.'s Proxy Statement, Registration No. 0-10042 and incorporated herein by reference.

21.       Subsidiaries of Registrant.

23.1      Consent of Cherry Bekaert & Holland, L.L.P.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

23.4      Consent of Sandler O'Neill & Partners, L.P.

23.5 Consent of Jackson & Kelly (filed as part of the opinion of Jackson & Kelly in Exhibit 5.1).

23.6 Consent of Sullivan & Cromwell (filed as part of the opinion of Sullivan & Cromwell in Exhibit 8.1).

24.       Power of Attorney.

99.1      Form of One Valley Bancorp, Inc.'s Proxy.

99.2      Form of FFVA Financial Corporation's Proxy.

99.3 Opinion of Sandler O'Neill & Partners, L.P. (attached as Appendix IV to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

99.4 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Appendix III to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).